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                                Credit Agreement

                                   Dated as of

                                 OCTOBER 8, 1996

                                      Among

                               NASH-FINCH COMPANY,

                           THE BANKS SIGNATORY HERETO,

                         HARRIS TRUST AND SAVINGS BANK,
                             as Administrative Agent

                                       and

              BANK OF MONTREAL and PNC BANK, NATIONAL ASSOCIATION,
                              as Syndication Agents

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                                TABLE OF CONTENTS




SECTION                            HEADING                                  PAGE

SECTION 1.     THE COMMITTED FACILITIES. . . . . . . . . . . . . . . . . . .  1

     Section 1.1.   The Loan Commitments . . . . . . . . . . . . . . . . . .  1
     Section 1.2.   Letters of Credit. . . . . . . . . . . . . . . . . . . .  1
     Section 1.3.   Applicable Interest Rates. . . . . . . . . . . . . . . .  4
                    (a)  Base Rate Loans . . . . . . . . . . . . . . . . . .  4
                    (b)  Eurodollar Loans. . . . . . . . . . . . . . . . . .  5
                    (c)  Applicable Margin . . . . . . . . . . . . . . . . .  6
                    (d)  Rate Determinations . . . . . . . . . . . . . . . .  7
     Section 1.4.   Minimum Borrowing Amount . . . . . . . . . . . . . . . .  7
     Section 1.5.   Manner of Borrowing Committed Loans. . . . . . . . . . .  7
                    (a)  Notice to the Administrative Agent. . . . . . . . .  7
                    (b)  Notice to the Banks . . . . . . . . . . . . . . . .  8
                    (c)  Borrower's Failure to Notify. . . . . . . . . . . .  8
                    (d)  Disbursement of Committed Loans . . . . . . . . . .  8
     Section 1.6.   The Swing Line . . . . . . . . . . . . . . . . . . . . .  8
                    (a)  Swing Loans . . . . . . . . . . . . . . . . . . . .  8
                    (b)  Minimum Borrowing Amount. . . . . . . . . . . . . .  9
                    (c)  Interest on Swing Loans . . . . . . . . . . . . . .  9
                    (d)  Requests for Swing Loans. . . . . . . . . . . . . .  9
                    (e)  Refunding Loans . . . . . . . . . . . . . . . . . .  9
                    (f)  Participations. . . . . . . . . . . . . . . . . . . 10

SECTION 2.     THE  COMPETITIVE BID FACILITY . . . . . . . . . . . . . . . . 10

     Section 2.1.   The Bid Loans. . . . . . . . . . . . . . . . . . . . . . 10
     Section 2.2.   Requests for Bid Loans . . . . . . . . . . . . . . . . . 11
                    (a)  Requests and Confirmations. . . . . . . . . . . . . 11
                    (b)  Invitation to Bid . . . . . . . . . . . . . . . . . 11
                    (c)  Bids. . . . . . . . . . . . . . . . . . . . . . . . 11
     Section 2.3.   Notice of Bids; Advice of Rate . . . . . . . . . . . . . 12
     Section 2.4.   Acceptance or Rejection of Bids. . . . . . . . . . . . . 12
     Section 2.5.   Notice of Acceptance or Rejection of Bids. . . . . . . . 13
                    (a)  Notice to Banks Making Bids . . . . . . . . . . . . 13
                    (b)  Disbursement of Bid Loans . . . . . . . . . . . . . 13
                    (c)  Notice to the Banks . . . . . . . . . . . . . . . . 14
     Section 2.6.   Interest on Bid Loans. . . . . . . . . . . . . . . . . . 14
     Section 2.7.   Telephonic Notice. . . . . . . . . . . . . . . . . . . . 14

SECTION 3.     GENERAL PROVISIONS APPLICABLE TO ALL LOANS. . . . . . . . . . 14

     Section 3.1.   Interest Periods . . . . . . . . . . . . . . . . . . . . 14
     Section 3.2.   Maturity of Loans. . . . . . . . . . . . . . . . . . . . 15

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     Section 3.3.   Voluntary Prepayments. . . . . . . . . . . . . . . . . . 15
                    (a)  Committed Loans . . . . . . . . . . . . . . . . . . 15
                    (b)  Fixed Rate Loans. . . . . . . . . . . . . . . . . . 16
                    (c)  Reborrowings. . . . . . . . . . . . . . . . . . . . 16
     Section 3.4.   Default Rate . . . . . . . . . . . . . . . . . . . . . . 16
     Section 3.5.   The Notes. . . . . . . . . . . . . . . . . . . . . . . . 16
     Section 3.6.   Commitment Reductions and Terminations . . . . . . . . . 17
                    (a)  Voluntary . . . . . . . . . . . . . . . . . . . . . 17
                    (b)  Upon Incurrence of Indebtedness or Securitization . 17
                    (c)  Unused Credit . . . . . . . . . . . . . . . . . . . 17
                    (d)  Scheduled Mandatory Reduction . . . . . . . . . . . 18
                    (e)  Termination Date. . . . . . . . . . . . . . . . . . 18
                    (f)  Effect of Termination or Reduction. . . . . . . . . 18
     Section 3.7.   Mandatory Prepayments. . . . . . . . . . . . . . . . . . 18
                    (a)  Out of Proceeds of Indebtedness or Securitization . 18
                    (b)  Upon Change of Control. . . . . . . . . . . . . . . 18
                    (c)  Upon Termination of or Reduction in Commitments . . 19
     Section 3.8.   Funding Indemnity. . . . . . . . . . . . . . . . . . . . 19
     Section 3.9.   Use of Proceeds. . . . . . . . . . . . . . . . . . . . . 19

SECTION 4.     FEES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20

     Section 4.1.   Facility Fee . . . . . . . . . . . . . . . . . . . . . . 20
     Section 4.2.   Letter of Credit Fees. . . . . . . . . . . . . . . . . . 20
     Section 4.3.   Bid Loan Fee . . . . . . . . . . . . . . . . . . . . . . 21
     Section 4.4.   Agents' Fees . . . . . . . . . . . . . . . . . . . . . . 21
     Section 4.5.   Fee Calculations . . . . . . . . . . . . . . . . . . . . 21

SECTION 5.     PLACE AND APPLICATION OF PAYMENTS . . . . . . . . . . . . . . 21

     Section 5.1.   Place and Application of Payments. . . . . . . . . . . . 21

SECTION 6.     DEFINITIONS; INTERPRETATION . . . . . . . . . . . . . . . . . 22

     Section 6.1.   Definitions. . . . . . . . . . . . . . . . . . . . . . . 22
     Section 6.2.   Interpretation . . . . . . . . . . . . . . . . . . . . . 34

SECTION 7.     REPRESENTATIONS AND WARRANTIES. . . . . . . . . . . . . . . . 34

     Section 7.1.   Corporate Organization and Authority . . . . . . . . . . 35
     Section 7.2.   Subsidiaries . . . . . . . . . . . . . . . . . . . . . . 35
     Section 7.3.   Corporate Authority and Validity of Obligations. . . . . 35
     Section 7.4.   Financial Statements . . . . . . . . . . . . . . . . . . 36
     Section 7.5.   Material Adverse Change. . . . . . . . . . . . . . . . . 36
     Section 7.6.   No Litigation; No Labor Controversies. . . . . . . . . . 36
     Section 7.7.   Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . 37
     Section 7.8.   Approvals. . . . . . . . . . . . . . . . . . . . . . . . 37
     Section 7.9.   ERISA. . . . . . . . . . . . . . . . . . . . . . . . . . 37

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     Section 7.10.  Government Regulation. . . . . . . . . . . . . . . . . . 38
     Section 7.11.  Margin Stock . . . . . . . . . . . . . . . . . . . . . . 38
     Section 7.12.  Licenses and Authorizations; Compliance with Laws. . . . 38
     Section 7.13.  Ownership of Property; Liens . . . . . . . . . . . . . . 38
     Section 7.14.  No Burdensome Restrictions; Compliance with Agreements . 39
     Section 7.15.  Tender Offer . . . . . . . . . . . . . . . . . . . . . . 39
     Section 7.16.  Merger Agreement . . . . . . . . . . . . . . . . . . . . 39
     Section 7.17.  Disclosure . . . . . . . . . . . . . . . . . . . . . . . 40
                    (a)  Loan. . . . . . . . . . . . . . . . . . . . . . . . 40
                    (b)  Acquisition . . . . . . . . . . . . . . . . . . . . 40
                    (c)  Generally . . . . . . . . . . . . . . . . . . . . . 40

SECTION 8.     CONDITIONS PRECEDENT. . . . . . . . . . . . . . . . . . . . . 40

     Section 8.1.   Initial Borrowing. . . . . . . . . . . . . . . . . . . . 41
     Section 8.2.   All Credit . . . . . . . . . . . . . . . . . . . . . . . 41
     Section 8.3.   Additional Conditions to Loans other than Refunding
                    Borrowings . . . . . . . . . . . . . . . . . . . . . . . 42
     Section 8.4.   Initial Tender Credit. . . . . . . . . . . . . . . . . . 42
     Section 8.5.   Initial Merger Credit. . . . . . . . . . . . . . . . . . 44
     Section 8.6.   Debt Refinancing Credit. . . . . . . . . . . . . . . . . 44

SECTION 9.     COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . 45

     Section 9.1.   Corporate Existence; Subsidiaries. . . . . . . . . . . . 45
     Section 9.2.   Maintenance. . . . . . . . . . . . . . . . . . . . . . . 45
     Section 9.3.   Taxes and Assessments. . . . . . . . . . . . . . . . . . 46
     Section 9.4.   Insurance. . . . . . . . . . . . . . . . . . . . . . . . 46
     Section 9.5.   Financial Reports. . . . . . . . . . . . . . . . . . . . 46
     Section 9.6.   Inspection . . . . . . . . . . . . . . . . . . . . . . . 48
     Section 9.7.   Current Ratio. . . . . . . . . . . . . . . . . . . . . . 48
     Section 9.8.   Tangible Net Worth . . . . . . . . . . . . . . . . . . . 48
     Section 9.9.   Leverage Ratio . . . . . . . . . . . . . . . . . . . . . 48
     Section 9.10.  Interest Coverage Ratio. . . . . . . . . . . . . . . . . 49
     Section 9.11.  Long-Term Debt . . . . . . . . . . . . . . . . . . . . . 49
     Section 9.12.  Limits on Aggregate Indebtedness . . . . . . . . . . . . 49
                    (a)  Interim Limit on Borrower . . . . . . . . . . . . . 49
                    (b)  Permanent Limit on Subsidiaries . . . . . . . . . . 49
     Section 9.13.  Liens. . . . . . . . . . . . . . . . . . . . . . . . . . 49
     Section 9.14.  Investments, Acquisitions, Loans, Advances
                    and Guaranties . . . . . . . . . . . . . . . . . . . . . 50
     Section 9.15.  Mergers, Consolidations and Sales. . . . . . . . . . . . 52
     Section 9.16.  Maintenance of Subsidiaries. . . . . . . . . . . . . . . 53
     Section 9.17.  ERISA. . . . . . . . . . . . . . . . . . . . . . . . . . 54
     Section 9.18.  Compliance with Laws . . . . . . . . . . . . . . . . . . 54
     Section 9.19.  Change in the Nature of Business . . . . . . . . . . . . 54
     Section 9.20.  Use of Loan Proceeds . . . . . . . . . . . . . . . . . . 54

     Section 10.    Events of Default and Remedies . . . . . . . . . . . . . 54
     Section 10.1.  Events of Default. . . . . . . . . . . . . . . . . . . . 54
     Section 10.2.  Non-Bankruptcy Defaults. . . . . . . . . . . . . . . . . 56
     Section 10.3.  Bankruptcy Defaults. . . . . . . . . . . . . . . . . . . 57
     Section 10.4.  Collateral for Undrawn Letters of Credit . . . . . . . . 57
     Section 10.5.  Expenses . . . . . . . . . . . . . . . . . . . . . . . . 58
     Section 10.6.  Notice of Default. . . . . . . . . . . . . . . . . . . . 58

SECTION 11.    CHANGE IN CIRCUMSTANCES . . . . . . . . . . . . . . . . . . . 58

     Section 11.1.  Change of Law. . . . . . . . . . . . . . . . . . . . . . 58
     Section 11.2.  Unavailability of Deposits or Inability to
                    Ascertain, or Inadequacy of, LIBOR . . . . . . . . . . . 58
     Section 11.3.  Increased Cost and Reduced Return. . . . . . . . . . . . 59
     Section 11.4.  Lending Offices. . . . . . . . . . . . . . . . . . . . . 60
     Section 11.5.  Discretion of Bank as to Manner of Funding . . . . . . . 60

SECTION 12.    THE AGENTS. . . . . . . . . . . . . . . . . . . . . . . . . . 61

     Section 12.1.  Appointment and Authorization. . . . . . . . . . . . . . 61
     Section 12.2.  Agent and Affiliates . . . . . . . . . . . . . . . . . . 61
     Section 12.3.  Action by Agent. . . . . . . . . . . . . . . . . . . . . 61
     Section 12.4.  Consultation with Experts. . . . . . . . . . . . . . . . 61
     Section 12.5.  Liability of Agent . . . . . . . . . . . . . . . . . . . 62
     Section 12.6.  Indemnification. . . . . . . . . . . . . . . . . . . . . 62
     Section 12.7.  Credit Decision. . . . . . . . . . . . . . . . . . . . . 62
     Section 12.8.  Resignation of Agent and Successor Agent . . . . . . . . 62
     Section 12.9.  Payments . . . . . . . . . . . . . . . . . . . . . . . . 63
     Section 12.10. Syndication Agents . . . . . . . . . . . . . . . . . . . 63

SECTION 13.    THE GUARANTEES. . . . . . . . . . . . . . . . . . . . . . . . 63

     Section 13.1.  The Guarantees . . . . . . . . . . . . . . . . . . . . . 63
     Section 13.2.  Guarantee Unconditional. . . . . . . . . . . . . . . . . 64
     Section 13.3.  Discharge Only Upon Payment in Full;
                    Reinstatement in Certain Circumstances . . . . . . . . . 65
     Section 13.4.  Waivers. . . . . . . . . . . . . . . . . . . . . . . . . 65
     Section 13.5.  Limit on Recovery. . . . . . . . . . . . . . . . . . . . 65
     Section 13.6.  Stay of Acceleration . . . . . . . . . . . . . . . . . . 65

SECTION 14.    MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . 66

     Section 14.1.  Withholding Taxes. . . . . . . . . . . . . . . . . . . . 66
     Section 14.2.  No Waiver of Rights. . . . . . . . . . . . . . . . . . . 67
     Section 14.3.  Non-Business Day . . . . . . . . . . . . . . . . . . . . 67
     Section 14.4.  Documentary Taxes. . . . . . . . . . . . . . . . . . . . 67
     Section 14.5.  Survival of Representations. . . . . . . . . . . . . . . 67

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     Section 14.6.  Survival of Indemnities. . . . . . . . . . . . . . . . . 68
     Section 14.7.  Sharing of Set-Off . . . . . . . . . . . . . . . . . . . 68
     Section 14.8.  Notices. . . . . . . . . . . . . . . . . . . . . . . . . 68
     Section 14.9.  Counterparts . . . . . . . . . . . . . . . . . . . . . . 69
     Section 14.10. Successors and Assigns . . . . . . . . . . . . . . . . . 69
     Section 14.11. Participants . . . . . . . . . . . . . . . . . . . . . . 69
     Section 14.12. Assignment Agreements. . . . . . . . . . . . . . . . . . 69
     Section 14.13. Amendments . . . . . . . . . . . . . . . . . . . . . . . 70
     Section 14.14. Headings . . . . . . . . . . . . . . . . . . . . . . . . 71
     Section 14.15. Legal Fees, Other Costs and Indemnification. . . . . . . 71
     Section 14.16. Set-Off. . . . . . . . . . . . . . . . . . . . . . . . . 71
     Section 14.17. Entire Agreement . . . . . . . . . . . . . . . . . . . . 72
     Section 14.18. Governing Law. . . . . . . . . . . . . . . . . . . . . . 72
     Section 14.19. Submission to Jurisdiction;
                    Waiver of Jury Trial . . . . . . . . . . . . . . . . . . 72

Signature. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .73

Exhibit A-1    Committed Note
Exhibit A-2    Swing Line Note
Exhibit B      Bid Note
Exhibit C      Bid Loan Request Confirmation
Exhibit D      Invitation to Bid
Exhibit E      Confirmation of Bid
Exhibit F      Notice of Acceptance of Bid
Exhibit G      Notice of Payment Request
Exhibit H      Compliance Certificate
Exhibit I      Subsidiary Guarantee Agreement
Exhibit J      Employee Benefit Plans
Exhibit K      Form of Opinion of Counsel
Exhibit L      Existing NF Revolver Debt
Exhibit M      Existing NF Term Debt
Exhibit N      Existing Super Food Debt

Schedule 7.2   Subsidiaries

                                CREDIT AGREEMENT

To each of the Banks signatory hereto

Ladies and Gentlemen:

     The undersigned, Nash-Finch Company, a Delaware corporation (the "BORROWER"), applies to you for your several commitments, subject to all the terms and conditions hereof and on the basis of the representations and warranties hereinafter set forth, to make available credit accommodations to be divided into a committed facility for loans and letters of credit, a committed facility for loans from one of you and a discretionary bid facility for loans, all as more fully hereinafter set forth. Each of you is hereinafter referred to as a "BANK", all of you are hereinafter referred to collectively as the "BANKS" and Harris Trust and Savings Bank ("HARRIS BANK") in its capacity as agent hereunder is hereinafter referred to as the "ADMINISTRATIVE AGENT", and Bank of Montreal and PNC Bank, National Association ("PNC BANK"), in their capacity as co-syndication agents hereunder are hereinafter referred to collectively as the "SYNDICATION AGENTS".

SECTION 1.     THE COMMITTED FACILITIES.

     SECTION 1.1. THE LOAN COMMITMENTS. Subject to the terms and conditions hereof, each Bank, by its acceptance hereof, severally agrees to make a loan or loans (individually a "COMMITTED LOAN" and collectively "COMMITTED LOANS") to the Borrower from time to time on a revolving basis in the amount of its commitment to make Committed Loans set forth on the applicable signature page hereof (its "COMMITMENT" and cumulatively for all the Banks the "COMMITMENTS") (subject to any reductions thereof pursuant to the terms hereof) prior to the Termination Date. The sum of the aggregate principal amount of outstanding Loans (whether Committed Loans, Swing Loans or Bid Loans) and L/C Obligations shall not exceed the Commitments then in effect. Each Borrowing of Committed Loans shall be made ratably from the Banks in proportion to their respective Percentages. As provided in Section 1.5(a) hereof, the Borrower may elect that each Borrowing of Committed Loans be made available by means of (i) Eurodollar Loans or (ii) Base Rate Loans, or any combination thereof. Each Borrowing of Committed Loans may be repaid and the principal amount thereof reborrowed prior to the Termination Date, subject to all reductions in the Commitments and all other terms and conditions hereof.

     SECTION 1.2. LETTERS OF CREDIT. (a) GENERAL TERMS. Subject to the terms and conditions hereof, as part of the credit available under the Commitments, the Administrative Agent shall from time to time issue standby or commercial letters of credit (each a "LETTER OF CREDIT") for the Borrower's account (whether or not also for the account of any Subsidiary as well) five (5) calendar days prior to the Termination Date, in an aggregate undrawn face amount up to the amount of the L/C Commitment, provided that the aggregate L/C Obligations at any time outstanding shall not exceed the difference between the Commitments in effect at such time and the aggregate principal amount of Loans (whether

Committed Loans, Swing Loans or Bid Loans) then outstanding.  Each
Letter of Credit shall be issued by the Administrative Agent, but each Bank shall be obligated to reimburse the Administrative Agent for its Percentage of the amount of each drawing thereunder and, accordingly, the undrawn face amount of each Letter of Credit shall constitute usage of the Commitment of each Bank PRO RATA in accordance with each Bank's Percentage.

     (b) TERM. Each Letter of Credit issued hereunder shall expire not later than the earlier of (i) one year from the date issued (or if the same has a longer expiry date or no expiry date, shall be cancelable not later than one year from the date of issuance and, if the same can be renewed, shall be cancelable not later than one year from each renewal or extension, as the case may be) or (ii) five (5) calendar days prior to the Termination Date.

     (c) GENERAL CHARACTERISTICS. Each Letter of Credit issued hereunder shall be payable in U.S. Dollars, shall conform to the general requirements of the Administrative Agent for the issuance of standby or commercial letters of credit, as the case may be, as to form and substance, and shall be a letter of credit which the Administrative Agent may lawfully issue.

     (d) APPLICATIONS. At the time the Borrower requests any Letter of Credit to be issued (or prior to the first issuance of a Letter of Credit, in the case of a continuing application), the Borrower shall execute and deliver to the Administrative Agent an application for such Letter of Credit in the form customarily prescribed by the Administrative Agent for a Letter of Credit of the type of Letter of Credit, whether standby or commercial, requested (individually an "APPLICATION" and collectively the "APPLICATIONS"). Notwithstanding anything contained in any Application to the contrary, (i) the Borrower shall pay fees in connection with each Letter of Credit as set forth in Section 4.2 hereof,
(ii) except upon the occurrence and during the continuance of an Event of Default, the Administrative Agent will not call for the funding by the Borrower of any amount under a Letter of Credit, or any other form of collateral security for the Borrower's obligations in connection with such Letter of Credit, before being presented with a drawing thereunder, and (iii) if the Administrative Agent is not timely reimbursed in accordance with Section 1.2(e) hereof (whether out of the proceeds of a Loan, including a Committed Loan made pursuant to
Section 1.5(c) hereof or otherwise) for the amount of any drawing under a Letter of Credit on the date such drawing is paid, the Borrower's obligation to reimburse the Administrative Agent for the amount of such drawing shall bear interest (which the Borrower hereby promises to pay) from and after the date such drawing is paid at a rate per annum equal to the sum of 2% PLUS the Applicable Margin for Base Rate Loans PLUS the Base Rate from time to time in effect. Notwithstanding anything contained in any Application to the contrary, if the Administrative Agent issues any Letter of Credit with an expiration date that is automatically extended unless the Administrative Agent gives notice that the expiration date will not so extend beyond its then scheduled expiration date, the Administrative Agent will give such notice of non-renewal before the time necessary to prevent such automatic extension if before such required notice date (i) the expiration date of such Letter of Credit if so extended would be subsequent to the date which is five (5) calendar days prior to the Termination Date, (ii) the Commitments have been terminated, or (iii) a Default or Event of Default exists and the Required Banks have given the

Administrative Agent instructions not to so permit the extension of the expiration date of such Letter of Credit. Notwithstanding anything contained in any Application to the contrary, the Administrative Agent agrees to issue amendments to the Letter(s) of Credit increasing the amount, or extending the expiration date, thereof at the request of the Borrower subject to the conditions of Section 8 and the other terms of this Section 1.2.

     (e) THE REIMBURSEMENT OBLIGATIONS. Subject to Section 1.2(d) hereof, the obligation of the Borrower to reimburse the Administrative Agent for all drawings under a Letter of Credit (a "REIMBURSEMENT OBLIGATION") shall be governed by the Application related to such Letter of Credit, except that reimbursement of a drawing paid shall be made by no later than 11:00 a.m. (Chicago time) on the date when a drawing is paid in immediately available funds at the Administrative Agent's principal office in Chicago, Illinois; any payment of a Reimbursement Obligation received after such time shall be deemed to have been received by the Administrative Agent on the next Business Day. If the Borrower does not make any such reimbursement payment on the date due and the Participating Banks fund their participations therein in the manner set forth in
Section 1.2(f) below, then all payments thereafter received by the Administrative Agent in discharge of any of the relevant Reimbursement Obligations shall be distributed in accordance with Section 1.2(f) below.

     (f) THE PARTICIPATING INTERESTS. Each Bank (other than the Bank then acting as Administrative Agent in issuing Letters of Credit), by its acceptance hereof, severally agrees to purchase from the Administrative Agent, and the Administrative Agent hereby agrees to sell to each such Bank (a "PARTICIPATING BANK"), an undivided percentage participating interest (a "PARTICIPATING INTEREST"), to the extent of its Percentage, in each Letter of Credit issued by, and each Reimbursement Obligation owed to, the Administrative Agent. Upon any failure by the Borrower to pay any Reimbursement Obligation at the time required on the date the related drawing is paid, as set forth in Section 1.2(e) above, or if the Administrative Agent is required at any time to return to the Borrower or to a trustee, receiver, liquidator, custodian or other Person any portion of any payment of any Reimbursement Obligation, each Participating Bank shall, not later than the Business Day it receives a certificate in the form of Exhibit G hereto from the Administrative Agent to such effect, if such certificate is received before 1:00 p.m. (Chicago time), or not later than the following Business Day, if such certificate is received after such time, pay to the Administrative Agent an amount equal to such Participating Bank's Percentage of such unpaid or recaptured Reimbursement Obligation, such payment to be made in lawful money in the United States, in immediately available funds at the Administrative Agent's principal office in Chicago, Illinois, together with interest on such amount accrued from the date the related payment was made by the Administrative Agent to the date of such payment by such Participating Bank at a rate per annum equal to (i) from the date the related payment was made by the Administrative Agent to the date two (2) Business Days after payment by such Participating Bank is due hereunder, the Federal Funds Rate for each such day and (ii) from the date two (2) Business Days after the date such payment is due from such Participating Bank to the date such payment is made by such Participating Bank, the Base Rate in effect for each such day. Each such Participating Bank shall thereafter be entitled to receive its Percentage of each payment received in respect of the relevant Reimbursement Obligation and of interest paid thereon, with the Administrative Agent retaining its Percentage as a Bank hereunder.

     The several obligations of the Participating Banks to the Administrative Agent under this Section 1.2 shall be absolute, irrevocable and unconditional under any and all circumstances whatsoever and shall not be subject to any set-off, counterclaim or defense to payment which any Participating Bank may have or have had against the Borrower, the Administrative Agent, any other Bank or any other Person whatsoever. Without limiting the generality of the foregoing, such obligations shall not be affected by any Default or Event of Default or by any reduction or termination of any Commitment of any Bank, and each payment by a Participating Bank under this Section 1.2 shall be made without any offset, abatement, withholding or reduction whatsoever. The Administrative Agent shall be entitled to offset amounts received for the account of a Bank under this Agreement against unpaid amounts due from such Bank to the Administrative Agent hereunder (whether as fundings of participations, indemnities or otherwise), but shall not be entitled to offset against amounts owed to the Administrative Agent by any Bank arising outside this Agreement.

     (g) OUTSTANDING AMOUNT OF LETTERS OF CREDIT. For all purposes of this Agreement, Letters of Credit shall be deemed outstanding as of any time in an amount equal to the aggregate undrawn amount then available thereunder plus all unpaid Reimbursement Obligations then outstanding. For such purposes, the undrawn amount available under a Letter of Credit shall be the maximum amount which can be drawn thereunder under any circumstances and over any period of time.

     (h) INDEMNIFICATION. The Participating Banks shall, to the extent of their respective Percentages, indemnify the Administrative Agent (to the extent not reimbursed by the Borrower) against any cost, expense (including reasonable counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from the Administrative Agent's gross negligence or willful misconduct) that the Administrative Agent may suffer or incur in connection with any Letter of Credit. The obligations of the Participating Banks under this Section 1.2(h) and all other parts of this Section 1.2 shall survive termination of this Agreement and of all other L/C Documents.

     SECTION 1.3.   APPLICABLE INTEREST RATES.

     (a) BASE RATE LOANS. Each Base Rate Loan made by a Bank shall bear interest (computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed) on the unpaid principal amount thereof from the date such Loan is made until maturity (whether by acceleration or otherwise) at a rate per annum equal to the sum of the Applicable Margin PLUS the Base Rate from time to time in effect, payable on the last day of the applicable Interest Period and at maturity (whether by acceleration or otherwise).

     "BASE RATE" means for any day the greater of:

          (i) the rate of interest announced by the Administrative Agent from time to time as its prime commercial rate, or equivalent, as in effect on such day, with any change in the Base Rate resulting from a change in said prime commercial rate to be effective as of the date of the relevant change in said prime commercial rate; and

          (ii) the sum of (x) the rate per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with member banks of the Federal Reserve System arranged by Federal funds brokers on such day, as set forth opposite the caption "FEDERAL FUND (EFFECTIVE)" in the daily statistical release designated as "COMPOSITE 3:30 P.M. QUOTATIONS FOR U.S. GOVERNMENT SECURITIES", or any successor publication, published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, PROVIDED THAT (i) if such day is not a Business Day, the rate for such day shall be such rate on such transactions on the immediately preceding Business Day as so published on the next succeeding Business Day, and (ii) if no such rate is so published on any such next succeeding Business Day, the rate for such day shall be the average of the rates quoted to the Agent by two or more New York or Chicago Federal funds brokers on such day for such transactions as determined by the Agent, PLUS (y) 1/2 of 1% (0.50%).

     (b) EURODOLLAR LOANS. Each Eurodollar Loan made by a Bank shall bear interest (computed on the basis of a year of 360 days and actual days elapsed) on the unpaid principal amount thereof from the date such Loan is made until maturity (whether by acceleration or otherwise) at a rate per annum equal to the sum of the Applicable Margin PLUS the Adjusted LIBOR, payable on the last day of the applicable Interest Period and at maturity (whether by acceleration or otherwise), and, if the applicable Interest Period is longer than three months, on each day occurring every three months after the date such Loan is made.

     "ADJUSTED LIBOR" means, for any Borrowing of Eurodollar Loans, a rate per annum determined in accordance with the following formula:


                                              LIBOR
                              ------------------------------------
     Adjusted LIBOR  =        100% - Eurodollar Reserve Percentage

     "LIBOR" means, for each Interest Period, (a) the LIBOR Index Rate for such Interest Period, if such rate is available, and (b) if the LIBOR Index Rate cannot be determined, the arithmetic average of the rate of interest per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) at which deposits in U.S. Dollars in immediately available funds are offered to the Administrative Agent at 11:00 a.m. (London, England time) two Business Days before the beginning of such Interest Period by at least two major banks in the London interbank eurodollar market for a period equal to such Interest Period and in an amount equal or comparable to the applicable Eurodollar Loan scheduled to be outstanding from the Administrative Agent during such Interest Period. Each determination of LIBOR made by the Administrative Agent shall be conclusive and binding on the Borrower and the Banks absent manifest error.

     "LIBOR INDEX RATE" means, for any Interest Period, the rate per annum for deposits in U.S. Dollars for a period equal to such Interest Period which appears on the Telerate Page 3750 as of 11:00 a.m. (London, England time) on the date two Business Days before the commencement of such Interest Period.

     "TELERATE PAGE 3750" means the display designated as "Page 3750" on the Telerate Service (or such other page as may replace Page 3750 on that service or such other service as may be nominated by the British Bankers' Association as the information vendor for the purpose of displaying British Banker's Association Interest Settlement Rates for U.S. Dollar deposits).

     "EURODOLLAR RESERVE PERCENTAGE" means, for any Borrowing of Eurodollar Loans, the daily average for the applicable Interest Period of the maximum rate at which reserves (including, without limitation, any supplemental, marginal and emergency reserves) are imposed during such Interest Period by the Board of Governors of the Federal Reserve System (or any successor) under Regulation D on "EUROCURRENCY LIABILITIES", as defined in such Board's Regulation D (or in respect of any other category of liabilities that includes deposits by reference to which the interest rate on Eurodollar Loans is determined or any category of extension of credit or other assets that include loans by non-United States offices of any Bank to United States residents), subject to any amendments of such reserve requirement by such Board or its successor, taking into account any transitional adjustments thereto. For purposes of this definition, the Eurodollar Loans shall be deemed to be "EUROCURRENCY LIABILITIES" as defined in Regulation D without benefit or credit for any prorations, exemptions or offsets under Regulation D.

     (c) APPLICABLE MARGIN. With respect to Committed Loans and the facility fee payable under Section 4.1 hereof, the "Applicable Margin" shall mean the rate specified for such Obligation below, subject to adjustment as hereinafter provided:

                                   Applicable          Applicable
                                     Margin              Margin                 Applicable
      When Following              For Base Rate      For Eurodollar               Margin
      Status Exists                 Loans Is:           Loans Is:          For Facility Fee Is:
     Level I Status                     0%                .200%                    .100%

     Level II Status                    0%                .250%                    .125%

     Level III Status                   0%                .300%                    .175%

     Level IV Status                    0%                .450%                    .200%

     Level V Status                     0%                .700%                    .300%

PROVIDED, HOWEVER, that all of the foregoing is subject to the following:

          (i) changes in the Applicable Margin resulting from a change in the S&P Rating or Moody's Rating shall become effective five (5) Business Days after the Administrative Agent is notified of the relevant change by the Borrower (the Borrower hereby agreeing to notify the Administrative Agent of any such change promptly upon the same becoming effective) or any Bank;

          (ii) if a Single Rating Status determined solely by reference to the S&P Rating (the "S&P ONLY STATUS") is more than one status level apart from the Single Rating Status then determined solely by reference to the Moody's Rating (the "MOODY'S ONLY STATUS"), then, notwithstanding anything herein to the contrary, the Applicable Margin shall be the average of the Applicable Margins for, respectively, the S&P Only Status and the Moody's Only Status, as reasonably determined by the Administrative Agent;

          (iii) the initial Applicable Margin in effect on the date hereof shall be the Applicable Margin for Level II Status; and

          (iv) if and so long as any Event of Default has occurred and is continuing hereunder, notwithstanding anything herein to the contrary, upon notice to the Borrower by the Administrative Agent at the request of the Required Banks, the Applicable Margin shall be the Applicable Margin for Level V Status.

     (d) RATE DETERMINATIONS. The Administrative Agent shall determine each interest rate applicable to the Committed Loans and its determination shall be conclusive and binding except in the case of manifest error or willful misconduct.

     SECTION 1.4. MINIMUM BORROWING AMOUNT. Each Borrowing of Eurodollar Loans shall be in an amount not less than $10,000,000, or any larger amount that is an integral multiple of $1,000,000. Each Borrowing of Base Rate Loans shall be in an amount not less than $5,000,000, or any larger amount that is an integral multiple of $1,000,000.

     SECTION 1.5.   MANNER OF BORROWING COMMITTED LOANS.

     (a) NOTICE TO THE ADMINISTRATIVE AGENT. In order to borrow any Committed Loans, the Borrower shall give telephonic or telecopy notice to the Administrative Agent (which notice shall be irrevocable once given and, if by telephone, shall be promptly confirmed in writing) by no later than
(i) 11:00 a.m. (Chicago time) on the date at least three (3) Business Days prior to the date of each requested Borrowing of Eurodollar Loans and (ii) 11:00 a.m. (Chicago time) on the date of any requested Borrowing of Base Rate Loans. Each such notice shall specify the date of the requested Borrowing (which shall be a Business Day), the amount of the requested Borrowing, the type of Loans to comprise such Borrowing, and, if such Borrowing is to be comprised of Eurodollar Loans, the Interest Period applicable thereto. The Borrower agrees that the Administrative Agent may rely on any such telephonic or telecopy notice given by any person who identifies himself or herself as being an Authorized Representative of the Borrower without the necessity of independent investigation and, in the event any telephonic notice conflicts with the written confirmation, such telephonic notice shall govern if the Administrative Agent has acted in reliance thereon.

     (b) NOTICE TO THE BANKS. The Administrative Agent shall give prompt telephonic or telecopy notice to each Bank of any notice from the Borrower received pursuant to Section 1.5(a) above and, if such notice requests the Banks to make Eurodollar Loans, the Administrative Agent shall give notice to the Borrower and each of the Banks by like means of the interest rate applicable thereto promptly after the Administrative Agent has made such determination.

     (c) BORROWER'S FAILURE TO NOTIFY. In the event the Borrower fails to give notice pursuant to Section 1.5(a) above of the reborrowing of the principal amount of any maturing Borrowing of Committed Loans and has not notified the Administrative Agent by 11:00 a.m. (Chicago time) on the day such Borrowing matures that it intends to repay such Borrowing, the Borrower shall be deemed to have requested a Borrowing of Base Rate Loans on such day in the amount of the maturing Borrowing of Committed Loans, subject to Section 8.2 hereof. In the event the Borrower fails to give notice pursuant to Section 1.5(a) above of a Borrowing equal to the amount of a Reimbursement Obligation and has not notified the Administrative Agent by 11:00 a.m. (Chicago time) on the day such Reimbursement Obligation becomes due that it intends to repay such Reimbursement Obligation through funds not borrowed under this Agreement, the Borrower shall be deemed to have requested a Borrowing of Base Rate Loans on such day in the amount of the Reimbursement Obligation then due, subject to Section 8 hereof, which Borrowing shall be applied to pay the Reimbursement Obligation then due.

     (d) DISBURSEMENT OF COMMITTED LOANS. Not later than 1:00 p.m. (Chicago time) on the date of any Borrowing, each Bank shall make available its Committed Loan in funds immediately available in Chicago, Illinois at the principal office of the Administrative Agent, except to the extent such Borrowing is a reborrowing, in whole or in part, of the principal amount of a maturing Borrowing of Committed Loans (a "REFUNDING BORROWING"), in which case each Bank shall record the Committed Loan made by it as a part of such Refunding Borrowing on its books and records or on a schedule to its Committed Loan Note, as provided in Section 3.5(c) hereof, and shall effect the repayment, in whole or in part, as appropriate, of its maturing Committed Loan through the proceeds of such new Committed Loan. Subject to Section 8 hereof, the Administrative Agent shall make the proceeds of each non-Refunding Borrowing available to the Borrower at the Administrative Agent's principal office in Chicago, Illinois.

     SECTION 1.6.   THE SWING LINE.

     (a) SWING LOANS. Subject to all of the terms and conditions hereof, Harris Bank agrees to make loans in U.S. Dollars to the Borrower under the Swing Line ("SWING LOANS") which shall not in the aggregate at any time outstanding exceed the lesser of (i) the Swing Line Commitment or (ii) the difference between (x) the Commitments in effect at such time and (y) the Loans and L/C Obligations outstanding at the time of computation. The Swing

Line Commitment shall be available to the Borrower and may be availed of by the Borrower from time to time and borrowings thereunder may be repaid and used again during the period ending on the Termination Date. Without regard to the face principal amount of the Swing Line Note, the actual principal amount at any time outstanding and owing by the Borrower on account of the Swing Line Note on any date during the period ending on the Termination Date shall be the sum of all Swing Loans then or theretofor made thereon through such date less all payments actually received thereon through such date.

     (b) MINIMUM BORROWING AMOUNT. Each Swing Loan shall be in an amount not less than $250,000.

     (c) INTEREST ON SWING LOANS. Each Swing Loan shall bear interest (computed on the basis of a year of 360 days and actual days elapsed) for the Interest Period selected therefor at the Harris Bank's Quoted Rate for such Interest Period, PROVIDED that if any Swing Loan is not paid when due (whether by lapse of time, acceleration or otherwise) such Swing Loan shall bear interest whether before or after judgment, until payment in full thereof through the end of the Interest Period then applicable thereto at the rate set forth in
Section 3.4 hereof. Interest on each Swing Loan shall be due and payable on the last day of each Interest Period applicable thereto, and interest after maturity (whether by lapse of time, acceleration or otherwise) shall be due and payable upon demand.

     (d) REQUESTS FOR SWING LOANS. The Borrower shall give Harris Bank prior notice (which may be written or oral) no later than 12:00 Noon (Chicago time) on the date upon which the Borrower requests that any Swing Loan be made, of the amount and date of such Swing Loan and the Interest Period selected therefor. Within thirty (30) minutes after receiving such notice, Harris Bank shall quote an interest rate determined in its discretion to the Borrower at which Harris Bank would be willing to make such Swing Loan available to the Borrower for such Interest Period (the rate so quoted for a given Interest Period being herein referred to as "HARRIS BANK'S QUOTED RATE"). The Borrower acknowledges and agrees that the interest rate quote is given for immediate and irrevocable acceptance, and if the Borrower does not so immediately accept Harris Bank's Quoted Rate for the full amount requested by the Borrower for such Swing Loan, the Harris Bank's Quoted Rate shall be deemed immediately withdrawn and such Swing Loan shall not be made. Subject to all of the terms and conditions hereof, the proceeds of such Swing Loan shall be made available to the Borrower on the date so requested at the offices of the Administrative Agent in Chicago, Illinois. Anything contained in the foregoing to the contrary notwithstanding
(i) the obligation of Harris Bank to make Swing Loans shall be subject to all of the terms and conditions of this Agreement and (ii) Harris Bank shall not be obligated to make more than one Swing Loan during any one day.

     (e) REFUNDING LOANS. In its sole and absolute discretion, Harris Bank may at any time, on behalf of the Borrower (which hereby irrevocably authorizes Harris Bank to act on its behalf for such purpose), request each Bank to make a Committed Loan in an amount equal to such Bank's Percentage of the amount of the Swing Loans outstanding on the date such notice is given. Unless any of the conditions of Section 8.2 are not fulfilled on such date, each Bank shall make the proceeds of its requested Committed Loan available to Harris Bank, in immediately available funds, at the principal office of Harris Bank in Chicago, Illinois, before 12:00 Noon (Chicago time) on the Business Day following the day such notice is given. The proceeds of such Committed Loans shall be immediately applied to repay the outstanding Swing Loans.

     (f) PARTICIPATIONS. If any Bank refuses or otherwise fails to make a Committed Loan when requested by Harris Bank pursuant to Section 1.6(e) above (because the conditions in Section 8.2 are not satisfied or otherwise), such Bank will, by the time and in the manner such Committed Loan was to have been funded to Harris Bank, purchase from Harris Bank an undivided participating interest in the outstanding Swing Loans in an amount equal to its Percentage of the aggregate principal amount of Swing Loans that were to have been repaid with such Committed Loans. Each Bank that so purchases a participation in a Swing Loan shall thereafter be entitled to receive its Commitment Percentage of each payment of principal received on the Swing Loan and of interest received thereon accruing from the date such Bank funded to Harris Bank its participation in such Loan. The obligation of the Banks to Harris Bank shall be absolute and unconditional and shall not be affected or impaired by any Default or Event of Default which may then be continuing hereunder.

     SECTION 2.  THE COMPETITIVE BID FACILITY.

     SECTION 2.1. THE BID LOANS. The Borrower may request the Banks to offer to make uncommitted loans (each a "BID LOAN" and collectively the "BID LOANS") in the manner set forth in this Section 2 and in amounts such that (i) the aggregate principal amount of all outstanding Loans (whether Committed Loans, Swing Loans or Bid Loans) and L/C Obligations shall not exceed the Commitments then in effect and (ii) no Bid Loan shall be made if, at the time thereof or after giving effect thereto, the aggregate amount of Bid Loans would exceed the Bid Loan Limit then in effect. The Banks may, but shall have no obligation to, make such offers and the Borrower may, but shall have no obligation to, accept any such offers in the manner set forth in this Section 2. Each Bank may offer to make Bid Loans in any amount (whether greater than, equal to, or less than its Commitment), subject to the (a) limitations that (i) the aggregate principal amount of all Loans (whether Committed Loans, Swing Loans or Bid Loans) and L/C Obligations outstanding at any time shall not at any time exceed the Commitments then in effect and (ii) no Bid Loan shall be made if, at the time thereof or after giving effect thereto, the aggregate amount of Bid Loans would exceed the Bid Loan Limit then in effect and (b) the other conditions of this Agreement. Bid Loans may either bear interest at a stated rate per annum ("STATED RATE BID LOANS") or at a margin above or below the applicable Adjusted LIBOR ("EURODOLLAR BID LOANS"); PROVIDED that there may be no more than six (6) different Interest Periods for both Stated Rate Bid Loans and Eurodollar Bid Loans outstanding at the same time.

     SECTION 2.2.   REQUESTS FOR BID LOANS.

     (a) REQUESTS AND CONFIRMATIONS. In order to request a Borrowing of Bid Loans (a "BID LOAN REQUEST"), the Borrower shall give telephonic notice to the Administrative Agent no later than (i) in the case of a request for one or more Eurodollar Bid Loans, 11:00 a.m. (Chicago time) on the date at least five (5) Business Days before the proposed date of such borrowing, which must be a Business Day (the "BORROWING DATE"), and (ii) in the case of a request for one or more Stated Rate Bid Loans, 11:00 a.m. (Chicago time) on the date at least one (1) Business Day before the proposed Borrowing Date, in each case followed on the same day by a duly completed Bid Loan Request Confirmation, delivered by telecopier or other means of facsimile communication, substantially in the form of Exhibit C hereto or otherwise containing the information required by this Section (a "BID LOAN REQUEST CONFIRMATION"), to be received by the Administrative Agent no later than 11:30 a.m. (Chicago time) on such day. Bid Loan Request Confirmations that do not conform substantially to the format of Exhibit C or otherwise contain the information required by this Section 2.2 may be rejected by the Administrative Agent, and the Administrative Agent shall give telephonic notice to the Borrower of such rejection promptly after it determines (which determination shall be conclusive) that the Bid Loan Request Confirmation does not substantially conform to the format of Exhibit C or otherwise contain the information required by this Section 2.2. Requests for Bid Loans shall in each case refer to this Agreement and specify (i) the proposed Borrowing Date (which must be a Business Day), (ii) the aggregate principal amount thereof (which shall not be less than $5,000,000 and shall be an integral multiple of $1,000,000, except as provided in Section 2.4(ii) hereof) and (iii) up to three
(3) Interest Periods with respect to the entire amount specified in such Bid Loan Request (and, if so desired by the Borrower, specifying the maximum amount the Borrower would borrow for any specific Interest Period), which in the case of Stated Rate Bid Loans shall be 1 to 180 days after the Borrowing Date and in the case of Eurodollar Bid Loans shall be 1, 2, 3, 4, 5, or 6 months after the Borrowing Date, but with no maturity to extend beyond the Termination Date.

     (b) INVITATION TO BID. Upon receipt by the Administrative Agent of a Bid Loan Request Confirmation that conforms substantially to the format of Exhibit C hereto or otherwise contains the information required by this Section 2.2, the Administrative Agent shall, by telephone (no later than 1:00 p.m. (Chicago time) on the same day the Administrative Agent receives a Bid Loan Request Confirmation), promptly confirmed by a telecopy or other form of facsimile communication in the form of Exhibit D hereto, invite each Bank to bid, on the terms and conditions of this Agreement, to make Bid Loans pursuant to the Bid Loan Request.

     (c) BIDS. Each Bank may, in its sole discretion, offer to make a Bid Loan or Loans (a "BID") to the Borrower responsive to the Bid Loan Request. Each Bid by a Bank must be received by the Administrative Agent by telephone not later than (i) 9:00 a.m. (Chicago time) on the proposed Borrowing Date in the case of a Bid for a Stated Rate Loan and (ii) 11:00 a.m. (Chicago time) four (4) Business Days prior to the proposed Borrowing Date in the case of a Bid for a Eurodollar Loan, in each case promptly confirmed in writing by a duly completed Confirmation of Bid delivered by telecopier or other means of facsimile communication substantially in the form of Exhibit E hereto or otherwise containing the information required by this subsection (c) (a "CONFIRMATION OF BID"), to be received by the Administrative Agent on the same day; PROVIDED, HOWEVER, that any Bid made by the Administrative Agent must be made by telephone to the Borrower by no later than fifteen minutes prior to the time that Bids from the other Banks are required to be received. Each Bid and each Confirmation of Bid shall refer to this Agreement and specify (i) the principal amount (which shall not be less than $5,000,000 and shall be an integral multiple of $1,000,000) of each Bid Loan that the Bank is willing to make to the Borrower and the type of Bid Loan (i.e., Stated Rate Bid Loan or Eurodollar Bid Loan), (ii) the interest rate (which shall be computed on the basis of a 360 day year and actual days elapsed for a period equal to the Interest Period applicable thereto) or spread above or below the applicable Adjusted LIBOR, in each case at which the Bank is prepared to make each Bid Loan and (iii) the Interest Period applicable to each such offered Bid Loan. The Administrative Agent shall reject any Bid if such Bid (i) does not specify all of the information specified in the immediately preceding sentence, (ii) contains any qualifying, conditional, or similar language, (iii) proposes terms other than or in addition to those set forth in the Bid Loan Request to which it responds, or (iv) is received by the Administrative Agent later than the time required for such Bid Loan. Any Bid submitted by a Bank pursuant to this
Section 2.2 shall be irrevocable and shall be promptly confirmed by a telecopy or other form of facsimile communication in the form of Exhibit E; PROVIDED THAT in all events the telephone Bid received by the Administrative Agent shall be binding on the relevant Bank and shall not be altered, modified, or in any other manner affected by any inconsistent terms contained in, or terms missing from, the Bank's Confirmation of Bid. Each offer contained in a Bid to make a Bid Loan in a certain amount, at a certain interest rate, and for a certain Interest Period is referred to herein as an "OFFER".

     SECTION 2.3 NOTICE OF BIDS; ADVICE OF RATE. The Administrative Agent shall give telephonic notice to the Borrower of the number of Bids made, the interest rate(s) and Interest Period(s) applicable to each Bid, the maximum principal amount bid at each interest rate for each Interest Period, and the identity of the Bank making such Bid, such notice to be given by (i) 10:00 a.m. (Chicago time) on the Borrowing Date in the case of Bid Loan Requests for Stated Rate Bid Loans or (ii) 1:00 p.m. (Chicago time) four (4) Business Days before the proposed Borrowing Date in the case of Bid Loan Requests for Eurodollar Bid Loans.

     SECTION 2.4. ACCEPTANCE OR REJECTION OF BIDS. The Borrower may in its sole and absolute discretion, subject only to the provisions of this
Section 2.4, irrevocably accept or reject, in whole or in part, any Offer contained in a Bid. The Borrower shall give telephonic notice to the Administrative Agent of whether and to what extent it has decided to accept or reject any or all of the Offers contained in the Bids made in response to a Bid Loan Request to be received by the Administrative Agent by no later than 10:30 a.m. (Chicago time) (i) on the proposed Borrowing Date, in the case of Stated Rate Bid Loans or (ii) three (3) Business Days before the proposed Borrowing Date, in the case of Eurodollar Bid Loans, which notice shall be promptly confirmed by a telecopy or other form of facsimile communication; PROVIDED, HOWEVER, that in the event any Offers are accepted (i) the Borrower shall accept Offers for any of the Interest Periods specified by the Borrower in its

Bid Loan Request Confirmation solely on the basis of ascending interest rates or spreads, as the case may be, for each such Interest Period, (ii) if the Borrower accepts an Offer for a Bid Loan at a particular interest rate for a particular Interest Period but declines to borrow, or is in such event restricted by any other condition hereof from borrowing, the maximum principal amount of Bid Loans in respect of which Offers at such particular interest rate for such particular Interest Period have been made, then the Borrower shall accept a PRO RATA portion of each such Offer at such rate and for such Interest Period, based as nearly as possible on the ratio of the maximum aggregate principal amounts of Bid Loans for which each such Offer was made by each Bank (PROVIDED THAT, if the available principal amount of Bid Loans to be so allocated is not sufficient to enable Bid Loans to be so allocated to each relevant Bank in integral multiples of $1,000,000, then the Administrative Agent may round allocations up or down in integral multiples not less than $500,000 as it shall deem appropriate), (iii) the aggregate principal amount of all Offers accepted by the Borrower shall not exceed the maximum amount contained in the related Bid Loan Request Confirmation, (iv) no Offer of a Bid Loan shall be accepted in a principal amount less than $5,000,000 and thereafter in integral multiples of $1,000,000, except as provided in the immediately preceding clause (ii) and (v) no offer of a Bid Loan shall be accepted if, at the time thereof or after giving effect thereto, (x) the aggregate principal amount of all outstanding Loans (whether Committed Loans, Swing Loans or Bid Loans) and L/C Obligations would exceed the Commitments then in effect or (y) the aggregate amount of Bid Loans would exceed the Bid Loan Limit then in effect. Any telephone notice given by the Borrower pursuant to this Section 2.4 shall be irrevocable and shall not be altered, modified, or in any other manner affected by any inconsistent terms contained in, or terms missing from, any written confirmation of such notice.

     SECTION 2.5.   NOTICE OF ACCEPTANCE OR REJECTION OF BIDS.

     (a) NOTICE TO BANKS MAKING BIDS. The Administrative Agent shall give telephonic notice to each Bank whether any of the Offers contained in its Bid has been accepted (and if so, in what amount, at what interest rate or spread, as applicable, and for what Interest Period) no later than 11:00 a.m. (Chicago time) (i) on the proposed Borrowing Date in the case of Stated Rate Bid Loans and (ii) three (3) Business Days before the proposed Borrowing Date in the case of Eurodollar Bid Loans, and each successful bidder will thereupon become bound, subject to Section 8 and the other applicable conditions hereof, to make the Bid Loan(s) in respect of which its Bid has been accepted. As soon as practicable thereafter the Administrative Agent shall send written notice substantially in the form of Exhibit F hereto to each such successful bidder; PROVIDED, HOWEVER, that failure to give such notice shall not affect the obligation of such successful bidder to disburse its Bid Loans as herein required.

     (b) DISBURSEMENT OF BID LOANS. Not later than 12:00 noon (Chicago time) on the Borrowing Date for each Borrowing of a Bid Loan(s), each Bank bound to make a Bid Loan(s) in accordance with Section 2.5(a) shall make available to the Administrative Agent the principal amount of each such Bid Loan in immediately available funds at the Administrative Agent's principal office in Chicago, Illinois. The Administrative Agent shall promptly thereafter make available to the Borrower like funds as received from each Bank, at such office of the Administrative Agent in Chicago, Illinois.

     (c) NOTICE TO THE BANKS. As soon as practicable after each Borrowing Date for Bid Loans, the Administrative Agent shall notify each Bank of the aggregate amount of Bid Loans advanced pursuant to a Bid Loan Request on such Borrowing Date, the Interest Period(s) therefor, and the lowest and highest interest rates or spreads, as applicable, at which Bid Loans were made for each Interest Period.

     SECTION 2.6. INTEREST ON BID LOANS. The Borrower shall pay interest on the unpaid principal amount of each Stated Rate Bid Loan from the applicable Borrowing Date to the maturity thereof at the rate of interest applicable to such Stated Rate Bid Loan as determined pursuant to the above provisions (calculated on the basis of a 360 day year and the actual number of days elapsed) payable on the last day of the Interest Period applicable to such Stated Rate Bid Loan and at maturity (whether by acceleration or otherwise), and, if the applicable Interest Period is longer than 90 days, on each day occurring every 90 days after the date such Loan is made. Each Eurodollar Bid Loan made by a Bank shall bear interest, which interest shall be payable, as provided in Section 1.3(b) hereof.

     SECTION 2.7. TELEPHONIC NOTICE. Each Bank's telephonic notice to the Administrative Agent of its Bid pursuant to Section 2.2(c), and the Borrower's telephonic acceptance of any Offer contained in a Bid pursuant to Section 2.4, shall be irrevocable and binding on such Bank and the Borrower and shall not be altered, modified, or in any other manner affected by any inconsistent terms contained in, or missing from, any telecopy or other confirmation of such telephonic notice. It is understood and agreed by the parties hereto that the Administrative Agent shall be entitled to act, or to fail to act, hereunder in reliance on its records of any telephonic notices provided for herein and that the Administrative Agent shall not incur any liability to any Person in so doing if its records conflict with any telecopy or other confirmation of a telephone notice or otherwise, provided that the Administrative Agent has acted, or failed to act, in good faith.

     SECTION 3.  GENERAL PROVISIONS APPLICABLE TO ALL LOANS.

     SECTION 3.1. INTEREST PERIODS. As provided in Section 1.5 hereof in the case of Committed Loans, in Section 1.6(d) hereof in the case of Swing Loans and in Section 2.2 hereof in the case of Bid Loans, at the time of each request for the Borrowing of Loans hereunder, the Borrower shall select an Interest Period applicable to such Loans from among the available options. The term "INTEREST PERIOD" means the period commencing on the date a Borrowing of Loans is made and ending, (a) in the case of Base Rate Loans, on the last day of the calendar quarter in which such Loan is made (I.E. the first to occur of March 31, June 30, September 30, and December 31 following the date such Borrowing is made);
(b) in the case of Eurodollar Loans, the date, as the Borrower may select, 1, 2, 3 or 6 months thereafter; (c) in the case of Stated Rate Bid Loans, on the date, as the Borrower may select, 1 to 180 days thereafter; (d) in the case of Eurodollar Bid Loans, on the date, as the Borrower may select, 1, 2, 3, 4, 5, or 6 months thereafter; and (e) in the case of Swing

Loans, on the date, as the Borrower may select, 1-7 days thereafter; PROVIDED, HOWEVER, that:

          (a) any Interest Period for a Borrowing of Base Rate Loans commencing less than 90 days before the Termination Date shall end on the Termination Date;

          (b) with respect to any Borrowing of Fixed Rate Loans, the Borrower may not select an Interest Period that extends beyond the Termination Date;

          (c) whenever the last day of any Interest Period would otherwise be a day that is not a Business Day, the last day of such Interest Period shall be extended to the next succeeding Business Day, PROVIDED THAT, in the case of an Interest Period for a Borrowing of Eurodollar Loans or Eurodollar Bid Loans, if such extension would cause the last day of such Interest Period to occur in the following calendar month, the last day of such Interest Period shall be the immediately preceding Business Day;

          (d) for purposes of determining the Interest Period for a Borrowing of Eurodollar Loans or Eurodollar Bid Loans, a month means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month; PROVIDED, HOWEVER, that if there is no numerically corresponding day in the month in which such an Interest Period is to end or if such an Interest Period begins on the last Business Day of a calendar month, then such Interest Period shall end on the last Business Day of the calendar month in which such Interest Period is to end; and

          (e) prior to February 8, 1997, (i) neither any Eurodollar Loan nor any Eurodollar Bid Loan shall have an Interest Period in excess of one month and (ii) no Stated Rate Bid Loan shall have an Interest Period in excess of 30 days.

     SECTION 3.2. MATURITY OF LOANS. Each Loan shall mature and become due and payable by the Borrower on the last day of the Interest Period applicable thereto.

     SECTION 3.3.   VOLUNTARY PREPAYMENTS.  (a)   COMMITTED LOANS.  The Borrower
shall have the privilege of prepaying without premium or penalty any Borrowing of Base Rate Loans in whole or in part (but, if in part, then in an amount not less than $1,000,000 and in integral multiples of $1,000,000 and in an amount such that the minimum amount required for a Borrowing of Base Rate Loans pursuant to Section 1.4 hereof remains outstanding) at any time upon prior notice to the Administrative Agent (which shall advise each Bank thereof promptly thereafter), such prepayment to be made by the payment of the principal amount to be prepaid and accrued interest thereon to the date fixed for prepayment. The Borrower may prepay any Borrowing of Eurodollar Loans in whole or in part (but, if in part, then in an amount not less than $1,000,000 and in integral multiples of $1,000,000 and in an amount such that the minimum amount required for a Borrowing of Eurodollar Loans pursuant to Section 1.4 hereof remains outstanding) at any time upon one (1) Business Day prior notice to the Administrative Agent (which shall advise each Bank thereof promptly thereafter), such prepayment to be made by the payment of the principal amount to be prepaid and accrued interest thereon to the date fixed for prepayment together with any compensation required by Section 3.8 hereof.

     (b) FIXED RATE LOANS. The Borrower may not voluntarily prepay any Bid Loan or any Swing Loan in each case before its maturity.

     (c) REBORROWINGS. Any amount paid or prepaid before the Termination Date may, subject to the terms and conditions of this Agreement, be borrowed, repaid and borrowed again.

     SECTION 3.4. DEFAULT RATE. If any payment of principal on any Loan is not made when due (whether by acceleration or otherwise), such Loan shall bear interest (computed on the basis of a year of 360 days and actual days elapsed or, if based on the Base Rate, on the basis of a year of 365 or 366 days, as applicable, and the actual number of days elapsed) from the date such payment was due until paid in full, payable on demand, at a rate per annum equal to:

          (a) with respect to any Base Rate Loan, the sum of two percent (2%) PLUS the Base Rate from time to time in effect PLUS the Applicable Margin; and

          (b) with respect to any Fixed Rate Loan, the sum of two percent (2%) PLUS the rate of interest in effect thereon at the time of such default (including the effect of any increase to Level V Status as a result of such default) until the end of the Interest Period applicable thereto and, thereafter, at a rate per annum equal to the sum of two percent (2%) PLUS the Base Rate from time to time in effect PLUS the Applicable Margin for Base Rate Loans.

     SECTION 3.5. THE NOTES. (a) All Committed Loans made to the Borrower by a Bank shall be evidenced by a promissory note of the Borrower (individually a "COMMITTED LOAN NOTE" and collectively the "COMMITTED LOAN NOTES"), each such Committed Loan Note to be payable to the order of the applicable Bank in the principal amount of its Commitment and otherwise in the form of Exhibit A-1 hereto.

     (b) All Swing Loans made to the Borrower by Harris Bank shall be evidenced by a promissory note of the Borrower (the "SWING NOTE"), the Swing Note to be payable to Harris Bank's order in the principal amount of its Swing Line Commitment and otherwise in the form of Exhibit A-2 hereto.

     (c) All Bid Loans made to the Borrower by a Bank shall be evidenced by a promissory note of the Borrower in the form of Exhibit B hereto (individually a "BID NOTE" and collectively the "BID NOTES"), each such Bid Note to be in the form of Exhibit B hereto.

     (d) Each Bank shall record on its books and records or on a schedule to the appropriate Note the amount of each Loan made by it to the Borrower, the Interest Period thereof, all payments of principal and interest and the principal balance from time to time outstanding thereon, the type of such Loan, and, in respect of any Fixed Rate Loan, the

Interest Period and the interest rate applicable thereto; PROVIDED THAT prior to the transfer of any Note such information relating to any outstanding Loans made by such Bank shall be recorded on the back of such Note or on a schedule to such Note. The record thereof, whether shown on such books and records of a Bank or on a schedule to any Note, shall be PRIMA FACIE evidence as to all such matters; PROVIDED, HOWEVER, that the failure of any Bank to record any of the foregoing or any error in any such record shall not limit or otherwise affect the obligation of the Borrower to repay all Loans made to it hereunder together with accrued interest thereon. At the request of any Bank and upon such Bank tendering to the Borrower the Note to be replaced, the Borrower shall furnish a new Note to such Bank to replace any outstanding Note (which will be exchanged for such new Note) and at such time the first notation appearing on a schedule on the reverse side of, or attached to, such new Note shall set forth the aggregate unpaid principal amount of all Loans, if any, then outstanding thereon.

     SECTION 3.6. COMMITMENT REDUCTIONS AND TERMINATIONS. (a) VOLUNTARY. The Borrower shall have the right at any time and from time to time, upon five (5) Business Days' prior written notice to the Administrative Agent, to terminate without premium or penalty, in whole or in part, the Commitments, any partial termination to be in an amount not less than $10,000,000 or any larger amount that is an integral multiple of $1,000,000, and to reduce ratably each Bank's Commitment; PROVIDED THAT the Commitments may not be reduced to an amount less than the aggregate principal amount of Loans and L/C Obligations then outstanding. Any reduction of the Commitments to a level below the Swing Line Commitment shall effect a concurrent reduction in the Swing Line Commitment so as to equal the total Commitments after giving effect to such reduction.

     (b) UPON INCURRENCE OF INDEBTEDNESS OR SECURITIZATION. On the date of receipt thereof by the Borrower or any of its Subsidiaries, the Commitments shall reduce by an amount equal to (i) 100% of the gross proceeds (net of reasonable costs directly incurred and payable as a result thereof) of the incurrence after the date hereof of indebtedness for borrowed money by the Borrower or any Subsidiary (other than (x) the Loans hereunder and (y) other such indebtedness for borrowed money to the extent the aggregate amount of such other indebtedness incurred in any one calendar year does not exceed $5,000,000 and incurred after the date hereof on a cumulative basis does not exceed $10,000,000) or (ii) 50% of the gross proceeds (net of costs directly incurred and payable as a result thereof) of the sale in a securitization or similar transaction after the date hereof of accounts receivable by the Borrower or any Subsidiary; PROVIDED, HOWEVER, that the Commitments shall not be reduced below $350,000,000 as a result of this clause (b).

     (c) UNUSED CREDIT. On April 8, 1997, the Commitments shall reduce by an amount equal to the lesser of (i) $300,000,000 or (ii) the sum of:

          (a) the principal amount then outstanding (or if a revolving credit facility, then the maximum principal amount of credit then available) on
     (i) the Existing Super Food Debt and (ii) the Existing NF Term Debt; plus

          (b) the excess (if any) of (i) $180,000,000 over (ii) the aggregate cumulative principal amount of Acquisition Credit (excluding Refunding Borrowings) extended on or prior to such date.

     (d) SCHEDULED MANDATORY REDUCTION. On December 31, 1998, the Commitments shall be reduced to $400,000,000 in the aggregate, unless sooner terminated or reduced in part to such level pursuant to the above provisions of this
Section 3.6.

     (e) TERMINATION DATE. Notwithstanding anything herein to the contrary, on the Termination Date, the Commitments and the Swing Line Commitment shall in each case be reduced to $0.

     (f) EFFECT OF TERMINATION OR REDUCTION. Any termination or reduction of the Commitments or the Swing Line Commitment pursuant to this Section 3.6 may not be reinstated. Each such partial termination or reduction of the Commitments shall reduce ratably each Bank's Commitment.

     SECTION 3.7.   MANDATORY PREPAYMENTS.  (a)   OUT OF PROCEEDS OF
INDEBTEDNESS OR SECURITIZATION. On the date of receipt thereof by the Borrower or any of its Subsidiaries, the Borrower shall prepay the Loans and (in the manner contemplated by Section 10.4 hereof) the L/C Obligations by an amount equal to 100% of the gross proceeds (net of reasonable costs directly incurred and payable as a result thereof) of (i) the incurrence after the date hereof of indebtedness for borrowed money by the Borrower or any Subsidiary (other than (x) the Loans hereunder and (y) other such indebtedness for borrowed money to the extent the aggregate amount of such other indebtedness incurred in any one calendar year does not exceed $5,000,000 and incurred after the date hereof on a cumulative basis does not exceed $10,000,000) or (ii) the sale in any securitization or similar transaction after the date hereof of accounts receivable by the Borrower or any Subsidiary. Notwithstanding anything in this
Section 3.7(a) to the contrary, the Borrower shall not be required to make any prepayment of any Fixed Rate Loan pursuant to this Section 3.7(a) until the last day of the Interest Period with respect thereto SO LONG AS an amount equal to the principal amount of such Fixed Rate Loan is deposited by the Borrower in a segregated cash collateral account with the Administrative Agent for the ratable benefit of the Banks to be held in such account on terms reasonably satisfactory to the Administrative Agent. The amount held on deposit in such account shall if and when requested by the Borrower be invested in direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America with a remaining maturity of one year or less, or other investments mutually satisfactory to the Borrower and the Administrative Agent. On the last day of such Interest Period, the amount held in such account shall be applied so as to make such prepayment, and except during the continuance of any Event of Default, any balance remaining on deposit in such account after such application shall be remitted to the Borrower.

     (b) UPON CHANGE OF CONTROL. If, within thirty (30) days after receiving notice under Section 9.5 of a Change of Control, the Required Banks notify the Borrower that they require prepayment of the Notes, on the date set forth in such notice (which date shall be no earlier than (x) five (5) days after such notice is given or (y) the day on which the Borrower repays any other Debt before its original scheduled due date, whichever day is earlier), the Borrower shall pay in full all Obligations then outstanding, including the prepayment of L/C Obligations in the manner contemplated by Section 10.4 hereof, and the Commitments and Swing Line Commitment shall terminate in full.

     (c) UPON TERMINATION OF OR REDUCTION IN COMMITMENTS. Except to the extent the second sentence of Section 3.7(a) provides otherwise, the Borrower shall, on the date the Commitments or Swing Line Commitment are terminated or reduced in whole or in part pursuant to Section 3.6 above, prepay the Notes by the amount, if any, necessary to reduce the aggregate principal amount of Loans and L/C Obligations to the amount to which the Commitments or Swing Line Commitment in each case have been reduced, such prepayment to be accompanied by accrued interest thereon to the date of prepayment together with any compensation due the Banks under Section 3.8 hereof (with any prepayment of L/C Obligations to be made in the manner contemplated by Section 10.4 hereof).

     SECTION 3.8. FUNDING INDEMNITY. In the event any Bank shall incur any loss, cost or expense (including, without limitation, any loss of profit, and any loss, cost or expense incurred by reason of the liquidation or re-employment of deposits or other funds acquired by such Bank to fund or maintain any Fixed Rate Loan or the relending or reinvesting of such deposits or amounts paid or prepaid to such Bank) as a result of:

          (a) any payment or prepayment of a Fixed Rate Loan on a date other than the last day of its Interest Period for any reason, whether before or after default, and whether or not such payment is required by any provisions of this Agreement, or

          (b) any failure (because of a failure to meet the conditions of Section 8 or otherwise) by the Borrower to borrow a Fixed Rate Loan on the date specified in a notice given pursuant to Section 1.5, 1.6(d) or 2.4 hereof, then, upon the demand of such Bank, the Borrower shall pay to such Bank such amount as will reimburse such Bank for such loss, cost or expense. If any Bank makes such a claim for compensation, it shall provide to the Borrower, with a copy to the Administrative Agent, a certificate executed by an officer of such Bank setting forth the amount of such loss, cost or expense in reasonable detail (including an explanation of the basis for and the computation of such loss, cost or expense) and the amounts shown on such certificate if reasonably calculated shall be conclusive.

     SECTION 3.9. USE OF PROCEEDS. The proceeds of the Loans and Letters of Credit shall only be used to (i) purchase of Super Food Shares tendered pursuant to the Tender Offer and to pay Transaction Costs related to the Tender Offer (each Loan and Letter of Credit, in each case to the extent used for such purposes, being hereinafter referred to as "TENDER CREDIT") and (ii) make cash payments in respect of the Super Food Shares which are converted into a right to receive cash (including as a result of the exercise of appraisal rights) in connection with the Merger and to pay Transaction Costs related to the Merger (each Loan and Letter of Credit, in each case to the extent used for such purposes, being hereinafter referred to as "MERGER CREDIT") and (iii) repay each and any issue of the Existing Super Food Debt (each separate issue to the extent repaid, must be repaid in full, not in part) and to pay Transaction Costs related to such repayment (each Loan or Letter of Credit, in each case to the extent used for such purposes, being hereinafter referred to as "SUPER FOOD DEBT REFINANCING CREDIT") (the Tender Credit, Merger Credit and Super Food Debt Refinancing Credit being hereinafter referred to collectively as "ACQUISITION CREDIT") and
(iv) repay each and any issue of the Existing NF Revolver Debt (each separate issue to the extent repaid, must be repaid in full, not in part) and to pay Transaction Costs related to such repayment (each Loan or Letter of Credit, in each case to the extent used for such purposes, being hereinafter referred to as "NF REVOLVER REFINANCING CREDIT") and (v) repay each and any issue of the Existing NF Term Debt (each separate issue to the extent repaid, must be repaid in full, not in part) and to pay Transaction Costs related to such repayment (each Loan or Letter of Credit, in each case to the extent used for such purposes, being hereinafter referred to as "NF TERM REFINANCING CREDIT") (Super Food Debt Refinancing Credit, NF Revolver Refinancing Credit and NF Term Refinancing Credit being hereinafter referred to collectively as "REFINANCING CREDIT") and (vi) to provide working capital for the Borrower and its Subsidiaries (each Loan or Letter of Credit, in each case to the extent used for such purposes, being hereinafter referred to as "WORKING CAPITAL CREDIT"); PROVIDED, HOWEVER, that not more than $240,000,000 in aggregate cumulative principal amount of the Loans and Letters of Credit shall constitute Acquisition Credit.

SECTION 4.     FEES.

     SECTION 4.1. FACILITY FEE. The Borrower shall pay to the Administrative Agent for the ratable account of the Banks a facility fee at the rate equal to the Applicable Margin (as then determined and computed) on the average daily amount of the Commitments hereunder (whether used or unused), payable in arrears on the last day of each March, June, September, and December, commencing with the first of such dates after the date hereof, and on the Termination Date.

     SECTION 4.2. LETTER OF CREDIT FEES. On the date of issuance or extension, or increase in the amount, of any standby Letter of Credit pursuant to Section 1.2 hereof, the Borrower shall pay to the Administrative Agent for its own account an issuance fee equal to 1/10 of 1% (0.10%) of the face amount of (or of the increase in the face amount of) such standby Letter of Credit. In addition, the Borrower shall pay to the Administrative Agent for its own account
(i) the Administrative Agent's standard issuance fee for each commercial Letter of Credit and (ii) the Administrative Agent's standard drawing, negotiation, amendment, and other administrative fees for each Letter of Credit (such standard fees referred to in the preceding clauses (i) and (ii) may be established by the Administrative Agent from time to time). Quarterly in arrears, on the last day of each calendar quarter, commencing on the first of such dates after the date hereof, the Borrower shall pay to the Administrative Agent, for the ratable benefit of the Banks in accordance with their Percentages, a letter of credit fee at a rate per annum equal to the Applicable Margin for Eurodollar Loans in effect during each day of such quarter applied to the daily average face amount of Letters of Credit outstanding during such quarter.

     SECTION 4.3. BID LOAN FEE. The Borrower shall pay to the Administrative Agent for its own account an administrative fee for each Bid Loan Request by the Borrower, such fee to be in the amount agreed to in a letter exchanged between the Borrower and the Agents dated October 4, 1996 and to be payable no later than 3:00 p.m. (Chicago time) on the date each such Bid Loan Request is received and to be deemed fully earned whether or not any Bid Loan is made pursuant to such Bid Loan Request.

     SECTION 4.4. AGENTS' FEES. The Borrower shall pay to the Agents the fees agreed to in a letter exchanged between them dated October 4, 1996.

     SECTION 4.5.   FEE CALCULATIONS.  All fees payable under Sections 4.1 and
4.2 hereof shall be computed on the basis of a year of 365 or 366 days, as applicable, for the actual number of days elapsed.

SECTION 5.     PLACE AND APPLICATION OF PAYMENTS.

     SECTION 5.1. PLACE AND APPLICATION OF PAYMENTS. All payments of principal of and interest on the Loans and the Reimbursement Obligations, and of all other amounts payable by the Borrower under this Agreement, shall be made to the Administrative Agent by no later than 12:00 noon (Chicago time) at the principal office of the Administrative Agent in Chicago, Illinois (or such other location in the State of Illinois as the Administrative Agent may designate to the Borrower). Any payments received after such time shall be deemed to have been received by the Administrative Agent on the next Business Day. All such payments shall be made in U.S. Dollars, in immediately available funds at the place of payment. All such payments shall be made, in all cases, without set-off or counterclaim and, subject to Section 14.1 hereof, without reduction for, and free from, any and all present or future taxes, levies, imposts, duties, fees, charges, deductions, withholdings, restrictions or conditions of any nature imposed by any government or any political subdivision or taxing authority thereof (but excluding any taxes imposed or measured by the net income of any Bank). The Administrative Agent will promptly thereafter (and in any case before the close of business on the day the Administrative Agent receives such funds, if timely received by the Administrative Agent) cause to be distributed like funds relating to the payment of principal or interest on Committed Loans or fees ratably to the Banks and like funds relating to the payment of any other amount payable to any Bank to such Bank, in each case to be applied in accordance with the terms of this Agreement. If the Administrative Agent fails to distribute such payments to any Bank by such times, the Administrative Agent shall pay to such Bank interest on the amount not paid in respect of each day during the period commencing on the date such payment was received by the Administrative Agent (or the following Business Day in the case of payments received after 12:00 noon (Chicago time)) and ending on but excluding the date the Administrative Agent pays such amount at a rate per annum equal to the effective rate charged to the Administrative Agent for overnight federal funds transactions with member banks of the federal reserve system for each day as determined by the Administrative Agent (or in the case of a day which is not a Business Day, then for the preceding day).

     Anything contained herein to the contrary notwithstanding, all payments and collections received in respect of the indebtedness evidenced by the Notes and Applications received, in each instance, by the Administrative Agent or any of the Banks after the occurrence of an Event of Default shall be remitted to the Administrative Agent and distributed as follows:

          (a) first, to the payment of any reasonable outstanding costs and expenses incurred by the Administrative Agent in protecting, preserving or enforcing rights under this Agreement, the Notes and the Applications and in any event including all reasonable costs and expenses of a character which the Borrower has agreed to pay under Section 14.15 hereof (such funds to be retained by the Administrative Agent for its own account unless it has previously been reimbursed for such costs and expenses by the Banks, in which event such amounts shall be remitted to the Banks to reimburse them for payments theretofore made to the Administrative Agent);

          (b) second, to the payment of any outstanding interest or other fees or indemnification amounts due under the Notes, the Applications or this Agreement other than for principal, ratably as among the Administrative Agent and the Banks in accord with the amount of such interest and other fees or amounts owing each;

          (c) third, to the payment of the principal of the Notes, any liabilities in respect of Reimbursement Obligations and to the Administrative Agent to be held as collateral security for any undrawn Letters of Credit (until the Administrative Agent is holding an amount of cash equal to the then outstanding amount of all such Letters of Credit), the aggregate amount paid to or held as collateral security for the Banks to be allocated pro rata as among the Banks in accord with the then respective aggregate unpaid principal balances of the Notes and the Letters of Credit;

          (d) fourth, to the Administrative Agent and the Banks ratably in accord with the amounts of other Obligations owing to each of them (other than those described above) unless and until all such indebtedness, obligations and liabilities have been fully paid and satisfied; and

          (e) fifth, to the Borrower or whoever may be lawfully entitled thereto.

     .

     SECTION 6.1. DEFINITIONS. The following terms when used herein have the following meanings:

     "ACQUISITION" shall mean (x) the Tender Offer and (y) the Merger.

     "ACQUISITION CREDIT" is defined in Section 3.9 hereof.

     "ACQUISITION PERIOD" means the period commencing on the date of the initial extension of Tender Credit and concluding with the Merger.

     "ADJUSTED LIBOR" is defined in Section 1.3(b) hereof.

     "ADMINISTRATIVE AGENT" means Harris Trust and Savings Bank and any successor pursuant to Section 12.8 hereof.

     "AFFILIATE" shall mean any Person (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, the Borrower, (ii) which beneficially owns or holds 5% or more of any class of the Voting Stock of the Borrower or (iii) 5% or more of the Voting Stock (or in the case of a Person which is not a corporation, 5% or more of the equity interest) of which is beneficially owned or held by the Borrower or a Subsidiary. The term "CONTROL" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of Voting Stock, by contract or otherwise.

     "AGENTS" mean the Administrative Agent and the Syndication Agents.

     "APPLICABLE MARGIN" is defined in Section 1.3(c) hereof.

     "APPLICATION" is defined in Section 1.2(d) hereof.

     "AUTHORIZED REPRESENTATIVE" means those persons shown on the list of officers provided by the Borrower pursuant to Section 8.1(d) hereof or on any update of any such list provided by the Borrower to the Administrative Agent, or any further or different officer(s) or employee(s) of the Borrower so named by any Authorized Representative of the Borrower in a written notice to the Administrative Agent.

     "BANK" means each bank signatory hereto and its successors, and any assignee of a Bank pursuant to Section 14.12 hereof.

     "BASE RATE" is defined in Section 1.3(a) hereof.

     "BASE RATE LOAN" means a Loan bearing interest at the rate specified in
Section 1.3(a) hereof.

     "BID" is defined in Section 2.2(c) hereof.

     "BID LOAN" is defined in Section 2.1 hereof.

     "BID LOAN LIMIT" shall mean an amount (x) equal to the Commitments if and so long as Level I Status, Level II Status or Level III Status exist, (y) equal to 50% of the Commitments if and so long as Level IV Status exists and (z) equal to $0 at all other times.

     "BID LOAN REQUEST" is defined in Section 2.2(a) hereof.

     "BID LOAN REQUEST CONFIRMATION" is defined in Section 2.2(a) hereof.

     "BID NOTE" is defined in Section 3.5(b) hereof.

     "BORROWER" is defined in the introductory paragraph of this Agreement.

     "BORROWING" means the total of Loans of a single type made by one or more Banks on a single date and for a single Interest Period. Borrowings of Committed Loans are made and maintained ratably from each of the Banks according to their Percentages. Borrowings of Bid Loans are made from a Bank or Banks in accordance with the procedures of Section 2 hereof. Borrowings of Swing Loans are made from Harris Bank in accordance with the procedures of Section 1.6 hereof.

     "BORROWING DATE" is defined in Section 2.2(a) hereof.

     "BUSINESS DAY" means (a) any day other than a Saturday or Sunday on which
(x) banks are not authorized or required to close in Chicago, Illinois or New York, New York and (y) the Federal Reserve Bank for such cities is generally open for transaction of its business and (b) if the applicable Business Day relates to the borrowing or payment of a Eurodollar Loan, any day satisfying the criteria set forth in the immediately preceding clause (a) on which banks are dealing in United States Dollar deposits in the interbank market in London, England and Nassau, Bahamas.

     "CAPITAL LEASE" means any lease of Property which in accordance with GAAP is required to be capitalized on the balance sheet of the lessee.

     "CAPITALIZED LEASE OBLIGATIONS" means, for any Person, the amount of such Person's liabilities under Capitalized Leases determined at any date in accordance with GAAP.

     "CERCLA" is defined in Section 7.12(b) hereof.

     "CHANGE OF CONTROL" means the occurrence of any of the following circumstances:

          (a) any Person or two or more Persons acting in concert acquire beneficial ownership (within the meaning of Rule 13d-3 of the SEC under the Securities Exchange Act of 1934), directly or indirectly, of Securities of the Borrower (or other Securities convertible into such Securities) representing 25% or more of the combined voting power of all Securities of the Borrower entitled to vote in the election of directors; or

          (b) during any period of up to 12 consecutive months, whether commencing before or after the date hereof, the membership of the Board of Directors of the Borrower changes for any reason (other than by reason of death, disability, or scheduled retirement) so that the majority of the Board of Directors is made up of Persons who were not directors at the beginning of such 12 month period.

     "CODE" means the Internal Revenue Code of 1986, as amended.

     "COMMITMENTS" is defined in Section 1.1 hereof.

     "COMMITTED LOANS" in defined in Section 1.1 hereof.

     "COMMITTED LOAN NOTE" is defined in Section 3.5(a) hereof.

     "COMPLIANCE CERTIFICATE" means a certificate in the form of Exhibit H hereto.

     "CONFIRMATION OF BID" is defined in Section 2.2(c) hereof.

     "CONSOLIDATED NET INCOME" means, for any period, the net income (or net loss) of the Borrower and its Subsidiaries for such period computed on a consolidated basis in accordance with GAAP, but in any event excluding any extraordinary profits and losses and also excluding any taxes on such profits and any tax credits on account of such losses.

     "CONTRACTUAL OBLIGATION" means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or undertaking to which such Person is a party or by which it or any of its Property is bound.

     "CONTROLLED GROUP" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower or any Subsidiary, are treated as a single employer under Section 414 of the Code.

     "CREDIT EVENT" means the advancing of any Loan, including any Refunding Borrowing, or the issuance of, or extension of the expiration date or increase in the amount of, any Letter of Credit.

     "CURRENT MATURITIES" shall mean, as applied to any Person as at any date of determination, all payments of principal due under the terms of Indebtedness of such Person within twelve calendar months after that date.

          "CURRENT RATIO" means, at any time the same is to be determined, the ratio of current assets of the Borrower and its Subsidiaries to current liabilities of the Borrower and its Subsidiaries, all as determined on a consolidated basis in accordance with GAAP consistently applied, but in any event excluding the Loans from current liabilities for such purposes.

     "DCGL" shall mean the Delaware General Corporation Law.

     "DEBT" means, for any Person, any Indebtedness of such Person only of the types described in clauses (i) through (v) of the definition of such term.

     "DEBT REFINANCING CREDIT" is defined in Section 3.9 hereof.

     "DEFAULT" means any event or condition the occurrence of which would, with the passage of time or the giving of notice, or both, constitute an Event of Default.

     "EBIT" means, for any period, Consolidated Net Income for such period PLUS all amounts deducted in arriving at such Consolidated Net Income amount for such period for Interest Expense and for federal, state and local income tax expense.

     "EBITDA" means, for any period, Consolidated Net Income for such period PLUS all amounts deducted in arriving at such Consolidated Net Income amount for such period for Interest Expense and for federal, state and local income tax expense and for amortization of intangibles and for depreciation of property, plant and equipment in accordance with GAAP.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute.

     "ERISA AFFILIATE" shall mean with respect to any Person, any
(i) corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as such Person,
(ii) partnership or other trade or business (whether or not incorporated) under common control (within the meaning of Section 414(c) of the Code) with such Person, and (iii) member of the same affiliated service group (within the meaning of Section 414(m) of the Code) as such Person, any corporation described in clause (i) above or any partnership or trade or business described in clause (ii) above.

     "EURODOLLAR BID LOANS" is defined in Section 2.1 hereof.

     "EURODOLLAR LOAN" means a Loan bearing interest at the rate specified in
Section 1.3(b) hereof.

     "EURODOLLAR RESERVE PERCENTAGE" is defined in Section 1.3(b) hereof.

     "EVENT OF DEFAULT" means any of the events or circumstances specified in
Section 10.1 hereof.

     "EXISTING DEBT" means the Existing NF Revolver Debt, the Existing NF Term Debt and the Existing Super Food Debt.

     "EXISTING NF REVOLVER DEBT" means the revolving credit facilities currently available to the Borrower and its Subsidiaries listed on Exhibit L attached hereto.

     "EXISTING NF TERM DEBT" means the term credit facilities currently available to the Borrower and its Subsidiaries listed on Exhibit M attached hereto.

     "EXISTING SUPER FOOD DEBT" means the revolving and term credit facilities currently available to Super Food and its subsidiaries listed on Exhibit N attached hereto.

     "FACILITY FEE" means the fee payable by the Borrower to the Banks under
Section 4.1 hereof.

     "FEDERAL FUNDS RATE" shall mean the Federal funds rate described in clause
(ii) (x) of the definition of Base Rate.

     "FIXED RATE LOAN" means Eurodollar Loans, Swing Loans and Bid Loans.

     "FOREIGN SUBSIDIARY" shall mean (i) each Subsidiary of the Borrower which is organized under the laws of a jurisdiction other than the United States of America or any State thereof and (ii) each Subsidiary of the Borrower of which a majority of the revenues, earnings or total assets (determined on a consolidated basis with that Subsidiary's subsidiaries) are located or derived from operations outside of the United States of America.

     "GAAP" means generally accepted accounting principles as in effect from time to time, applied by the Borrower and its Subsidiaries on a basis consistent with the preparation of the Borrower's most recent financial statements furnished to the Banks pursuant to Section 7.4(a) hereof.

     "GUARANTOR" means each Subsidiary of the Borrower that executes and delivers to the Administrative Agent a Subsidiary Guarantee Agreement in the form of Exhibit I hereto along with the accompanying closing documents required by Sections 8.1 or 9.1 hereof, as applicable.

     "GUARANTY" by any Person means (a) all obligations (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) of such Person to guarantee or otherwise indemnify in respect of, or to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, or to assure an obligee against failure to make payment in respect of, Debt of others and (b) without duplication, all obligations of such Person arising out of letters of credit (except to the extent such letters of credit back up indebtedness that constitutes Debt of such Person). For the purpose of all computations made under this Agreement, the amount of a Guaranty in respect of any obligation shall be deemed to be equal to the maximum aggregate amount of such obligation or, if the Guaranty is limited to less than the full amount of such obligation, the maximum aggregate potential liability under the terms of the Guaranty.

     "HARRIS BANK" is defined in the introductory paragraph hereof.

     "INDEBTEDNESS" means and includes, for any Person, all obligations of such Person, without duplication, which are required by GAAP to be shown as liabilities on its balance sheet, and in any event shall include all of the following whether or not so shown as liabilities (i) obligations of such Person for borrowed money, (ii) obligations of such Person representing the deferred purchase price of property or services other than accounts payable arising in the ordinary course of business on terms customary in the trade,
(iii) obligations of such Person evidenced by notes, acceptances, or other instruments of such Person (iv) obligations, whether or not assumed, secured by Liens or payable out of the proceeds or production from Property now or hereafter owned or acquired by such Person, (v) Capitalized Lease Obligations of such Person and (vi) obligations for which such Person is obligated pursuant to a Guaranty.

     "INTEREST COVERAGE RATIO" means, for any period of four consecutive fiscal quarters of the Borrower ending with the most recently completed such fiscal quarter, the ratio of EBIT to Interest Expense for such period; PROVIDED, HOWEVER, that

          (a) the Interest Coverage Ratio as of the fiscal quarter of the Borrower ending on or about March 22, 1997 shall mean the ratio of (x) the quotient which results by dividing (i) EBIT for the fiscal quarter of the Borrower then ended by (ii) 0.17 to (y) the quotient which results by dividing (i) Interest Expense for the same one fiscal quarter by (ii) 0.25;

          (b) the Interest Coverage Ratio as of the fiscal quarter of the Borrower ending on or about June 14, 1997 shall mean the ratio of (x) the quotient which results by dividing (i) EBIT for the two fiscal quarters of the Borrower then ended by (ii) 0.43 to (y) the quotient which results by dividing (i) Interest Expense for the same two fiscal quarters by (ii) 0.50; and

          (c) the Interest Coverage Ratio as of the fiscal quarter of the Borrower ending on or about October 4, 1997 shall mean the ratio of (x) the quotient which results by dividing (i) EBIT for the three fiscal quarters of the Borrower then ended by (ii) 0.75 to (y) the quotient which results by dividing (i) Interest Expense for the same three fiscal quarters by (ii) 0.75.

     "INTEREST EXPENSE" means, for any period, the sum of all interest charges (including imputed interest charges with respect to Capitalized Lease Obligations and all amortization of debt discount and expense) of the Borrower and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP.

     "INTEREST PERIOD" is defined in Section 3.1 hereof.

     "INVESTMENTS" is defined in Section 9.14 hereof.

     "L/C COMMITMENT" means $25,000,000.

     "L/C DOCUMENTS" means the Letters of Credit, any draft or other document presented in connection with a drawing thereunder, the Applications and this Agreement.

     "L/C OBLIGATIONS" means the aggregate undrawn face amounts of all outstanding Letters of Credit and all unpaid Reimbursement Obligations.

     "LENDING OFFICE" is defined in Section 11.4 hereof.

     "LETTER OF CREDIT" is defined in Section 1.2(a) hereof.

     "LEVERAGE RATIO" means, as of any time the same is to be determined, the ratio of Total Funded Debt at such time to EBITDA for the four most recently completed fiscal quarters of the Borrower; PROVIDED, HOWEVER, that:

          (a) the Leverage Ratio as of the close of the fiscal quarter of the Borrower ending on or about March 22, 1997 shall mean the ratio of (x) Total Funded Debt at such time to (y) the quotient which results by dividing (i) EBITDA for the fiscal quarter of the Borrower then ended by
     (ii) 0.17;

          (b) the Leverage Ratio as of the close of the fiscal quarter of the Borrower ending on or about June 14, 1997 shall mean the ratio of (x) Total Funded Debt at such time to (y) the quotient which results by dividing (i) EBITDA for the two fiscal quarters of the Borrower then ended by (ii) 0.43; and

          (c) the Leverage Ratio as of the close of the fiscal quarter of the Borrower ending on or about October 4, 1997 shall mean the ratio of (x) Total Funded Debt at such time to (y) the quotient which results by dividing (i) EBITDA for the three fiscal quarters of the Borrower then ended by (ii) 0.75.

     "LEVEL I STATUS" means the S&P Rating is at least BBB+ or higher OR the Moody's Rating is at least Baa1 or higher.

     "LEVEL II STATUS" means Level I Status does not exist, but the S&P Rating is at least BBB or higher OR the Moody's Rating is at least Baa2 or higher.

     "LEVEL III STATUS" means neither Level I Status nor Level II Status exists, but the S&P Rating is at least BBB- or higher OR the Moody's Rating is at least Baa3 or higher.

     "LEVEL IV STATUS" means none of Level I Status, Level II Status, and
Level III Status exist, but the S&P Rating is at least BB+ OR the Moody's Rating is at least Ba1 or higher.

     "LEVEL V STATUS" means none of Level I Status, Level II Status, Level III Status, and Level IV Status exist.

     "LIBOR" is defined in Section 1.3(b) hereof.

     "LIEN" means any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, including, but not limited to, the security interest or lien arising from a mortgage, encumbrance, pledge, conditional sale, security agreement or trust receipt, or a lease, consignment or bailment for security purposes. The term "LIEN" shall also include reservations, exceptions, encroachments, easements, rights of way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting Property. For the purposes of this definition, a Person shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement, Capitalized Lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person for security purposes, and such retention of title shall constitute a "LIEN." However, the term "LIEN" shall not include the sole act of selling accounts receivable, whether with or without recourse, in a securitization or similar financing transaction.

     "LOAN" means and includes Committed Loans, Swing Loans and Bid Loans, and each of them singly, and the term "TYPE" of Loan refers to its status as a Committed Loan, Swing Loan or Bid Loan or, if a Committed Loan, to its status as a Base Rate Loan or Eurodollar Loan or, if a Bid Loan, to its status as a Stated Rate Bid Loan or Eurodollar Bid Loan.

     "LOAN DOCUMENTS" means this Agreement, the Notes, the Applications, the Letters of Credit, and each Subsidiary Guarantee Agreement delivered to the Administrative Agent pursuant to Sections 8.1 or 9.1 hereof, as applicable.

     "LONG-TERM DEBT" shall mean all Total Funded Debt having a final maturity of one or more than one year from the date of origin thereof (or which is renewable or extendible at the option of the obligor for a period or periods more than one year from the date of origin), including all payments in respect thereof that are required to be made within one year from the date of any determination of Long-Term Debt.

     "MATERIAL PLAN" is defined in Section 10.1(f) hereof.

     "MERGER" means the merger of NF Acquisition with and into Super Food, with Super Food being the corporation surviving such merger on the terms and conditions set forth in the Merger Agreement.

     "MERGER AGREEMENT" means that certain Agreement and Plan of Merger, dated as of October 8, 1996 between NF Acquisition, the Borrower and Super Food and delivered to the Banks on or prior to the date hereof.

     "MERGER CREDIT" is defined in Section 3.9 hereof.

     "MOODY'S RATING" means the rating assigned by Moody's Investors Service, Inc., to the outstanding senior unsecured non-credit enhanced long-term indebtedness of the Borrower. Any reference in this Agreement to any specific rating is a reference to such rating as currently defined by Moody's Investors Service, Inc., and shall be deemed to refer to the equivalent rating if such rating system changes.

     "NF ACQUISITION" means NFC Acquisition Corporation, a Delaware corporation.

     "NOTE" means and includes the Committed Loan Notes, the Swing Note and the Bid Notes and each individually, unless the context in which such term is used shall otherwise require.

     "OFFER" is defined in Section 2.2(c) hereof.

     "OFFER TO PURCHASE" shall mean the Offer to Purchase dated October 9, 1996 issued in connection with the Tender Offer and set forth in Exhibit (a)(1) to
Schedule 14D-1 to the Tender Offer Statement, such offer to be in the form of the October 8, 1996 12:19 a.m. (Chicago time) draft thereof heretofore submitted by the Borrower to the Agents.

     "OBLIGATIONS" means all fees payable hereunder, all obligations of the Borrower to pay principal or interest on Loans and Reimbursement Obligations, and all other payment obligations of the Borrower arising under or in relation to any Loan Document.

     "PARTICIPATING BANK" is defined in Section 1.2(f) hereof.

     "PBGC" is defined in Section 7.9 hereof.

     "PERCENTAGE" means, for each Bank, the percentage of the Commitments represented by such Bank's Commitment or, if the Commitments have been terminated, the percentage held by such Bank (including through participation interests in Reimbursement Obligations) of the aggregate principal amount of all outstanding Obligations.

     "PERSON" shall mean an individual, partnership, corporation, limited liability company, trust or unincorporated organization, and a government or agency or political subdivision thereof.

     "PLAN" means, with respect to the Borrower and each Subsidiary at any time, an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and either (i) is maintained by a member of the Controlled Group for employees of a member of the Controlled Group of which the Borrower or such Subsidiary is a part or (ii) is maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which a member of the Controlled Group of which the Borrower or such Subsidiary is a part is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions.

     "PNC BANK" is defined in the introductory paragraph hereof.

     "PROPERTY" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, whether now owned or hereafter acquired.

     "PROXY MATERIALS" shall mean all Proxy Materials, information statements or similar materials sent or to be sent by Super Food to its stockholders in connection with the Merger.

     "REFUNDING BORROWING" is defined in Section 1.5(d) hereof.

     "REIMBURSEMENT OBLIGATION" is defined in Section 1.2(e) hereof.

     "REQUIRED BANKS" means, as of the date of determination thereof, Banks holding at least 51% of the Percentages.

     "SECURITY" has the same meaning as in Section 2(l) of the Securities Act of 1933, as amended.

     "SEC" means the Securities and Exchange Commission.

     "SET-OFF" is defined in Section 14.7 hereof.

     "SHAREHOLDER'S EQUITY" means, as of any date the same is to be determined, the total shareholder's equity (including capital stock, additional paid-in-capital and retained earnings after deducting treasury stock, but excluding minority interests in Subsidiaries) which would appear on a balance sheet of the Borrower and its Subsidiaries determined on a consolidated basis in accordance with GAAP.

     "SINGLE RATING STATUS" means the Level I Status, Level II Status, Level III Status, Level IV Status or Level V Status, as the case may be, but with each of the foregoing determined solely with respect to the S&P Rating or solely with respect to the Moody's Rating.

     "S&P RATING" means the rating assigned by Standard & Poors Ratings Services Group, a division of The McGraw-Hill Companies, Inc., to the outstanding senior unsecured non-credit enhanced long-term indebtedness of the Borrower. Any reference in this Agreement to any specific rating is a reference to such rating as currently defined by Standard & Poors Ratings Services Group, a division of The McGraw-Hill Companies, Inc., and shall be deemed to refer to the equivalent rating if such rating system changes.

     "STATED RATE BID LOANS" is defined in Section 2.1 hereof.

     "SUBSIDIARY GUARANTEE AGREEMENT" means a letter to the Administrative Agent in the form of Exhibit I hereto executed by a Subsidiary whereby it acknowledges it is party hereto as a Guarantor under Section 13 hereof.

     The term "SUBSIDIARY" means, as to any particular parent corporation, any corporation of which more than 50% (by number of votes) of the Voting Stock shall be owned by such parent corporation and/or one or more corporations which are themselves subsidiaries of such parent corporation. The term "SUBSIDIARY" shall mean a subsidiary of the Borrower.

     "SUPER FOOD" shall mean Super Food Services, Inc., a Delaware corporation.

     "SUPER FOOD SHARES" shall mean the common stock, par value $1.00 per share, of Super Food.

     "SWING LINE COMMITMENT" means the commitment of Harris to make Swing Loans in the amount set forth opposite its signature hereto under the heading "Swing Line Commitment".

     "SWING NOTE" is defined in Section 3.5(b) hereof.

     "SWING LOANS" is defined in Section 1.6(a) hereof.

     "SYNDICATION AGENTS" is defined in the introductory paragraph hereof and includes any successor thereto pursuant to Section 12.8 hereof.

     "TANGIBLE NET WORTH" means, as of any time the same is to be determined, the Shareholders' Equity less the sum of (i) the aggregate book value of all assets which would be classified as intangible assets under GAAP, including, without limitation, goodwill, patents, trademarks, trade names, copyrights, franchises and deferred charges (including, without limitation, unamortized debt discount and expense, organization costs and deferred research and development expense) and similar assets and (ii) the write-up of assets above cost.

     "TENDER CREDIT" is defined in Section 3.9 hereof.

     "TENDER OFFER" means the offer to purchase for cash outstanding Super Food shares pursuant to the Tender Offer Materials.

     "TENDER OFFER MATERIALS" means the Tender Offer Statement on Schedule 14D-1 and on Schedule 13D to be filed by NF Acquisition with the SEC pursuant to Sections 14(d)(1) and 13(e) of the Exchange Act on October 9, 1996 in the form of the October 8, 1996 12:14 a.m. (Chicago time) draft thereof heretofore submitted by the Borrower to the Agents, together with all exhibits thereto, including the form of the Offer to Purchase, and any amendments or supplements thereto.

     "TENDERED SUPER FOOD SHARES" means all of the Super Food Shares tendered to and purchased by NF Acquisition pursuant to the Tender Offer.

     "TERMINATION DATE" means October 8, 2001, or such earlier date on which the Commitments are terminated in whole pursuant to Sections 3.6, 3.7, 10.2 or 10.3 hereof.

     "TOTAL ASSETS" shall mean as of the date of any determination thereof, the total amount of all assets of the Borrower and its Subsidiaries as determined on a consolidated basis in accordance with GAAP.

     "TOTAL FUNDED DEBT" means all Debt of the Borrower and its Subsidiaries determined without duplication on a consolidated basis.

     "TRANSACTION COSTS" means the fees, costs and expenses payable by the Borrower pursuant hereto and other fees, costs and expenses (other than the purchase price of the Tendered Super Food Shares) payable by the Borrower or any Subsidiary in connection with the Tender Offer, the Merger, this Agreement or the refinancing of the Existing Debt.

     "UNFUNDED VESTED LIABILITIES" means, with respect to any Plan, which is not a multiemployer plan, as defined in Section 4001(a)(3) of ERISA, at any time, the amount (if any) by which the present value of all vested nonforfeitable accrued benefits under such Plan exceeds the fair market value of all Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plan using the assumptions used in the valuation prepared as of such date for purposes of Code Section 412, but only to the extent that such excess represents a potential liability of a member of the Controlled Group to the PBGC or such Plan under Title IV of ERISA.

     "VOTING STOCK" shall mean Securities of any class or classes the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or Persons performing similar functions).

     "WEIGHTED AVERAGE LIFE TO MATURITY" means for any Long-Term Debt (the "RELEVANT DEBT") as at the time of determination thereof, the number of years obtained by dividing the then Remaining Dollar Years of the Relevant Debt by the then outstanding principal amount of the Relevant Debt. For purposes hereof, the term "REMAINING DOLLAR YEARS" of the Relevant Debt means the amount obtained by (i) multiplying the amount of each then remaining required payment or redemption (including the repayment at final maturity), by the number of years (calculated at the nearest one-twelfth) which will elapse between the date of determination of the Weighted Average Life to Maturity of the Relevant Debt and the date of that required payment and (ii) totaling all of the products obtained in this clause (i).

     "WELFARE PLAN" means a "welfare plan" as defined in Section 3(1) of ERISA.

     "WHOLLY-OWNED" when used in connection with any Subsidiary shall mean a Subsidiary of which all of the issued and outstanding shares of stock (except shares required as directors' qualifying shares) shall be owned by the Borrower and/or one or more of its Wholly-owned Subsidiaries.

     "WORKING CAPITAL CREDIT" is defined in Section 3.9 hereof.

     SECTION 6.2. INTERPRETATION. The foregoing definitions shall be equally applicable to both the singular and plural forms of the terms defined. All references to times of day herein shall be references to Chicago, Illinois time unless otherwise specifically provided. Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, the same shall be done in accordance with GAAP consistently applied, except where such principles are inconsistent with the specific provisions of this Agreement.

SECTION 7.     REPRESENTATIONS AND WARRANTIES.

     The Borrower hereby (x) represents and warrants to each Bank as to itself and (y) where the following representations and warranties apply to Subsidiaries, represents and warrants to each Bank as to each of the Borrower's Subsidiaries and (z) where the following representations and warranties apply to Super Food and its subsidiaries, during the Acquisition Period and so long thereafter and to the extent that Super Food and each of its subsidiaries constitute Subsidiaries, represents and warrants as to Super Food and such subsidiaries (it being understood and agreed that notwithstanding anything herein to the contrary, prior to the Acquisition Period, the Borrower makes no representations or warranties with respect to Super Food and its subsidiaries), as follows:

     SECTION 7.1. CORPORATE ORGANIZATION AND AUTHORITY. Each of the Borrower and Super Food is duly organized and existing in good standing under the laws of the State of Delaware; has all necessary corporate power to carry on its present business; and is duly licensed or qualified and in good standing in each jurisdiction in which the nature of the business transacted by it or the nature of the Property owned or leased by it makes such licensing or qualification necessary and in which the failure to be so licensed or qualified would materially and adversely affect its business, operations, Properties, condition (financial or otherwise) or prospects.

     SECTION 7.2. SUBSIDIARIES. Schedule 7.2 (as updated from time to time pursuant to Sections 9.5(a)(viii) and 9.16) hereto identifies each Subsidiary, the jurisdiction of its incorporation or organization, as the case may be, the percentage of issued and outstanding shares of each class of its capital stock or other equity interests owned by the Borrower and the Subsidiaries and, if such percentage is not 100% (excluding directors' qualifying shares as required by law), a description of each class of its authorized capital stock and other equity interests and the number of shares of each class issued and outstanding. Each Subsidiary of the Borrower and each subsidiary of Super Food is duly incorporated and existing in good standing as a corporation under the laws of the jurisdiction of its incorporation, has all necessary corporate power to carry on its present business, and is duly licensed or qualified and in good standing in each jurisdiction in which the nature of the business transacted by it or the nature of the Property owned or leased by it makes such licensing or qualification necessary and in which the failure to be so licensed or qualified would materially and adversely affect its business, operations, Properties, condition (financial or otherwise) or prospects. All of the issued and outstanding shares of capital stock of each Subsidiary of the Borrower and each subsidiary of Super Food are validly issued and outstanding and fully paid and nonassessable. All such shares owned by the Borrower are owned beneficially, and of record, free of any Lien.

     SECTION 7.3. CORPORATE AUTHORITY AND VALIDITY OF OBLIGATIONS. The Borrower has full right and authority to enter into this Agreement and the other Loan Documents to which it is a party, to make the borrowings herein provided for, to issue its Notes in evidence thereof, to apply for the issuance of the Letters of Credit, and to perform all of its obligations under the Loan Documents to which it is a party. On and after commencement of the Acquisition Period, each of NF Acquisition and Super Food has full right and authority to consummate the Acquisition. Each Guarantor has full right and authority to enter into its Subsidiary Guarantee Agreement and to perform all of its obligations thereunder. Each Loan Document to which the Borrower or any Guarantor is a party has been duly authorized, executed and delivered by the Borrower or such Guarantor, as the case may be, and constitutes valid and binding obligations of such Person enforceable in accordance with its terms, subject to general principles of equity and bankruptcy, reorganization, insolvency and similar laws of general application to enforcement of creditors' rights. No Loan Document, nor the performance or observance by the Borrower or any Guarantor of any of the matters or things therein provided for, contravenes any provision of law or any charter or by-law provision of the Borrower or any Guarantor or (individually or in the aggregate) any material Contractual Obligation of or affecting the Borrower or any Guarantor or any of their respective Properties or results in or requires the creation or imposition of any Lien on any of the Properties or revenues of the Borrower or any Guarantor.

     SECTION 7.4. FINANCIAL STATEMENTS. (a) The audit report of the Borrower for the year ended December 30, 1995, including a consolidated balance sheet as of December 30, 1995, and a consolidated statement of profit and loss for the 12 months ended said date, certified by Ernst & Young L.L.P., and the interim consolidated and consolidating balance sheets of the Borrower and the Subsidiaries as at June 15, 1996, and consolidated and consolidating statements of profit and loss for the respective six (6) accounting periods then ended prepared by the Borrower and heretofore furnished to the Banks, all as heretofore presented to the Banks, fairly present the financial condition of the Borrower and the Subsidiaries as at said dates and the results of operations for the periods covered thereby. As of the date hereof, the Borrower and the Subsidiaries have no known contingent liabilities which are material to the Borrower or any Subsidiary other than as indicated on the financial statements accompanying said audit report. As of the date hereof, the Existing NF Term Debt does not aggregate more than the amount reflected in such interim June 15, 1996 balance sheet.

     (b) The audit report of Super Food for the year ended August 26, 1995, including a consolidated balance sheet as of August 26, 1995, and a consolidated statement of profit and loss for the 12 months ended said date, certified by Arthur Andersen L.L.P., and the interim consolidated and consolidating balance sheets of Super Food and its subsidiaries as at May 4, 1996, and consolidated and consolidating statements of profit and loss for the thirty-six (36) weeks then ended prepared by Super Food and heretofore furnished to the Banks, all as heretofore presented to the Banks, fairly present the financial condition of Super Food and its subsidiaries as at said dates and the results of operations for the periods covered thereby. As of the date hereof, Super Food and its subsidiaries have no known contingent liabilities which are material to Super Food or any of its subsidiaries other than as indicated on the financial statements accompanying said audit report. As of the commencement of the Acquisition Period, the Existing Super Food Debt does not aggregate more than $95,000,000.

     SECTION 7.5. MATERIAL ADVERSE CHANGE. Since May 4, 1996, there have been no material adverse changes in the business, operations, Properties, condition (financial or otherwise) or prospects of the Borrower and the Subsidiaries taken as a whole or Super Food and its subsidiaries taken as a whole.


     SECTION 7.6 NO LITIGATION; NO LABOR CONTROVERIES. (a) There is no litigation or governmental proceeding pending, or to the knowledge of the Borrower or any Guarantor threatened, against the Borrower or any Subsidiary, or Super Food or any of its subsidiaries, in each case which would (individually or in the aggregate) reasonably be expected to have a material adverse effect on the business, operations, Properties, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole or Super Food and its subsidiaries taken as a whole or which would reasonably be expected to prevent or unduly delay the Merger or the consummation of the Tender Offer.

     (b) There are no labor controversies pending or, to the knowledge of the Borrower threatened, against the Borrower or any Subsidiary or Super Food or any of its subsidiaries which could (insofar as the Borrower may reasonably foresee) materially adversely affect the business, operations, Properties, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole or Super Food and its subsidiaries taken as a whole.

     SECTION 7.7. TAXES. The Borrower and its Subsidiaries, and Super Food and its subsidiaries, have filed all United States federal tax returns, and all other tax returns, required to be filed and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Borrower or any Subsidiary, except such taxes, if any, as are being contested in good faith and for which adequate reserves have been provided. No notices of tax liens have been filed and no claims are being asserted concerning any such taxes, which liens or claims are material to the financial condition of the Borrower and its Subsidiaries on a consolidated basis taken as a whole or the financial condition of Super Food and its subsidiaries on a consolidated basis taken as a whole.
The charges, accruals and reserves on the books of the Borrower and its Subsidiaries, or Super Food and its subsidiaries, for any taxes or other governmental charges are adequate.

     SECTION 7.8. APPROVALS. No authorization, consent, license, or exemption from, or filing or registration with, any court or governmental department, agency or instrumentality, nor any approval or consent of the stockholders of the Borrower or any Subsidiary or from any other Person, is necessary to the valid execution, delivery or performance by the Borrower or any Subsidiary of any Loan Document to which it is a party or (after commencement of the Acquisition Period) is necessary to the consummation of the Acquisition, except for (i) such thereof as have been obtained and are in full force and effect and
(ii) after commencement of the Acquisition Period but in no event on or after the initial extension of Merger Credit, approval of the Merger by holders of a majority of the outstanding Super Food Shares (or if NF Acquisition purchases more than 90% of the outstanding Super Food Shares in the Tender Offer, the approval of the Board of Directors of NF Acquisition pursuant to Section 253 of the DGCL).

     SECTION 7.9. ERISA. The Borrower and its ERISA Affiliates, and Super Food and its ERISA Affiliates, are in compliance in all material respects with ERISA and provisions of the Code pertaining to the Plans to the extent applicable to them and have received no notice to the contrary from the Internal Revenue Service, the Department of Labor or the Pension Benefit Guaranty Corporation ("PBGC"). As of the most recent annual valuation date for each Plan (other than a multiemployer plan as defined in Section 4001(a)(3) of ERISA), the amount of Unfunded Vested Liabilities does not exceed $1,000,000. Neither the Borrower, Super Food nor any of their respective ERISA Affiliates has (i) failed to make a required contribution or payment of a "MULTIEMPLOYER PLAN" (as defined in Section 4001(a)(3) of ERISA) or (ii) made a complete or partial withdrawal under Sections 4203 or 4205 of ERISA from a multiemployer plan. Neither the Borrower, Super

Food nor any of their respective ERISA Affiliates maintains or contributes to any Welfare Plan (other than a multiemployer plan as defined in Section 3(37) of ERISA) which provides benefits to employees after termination of employment (other than as required under Section 601 of ERISA or any comparable applicable state law) which could result in a material obligation to pay money, except for such plans, if any, as are listed in Exhibit J hereto.

     SECTION 7.10. GOVERNMENT REGULATION. Neither the Borrower nor any Subsidiary, and neither Super Food nor any of its subsidiaries, is an "INVESTMENT COMPANY" nor a company "CONTROLLED" by an "INVESTMENT COMPANY ORGANIZED OR OTHERWISE CREATED UNDER THE LAWS OF THE UNITED STATES OR OF A STATE" within the meaning of the Investment Company Act of 1940, as amended, or a "HOLDING COMPANY", or a "SUBSIDIARY COMPANY" of a "HOLDING COMPANY", or an "AFFILIATE" of a "HOLDING COMPANY" or of a "SUBSIDIARY COMPANY" of a "HOLDING COMPANY", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     SECTION 7.11. MARGIN STOCK. Neither the Borrower nor any Subsidiary is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock ("MARGIN STOCK" to have the same meaning herein as in Regulation U of the Board of Governors of the Federal Reserve System). The Borrower will not use the proceeds of any Loan or Letter of Credit in a manner that violates any provision of Regulation U or X of the Board of Governors of the Federal Reserve System.

     SECTION 7.12. LICENSES AND AUTHORIZATIONS; COMPLIANCE WITH LAWS. (a) The Borrower and each of its Subsidiaries, and Super Food and each of its subsidiaries, have all necessary material licenses, permits and governmental authorizations to own and operate its Properties and to carry on its business as currently conducted and contemplated.

     (b) To the best of the Borrower's knowledge, the Borrower and each of its Subsidiaries, and Super Food and each of its subsidiaries, are in compliance in all material respects with all applicable state and federal environmental, health and safety statutes and regulations, including, without limitation, regulations promulgated under the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Sections 6901 ET SEQ. and, to the best knowledge of the Borrower, have not acquired, incurred or assumed, directly or indirectly, any material contingent liability in connection with the release of any toxic or hazardous waste or substance into the environment. Neither the Borrower nor any Subsidiary, and neither Super Food nor any of its subsidiaries, is the subject of any evaluation under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Specified Amendments and Reauthorization Act of 1986, 42 U.S.C. Sections 9601 ET SEQ ("CERCLA") which would be reasonably expected to reflect noncompliance with such statutes and regulations, the compliance with which would reasonably be expected to have a material adverse effect on the business, operations, Properties, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole or Super Food and its subsidiaries taken as a whole.

SECTION 7.13. OWNERSHIP OF PROPERTY; LIENS. As of the date hereof, the Borrower and the Subsidiaries have good and defensible title to their respective assets as reflected on the consolidated interim balance sheet of the Borrower and the Subsidiaries dated as of June 15, 1996 (except for sales by the Borrower and such Subsidiaries in the ordinary course of their respective businesses), subject to no Liens or encumbrances other than such thereof as are permitted by Section 9.13 hereof.

     SECTION 7.14. NO BURDENSOME RESTRICTIONS; COMPLIANCE WITH AGREEMENTS. (a) Neither the Borrower nor any Subsidiary is (i) party or subject to any law, regulation, rule or order, or any Contractual Obligation that (individually or in the aggregate) materially adversely affects, or (insofar as the Borrower may reasonably foresee) may so affect, the business, operations, Property, condition (financial or otherwise) or prospects of the Borrower and the Subsidiaries taken as a whole or (ii) in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement to which it is a party, which default materially adversely affects, or (insofar as the Borrower may reasonably foresee) may so affect, the business, operations, Property or financial or other condition of the Borrower and the Subsidiaries taken as a whole or (on and after the date of the initial extension of Tender Credit) Super Food and its subsidiaries taken as a whole.

     (b) On and after commencement of the Tender Offer, none of the Merger, the Tender Offer or the transactions contemplated thereby violates any material applicable law or regulation in any material respect.

     SECTION 7.15. TENDER OFFER. On and after commencement of the Tender Offer, the Tender Offer has been made and conducted in all material respects with all applicable provisions of law, including without limitation the provisions of Section 14(d) and 14(e) of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, and applicable state securities laws.

     SECTION 7.16. MERGER AGREEMENT. On and after commencement of the Tender Offer, the Borrower has delivered to the Banks true, correct and complete copies of the Merger Agreement and of all exhibits and schedules delivered to Super Food by NF Acquisition or by Super Food to NF Acquisition pursuant to the Merger Agreement. Each of the representations and warranties given by NF Acquisition and Super Food in the Merger Agreement was true and correct in all material respects as of the date of the Merger Agreement.

    SECTION 7.17.  DISCLOSURE.

    (a) LOAN. All information heretofore furnished by the Borrower to the Administrative Agent or any Bank for purposes of or in connection with the Loan Documents or any transaction contemplated thereby is, and all such information hereafter furnished by the Borrower to the Administrative Agent or any Bank will be, true and accurate in all material respects and not misleading on the date as of which such information is stated or certified.

    (b) ACQUISITION. On and after commencement of the Acquisition Period, taken as a whole, the representations and warranties of the Borrower and Super Food and their respective subsidiaries contained in the Merger Agreement, the Tender Offer Materials, Proxy Materials and any other document, certificate or written statement furnished to the Banks by or on behalf of any such Person for use in connection with the Acquisition do not contain any untrue statement of a material fact or omit to state a material fact (known to any such Person in the case of any document not furnished by it) necessary in order to make the statements contained herein or therein not misleading. Any reaffirmation of the foregoing sentence is subject to any change in the facts and conditions on which such representations and warranties are based, which changes are required, contemplated or permitted under this Agreement; PROVIDED, HOWEVER, that in all cases, taken as a whole, representations and warranties of any such Person contained in the Merger Agreement, the Tender Offer Materials, the Proxy Materials and any other document, certificate or written statement furnished to the Banks by or on behalf of any such Person for use in connection with the Acquisition did not contain at the time made any untrue statement of a material fact or omit at the time made to state a material fact (known to any such Person in the case of any document not furnished by it) necessary in order to make the statement contained herein or therein not misleading.

    (c) GENERALLY. The projections and pro forma financial information contained in the materials referred to above in this Section are based upon good faith estimates and assumptions believed by the Borrower to be reasonable at the time made, it being recognized by the Banks that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results. Except as otherwise disclosed in writing to the Banks, there is no fact known to any such Person (other than matters of a general economic nature) which materially and adversely affects the business, operations, property, assets or condition (financial or otherwise) of the Borrower and the Subsidiaries taken as a whole or (on and after the date of the initial extension of Tender Credit) Super Food and its subsidiaries, in each case which has not been disclosed herein or in such other documents (including the Merger Agreement), certificates and statements furnished to the Banks for use in connection with the transactions contemplated hereby.

Section 8.    Conditions Precedent.

    The obligation of each Bank to make any Loan, or of the Administrative Agent to issue, extend the expiration date (including by not giving notice of non-renewal) of or increase the amount of any Letter of Credit, shall be subject to the following conditions precedent:

    SECTION 8.1.   INITIAL BORROWING.  Prior to the initial Credit Event:

         (a) The Administrative Agent shall have received the favorable written opinion of counsel to the Borrower, in substantially the form of Exhibit K hereto, and otherwise in form and substance satisfactory to the Agents and the Required Banks;

         (b) The Administrative Agent shall have received (i) certified copies of resolutions of the Board of Directors of the Borrower and NF Acquisition authorizing the execution, delivery and performance of, and indicating the authorized signers of, the Loan Documents to which it is a party and all other documents relating thereto and the specimen signatures of such signers and (ii) copies of the Articles of Incorporation and by-laws for the Borrower and each Guarantor certified by its Secretary or other appropriate officer, together with a certificate of good standing certified by the appropriate governmental officer in the jurisdiction of its incorporation;

         (c) The Administrative Agent shall have received a Subsidiary Guaranty Agreement from NF Acquisition;

         (d) The Administrative Agent shall have received from the Borrower a list of its Authorized Representatives;

         (e) The proceeds of such initial Credit Events shall be used to pay in full all Existing NF Revolver Debt and effect a cancellation of all the Borrower's obligations thereunder; and

         (f) A certificate, signed by an Authorized Representative of the Borrower, stating that on the date hereof no Default or Event of Default has occurred and is continuing.

    SECTION 8.2. ALL CREDIT. As of the time of each Credit Event hereunder (including the initial Credit Event):

         (a) In the case of a Borrowing of Committed Loans, the Administrative Agent shall have received for each Bank such Bank's duly executed Committed Loan Note of the Borrower dated the date of the initial Committed Loan by such Bank and otherwise in compliance with the provisions of Section 3.5 hereof and the notice required by Section 1.5(a) hereof (including any deemed notice under Section 1.5(c)); in the case of a Borrowing of a Bid Loan, the Administrative Agent shall have received for each Bank a Bid Note duly executed by the Borrower dated the date of the initial Bid Loan and otherwise in compliance with the provisions of Section 3.5 hereof and the notice required by Section 2.2 hereof; in the case of a Swing Loan, the Administrative Agent shall have received the Swing Line Note dated the date of the initial Swing Loan and otherwise in compliance with the provisions of Section 3.5 hereof and the notice required by Section 1.6(d) hereof; in the case of the issuance of any Letter of Credit, the Administrative Agent shall have received a duly completed Application for such Letter of Credit; and, in the case of an extension or increase in the amount of a Letter of Credit, a written request therefor, in a form acceptable to the Administrative Agent;

         (b) Each of the representations and warranties of the Borrower set forth in Section 7 (other than Section 7.5) hereof shall be true and correct as of said time, except to the extent that any such representation or warranty relates solely to an earlier date;

         (c) The Borrower shall be in full compliance with all of the terms and conditions hereof, and no Default or Event of Default shall have occurred and be continuing or would occur as a result of making such Borrowing;

         (d) After giving effect to the Borrowing, (i) the aggregate principal amount of all Loans (whether Committed Loans, Swing Loans or Bid Loans) and L/C Obligations outstanding hereunder shall not exceed the Commitments,
    (ii) the aggregate principal amount of Swing Loans outstanding hereunder shall not exceed the lesser of the unused Commitments or the Swing Line Commitment and (iii) the aggregate principal amount of all Bid Loans outstanding hereunder shall not exceed the lesser of the unused Commitments or the Bid Loan Limit; and

         (e) Such Borrowing shall not violate any order, judgment or decree of any court or other authority or any provision of law or regulation applicable to any Bank (including, without limitation, Regulation U of the Board of Governors of the Federal Reserve System) as then in effect.

    Each request for a Borrowing hereunder and each request for the issuance of, increase in the amount of, or extension of the expiration date of, a Letter of Credit shall be deemed to be a representation and warranty by the Borrower on the date of such Borrowing as to the facts specified in paragraphs (b), (c), and
(d) of this Section 8.2.

    SECTION 8.3. ADDITIONAL CONDITIONS TO LOANS OTHER THAN REFUNDING BORROWINGS. In addition to the conditions set forth in Sections 8.1 and 8.2 hereof, as of the time of each Borrowing other than a Refunding Borrowing, the representations and warranties set forth in Section 7.5 hereof shall be true as of said time (except that the date referenced therein shall be deemed a reference to the date as of which the most recent financial statements furnished to the Banks pursuant to Section 9.5 were prepared), and the request for such Borrowing, as referred to in Section 8.2(a), shall be and constitute a representation and warranty as to such matters specified in Section 7.5 hereof (except that the date referenced therein shall be deemed a reference to the date as of which the most recent financial statements furnished to the Banks pursuant to Section 9.5 were prepared).

    SECTION 8.4. INITIAL TENDER CREDIT. As of the time of each Credit Event (including, if applicable, the initial Credit Event) constituting an extension of Tender Credit:

         (a) The Administrative Agent shall have received a Subsidiary Guaranty Agreement from NF Acquisition, together with the related documentation (including legal opinion) required by Section 9.1 hereof;

         (b) There shall have been delivered to the Banks true, correct and complete copies of the Tender Offer Materials, which shall be in form and substance reasonably satisfactory to the Agents and the Required Banks;

         (c) Copies of all Proxy Materials (if any) shall have been delivered to the Banks, and such Proxy Materials shall be satisfactory in form and substance to the Agents and the Required Banks;

         (d) There shall have been delivered to the Banks a true, correct and complete copy of the Merger Agreement, which shall have been duly authorized, executed and delivered by each party thereto and otherwise be in form and substance reasonably satisfactory to the Agents and the Required Banks;

         (e) Each of the conditions to purchase contained in the Merger Agreement (except for the consummation of the Tender Offer) shall have been satisfied (and not waived) to the satisfaction of the Agents and the Required Banks;

         (f) The Tender Offer shall be consummated substantially in accordance with the terms thereof, and the Tendered Super Food Shares which would be purchased concurrently with the receipt of proceeds of such initial Tender Credit shall represent, in the aggregate, more than fifty percent (50%) of the outstanding Super Food Common Stock on a fully diluted basis, and the Borrower shall have delivered an officers' certificate to such effect in form and substance satisfactory to the Agents and the Required Banks;

         (g) There shall have been no material changes to the Offer to Purchase, except for a change in the Offer's price per share for the Super Food Shares which would not reasonably be expected to require the Borrower to need more credit for the Acquisition than is permitted hereunder;

         (h) No injunction, preliminary injunction or temporary restraining order shall exist which prohibits the extension of credit hereunder or the consummation of the Tender Offer or the Merger, and no litigation or similar proceedings shall exist with respect to the Tender Offer or the Merger of the transactions described herein which, if adversely determined, would, in the reasonable judgment of any Bank, have a material adverse effect on the consolidated financial condition or results of operations of the Borrower and its Subsidiaries taken as a whole or Super Food and its subsidiaries taken as a whole or which would reasonably be expected to prevent or unduly delay the Merger or the consummation of the Tender Offer;

         (i) The Merger shall not be subject to any restrictions of Section 203 of the DGCL or any successor statute and shall not be governed by any other statute, rule or regulation of Delaware or any other state restricting in any material respect the ability of the Borrower or any of its affiliates to consummate the Acquisition on the terms and conditions set forth herein which has not been complied with; and

         (j) The Borrower shall have provided evidence satisfactory to the Agents and the Required Banks that the proceeds of the Tender Credit shall have been irrevocably committed to the purchase of the Tendered Super Food Shares and the payment of Transaction Costs related to the Tender Offer.

    SECTION 8.5. INITIAL MERGER CREDIT. As of the time of each Credit Event (including, if applicable, the initial Credit Event) constituting an extension of Merger Credit:

         (a) The Administrative Agent shall have received a Subsidiary Guarantee Agreement from Super Food and each of its subsidiaries, together with the related documentation (including legal opinion) required by
    Section 9.1 hereof;

         (b) NF Acquisition shall have merged with and into Super Food in compliance with the Merger Agreement and all applicable laws;

         (c) Copies of all Proxy Materials (if any) shall have been delivered to the Banks, and such Proxy Materials shall be reasonably satisfactory in form and substance to the Agents and the Required Banks;

         (d) No injunction, preliminary injunction or temporary restraining order shall exist which prohibits the extension of credit hereunder or the consummation of the Merger, and no litigation or similar proceedings shall exist with respect to the Merger of the transactions described herein which, if adversely determined, would, in the reasonable judgment of any Bank, have a material adverse effect on the consolidated financial condition or results of operations of the Borrower and its Subsidiaries; and

         (e) The Borrower shall have provided evidence reasonably satisfactory to the Agents and the Required Banks that the proceeds of the Merger Credit shall have been irrevocably committed to make cash payments in respect of the Super Food Shares converted into rights to receive cash (including as a result of the exercise of appraisal rights) in connection with the Merger and to pay Transaction Costs related to the Merger.

    SECTION 8.6. DEBT REFINANCING CREDIT. As of the time of each Credit Event hereunder (including, if applicable, the Initial Credit Event) constituting an extension of Debt Refunding Credit:

         (a) There shall have been delivered to the Administrative Agent a payoff letter from each holder of the Existing Debt being repaid (or a duly appointed trustee or agent for such holder) in which each such party agrees to cancel all loan and other agreements governing such Existing Debt (or that all such loan and other agreements shall automatically be canceled) and to return to the Borrower all promissory notes and other evidences of such Existing Debt, in each case upon receipt of the payoff amount stated in such letter, which payoff letter shall otherwise be in form and substance reasonably satisfactory to the Agents and Required Banks;

         (b) The Borrower shall have provided evidence reasonably satisfactory to the Agents and the Required Banks that the proceeds of the Debt Refinancing Credit shall have been irrevocably committed to the repayment of the relevant Existing Debt and to the payment of Transaction Costs related to the repayment of the such Existing Debt; and

         (c) In the case of any Super Food Debt Refinancing Credit, the conditions precedent to availability of the Acquisition Credit shall have been satisfied.

SECTION 9.    COVENANTS.

    The Borrower agrees that, so long as any Note or L/C Obligation is outstanding hereunder or any credit is available to or in use by the Borrower hereunder, except to the extent compliance in any case or cases is waived in writing by the Required Banks:

    SECTION 9.1 CORPORATE EXISTENCE; SUBSIDIARIES. The Borrower shall, and shall cause each of its Subsidiaries to, preserve and maintain its corporate existence, subject to the provisions of Section 9.15 hereof. As a condition to establishing or acquiring any Subsidiary, unless the Required Banks otherwise agree, the Borrower shall (i) cause such Subsidiary to execute a Subsidiary Guarantee Agreement, (ii) cause such Subsidiary to deliver documentation (including a legal opinion) similar to that described in Section 8.1(a) through
(c) relating to the authorization for, execution and delivery of, and validity of such Subsidiary's obligations as a Guarantor hereunder and under the Subsidiary Guarantee Agreement in form and substance satisfactory to the Required Banks and (iii) deliver an updated Schedule 7.2 to reflect the new Subsidiary. Notwithstanding the foregoing, no such Subsidiary Guarantee Agreement or related documentation (including a legal opinion) shall be required for any Subsidiary (other than NF Acquisition) until November 30, 1996; FURTHER PROVIDED, HOWEVER, that a Subsidiary Guarantee Agreement and such related documentation (including a legal opinion) must be provided for Super Food and each of its subsidiaries no later than five (5) Business Days following the earlier of the consummation of the Tender Offer or the initial extension of Tender Credit.

    SECTION 9.2. MAINTENANCE. The Borrower will maintain, preserve and keep its plants, properties and equipment deemed by it necessary to the proper conduct of its business in reasonably good repair, working order and condition and will from time to time make all reasonably necessary repairs, renewals, replacements, additions and betterments thereto so that at all times such plants, properties and equipment shall be reasonably preserved and maintained, and the Borrower will cause each of its Subsidiaries to do so in respect of Property owned or used by it; PROVIDED, HOWEVER, that nothing in this Section
9.2 shall prevent the Borrower or a Subsidiary from discontinuing the operation or maintenance of any such Properties if such discontinuance is, in the judgment of the Borrower, desirable in the conduct of its business or the business of its Subsidiary and not disadvantageous to the Banks or the holders of the Notes.

    SECTION 9.3. TAXES AND ASSESSMENTs. The Borrower shall duly pay and discharge, and shall cause each Subsidiary to duly pay and discharge, all taxes, rates, assessments, fees and governmental charges upon or against it or its Properties, in each case before the same become delinquent and before penalties accrue thereon, unless and to the extent that the same are being contested in good faith and by appropriate proceedings which prevent enforcement of the matter under contest and adequate reserves are provided therefor.

    SECTION 9.4. INSURANCE. The Borrower shall insure and keep insured, and shall cause each Subsidiary to insure and keep insured, with good and responsible insurance companies, all insurable Property owned by it which is of a character usually insured by Persons similarly situated and operating like Properties against loss or damage from such hazards and risks, and in such amounts, as are insured by Persons similarly situated and operating like Properties; and the Borrower shall insure, and shall cause each Subsidiary to insure, such other hazards and risks (including employers' and public liability risks) with good and responsible insurance companies as and to the extent usually insured by Persons similarly situated and conducting similar businesses. The Borrower shall upon request furnish to the Administrative Agent and any Bank a certificate setting forth in summary form the nature and extent of the insurance maintained pursuant to this Section.

    SECTION 9.5. FINANCIAL REPORTS. The Borrower shall, and shall cause each Subsidiary to, maintain a standard system of accounting in accordance with GAAP and shall furnish to the Administrative Agent, each Bank and each of their duly authorized representatives such information respecting the business and financial condition of the Borrower and its Subsidiaries as the Administrative Agent or such Bank may reasonably request; and without any request, shall furnish to the Banks:

              (a) as soon as available, and in any event within sixty (60) days after the close of each quarterly accounting period of the Borrower, a copy of the consolidated and consolidating balance sheet of the Borrower and its Subsidiaries as of the last day of such period and the consolidated and consolidating statements of income, retained earnings and cash flows of the Borrower and its Subsidiaries for the fiscal quarter and for the fiscal year-to-date period then ended, each in reasonable detail showing in comparative form the figures for the corresponding date and period in the previous fiscal year, prepared by the Borrower in accordance with GAAP and certified to by its President or chief financial officer;

              (b) as soon as available, and in any event within ninety (90) days after the close of each annual accounting period of the Borrower, a copy of the consolidated and consolidating balance sheet of the Borrower and its Subsidiaries as of the last day of the period then ended and the consolidated and consolidating statements of income, retained earnings and cash flows of the Borrower and its Subsidiaries for the period then ended, and accompanying notes thereto, each in reasonable detail showing in comparative form the figures for the previous fiscal year, accompanied by an unqualified opinion thereon of Ernst & Young L.L.P. or another firm of independent public accountants of recognized national standing (except for qualifications related to changes in accounting principles or practices reflecting a change in GAAP and required or approved by such firm), selected by the Borrower and satisfactory to the Required Banks, to the effect that the financial statements have been prepared in accordance with GAAP and present fairly in accordance with GAAP the consolidated financial condition of the Borrower and its Subsidiaries as of the close of such fiscal year and the results of their operations and cash flows for the fiscal year then ended and that an examination of such accounts in connection with such financial statements has been made in accordance with generally accepted auditing standards and, accordingly, such examination included such tests of the accounting records and such other auditing procedures as were considered necessary in the circumstances;

              (c) promptly after receipt thereof, any additional written reports, management letters or other detailed information contained in writing concerning significant aspects of the Borrower's or any Subsidiary's operations and financial affairs given to it by its independent public accountants;

              (d) promptly after the sending or filing thereof, copies of all proxy statements, financial statements and reports which the Borrower sends to its shareholders, and copies of all other regular, periodic and special reports and all registration statements which the Borrower files with the SEC or any successor thereto, or with any national securities exchange;

              (e) as soon as available, and in any event within ninety (90) days after to the end of each fiscal year of the Borrower, a copy of the Borrower's consolidated and consolidating business plan for the following fiscal year, such business plan to show the Borrower's projected consolidated and consolidating revenues, expenses, and balance sheet on month-by-month basis, such business plan to be in reasonable detail prepared by the Borrower and in form reasonably satisfactory to the Required Banks; and

              (f) promptly after knowledge thereof shall have come to the attention of any responsible officer of the Borrower, written notice of (i) any Change of Control and (ii) any threatened or pending litigation or governmental proceeding or labor controversy against the Borrower or any Subsidiary which would reasonably be expected to (x) adversely effect the financial condition, Properties, business or operations of the Borrower or any Subsidiary or (during the Acquisition Period) Super Food or any of its subsidiaries or (y) prevent or unduly delay the Merger or the consummation of the Tender Offer or (iii) the occurrence of any Default or Event of Default hereunder.

Each of the financial statements furnished to the Banks pursuant to subsections
(a) and (b) of this Section shall be accompanied by a written certificate in the form attached hereto as Exhibit H signed by the President or chief financial officer of the Borrower to the effect that to the best of such officer's knowledge and belief no Default or Event of Default has occurred during the period covered by such statements or, if any such Default or Event of Default has occurred during such period, setting forth a description of such Default or Event of Default and specifying the action, if any, taken by the Borrower to remedy the same. Such certificate shall also set forth the calculations supporting such statements in respect of Sections 9.7, 9.8, 9.9, 9.10 and 9.11 of this Agreement.

    SECTION 9.6. INSPECTION. The Borrower shall, and shall cause each Subsidiary to, permit the Administrative Agent, each Bank and each of their duly authorized representatives and agents to visit and inspect any of the Properties, corporate books and financial records of the Borrower and each Subsidiary, to examine and make copies of the books of accounts and other financial records of the Borrower and each Subsidiary, and to discuss the affairs, finances and accounts of the Borrower and each Subsidiary with, and to be advised as to the same by, its officers, employees and independent public accountants (and by this provision the Borrower hereby authorizes such accountants to discuss with the Administrative Agent and such Banks the finances and affairs of the Borrower and of each Subsidiary) at such reasonable times and reasonable intervals as the Administrative Agent or any such Bank may designate.

    SECTION 9.7. CURRENT RATIO. The Borrower shall not at any time permit the Current Ratio to be less than 1.25 to 1.0.

    SECTION 9.8. TANGIBLE NET WORTH. The Borrower shall not at any time permit Tangible Net Worth to be less than the Minimum Required Amount. For purposes hereof, the term "MINIMUM REQUIRED AMOUNT" shall mean (a) $125,000,000 through March 22, 1997 and (b) shall increase (but never decrease) on a cumulative basis as of March 23, 1997 and as of the last day of each fiscal quarter of the Borrower thereafter, by an amount equal to 50% of Consolidated Net Income for the fiscal quarter of the Borrower then ended (if positive for such quarter).

    SECTION 9.9. LEVERAGE RATIO. The Borrower shall not, as of the close of any fiscal quarter of the Borrower set forth below, permit the Leverage Ratio to be more than the amount set forth to the right of such quarter:

    As Of Close Of Each Fiscal Quarter:

                                                          Leverage Ratio Shall
    From and Including            To and Including         Not be More Than:
    ------------------            ----------------        --------------------

    1st fiscal quarter of       3rd fiscal quarter of          4.00 to 1
     fiscal year 1997              fiscal year 1997

    4th fiscal quarter of       1st fiscal quarter of          3.75 to 1
     fiscal year 1997              fiscal year 1998

      2d fiscal quarter         1st fiscal quarter of          3.50 to 1
     of fiscal year 1998          fiscal year 1999

   2d fiscal quarter of         1st fiscal quarter of          3.25 to 1
     fiscal year 1999              2000 fiscal year

   2d fiscal quarter of          each fiscal quarter           3.00 to 1
     fiscal year 2000                 thereafter

     SECTION 9.10. INTEREST COVERAGE RATIO. The Borrower shall not, as of the close of any fiscal quarter of the Borrower set forth below, permit the Interest Coverage Ratio to be less than the amount set forth to the right of such period:

     As Of Close Of Each Fiscal Quarter:

                                                         Interest Coverage Ratio
    From and Including            To and Including       Shall Not be Less Than:
    ------------------            ----------------       -----------------------

    1st fiscal quarter of       3rd fiscal quarter of          1.50 to 1
     fiscal year 1997              fiscal year 1997

    4th fiscal quarter of       3rd fiscal quarter of          1.75 to 1
     fiscal year 1997              fiscal year 1998

    4th fiscal quarter           3rd fiscal quarter of         2.25 to 1
     of fiscal year 1998          fiscal year 1999

    4th fiscal quarter of        each fiscal quarter           2.50 to 1
     fiscal year 1999                 thereafter

     SECTION 9.11. LONG-TERM DEBT. The Borrower shall not, and shall not permit any Subsidiary to, issue, incur, assume, create or have outstanding any Long-Term Debt with a Weighted Average Life to Maturity of less than seven years.

     SECTION 9.12.  LIMITS ON AGGREGATE INDEBTEDNESS.

     (a) INTERIM LIMIT ON BORROWER. The Borrower shall not permit its Total Funded Debt to aggregate more than $475,000,000 at any time prior to March 22, 1997.

     (b) PERMANENT LIMIT ON SUBSIDIARIES. The Borrower shall not permit any Subsidiary to issue, incur, assume, create or have outstanding any Indebtedness; PROVIDED, HOWEVER, that the foregoing shall not restrict nor operate to prevent Indebtedness of the Subsidiaries (excluding intercompany Indebtedness owed to the Borrower or any other Subsidiary) aggregating not more than 12% of the Total Assets prior to April 8, 1997 and 5% of Total Assets thereafter.

     SECTION 9.13. LIENS. The Borrower shall not, nor shall it permit any Subsidiary to, create, incur or permit to exist any Lien of any kind on any Property owned by the Borrower or any Subsidiary; PROVIDED, HOWEVER, that the foregoing shall not apply to nor operate to prevent:

          (a) Liens arising by statute in connection with worker's compensation, unemployment insurance, old age benefits, social security obligations, taxes, assessments, statutory obligations or other similar charges, good faith cash deposits in connection with tenders, contracts or leases to which the Borrower or any Subsidiary is a party or other cash deposits required to be made in the ordinary course of business, provided in each case that the obligation is not for borrowed money and that the obligation secured is not overdue or, if overdue, is being contested in good faith by appropriate proceedings which prevent enforcement of the matter under contest and adequate reserves have been established therefor;

          (b) mechanics', workmen's, materialmen's, landlords', carriers', or other similar Liens arising in the ordinary course of business with respect to obligations which are not due or which are being contested in good faith by appropriate proceedings which prevent enforcement of the matter under contest;

          (c) the pledge of assets for the purpose of securing an appeal, stay or discharge in the course of any legal proceeding, provided that the aggregate amount of liabilities of the Borrower and its Subsidiaries secured by a pledge of assets permitted under this subsection, including interest and penalties thereon, if any, shall not be in excess of $15,000,000 at any one time outstanding;

          (d) Liens on any Property existing at the time of acquisition thereof by the Borrower or any Subsidiary and not created in contemplation of such acquisition provided (i) such Lien is and will remain confined to the same Property subject thereto at the time such Property is acquired and (ii) such Lien secures only the obligations secured thereby at the time such Property is acquired;

          (e) minor survey exceptions or minor encumbrances, easements or reservations, or rights of others for rights-of-way, utilities and other similar purposes, or zoning or other restrictions as to the use of real properties which are necessary for the conduct of the activities of the Borrower and any Subsidiary of the Borrower or which customarily exist on properties of corporations engaged in similar activities and similarly situated and which do not in any event materially impair their use in the operation of the business of the Borrower or any Subsidiary of the Borrower; and

          (f) Liens not otherwise permitted under this Section 9.13 on Property (other than (i) shares of capital stock in any Subsidiary and (ii) accounts receivable, inventory and similar working capital assets) securing Indebtedness in an aggregate principal amount not exceeding 5% of the Total Assets.

     SECTION 9.14. INVESTMENTS, ACQUISITIONS, LOANS, ADVANCES AND GUARANTIES. The Borrower shall not, nor shall it permit any Subsidiary to, directly or indirectly, make, retain or have outstanding any investments (whether through purchase of stock or obligations or otherwise) in, or loans or advances (other than for travel advances and other similar cash advances made to employees and sales representatives in the ordinary course of business) to, any other Person, or acquire all or any substantial part of the assets or business of any other Person or division thereof, or be or become liable on any Guaranty, or subordinate any claim or demand it may have to the claim or demand of any other Person (cumulatively, all of the foregoing, being "INVESTMENTS"); PROVIDED, HOWEVER, that the foregoing shall not apply to nor operate to prevent:

          (a) investments in direct obligations of the United States of America or of any agency or instrumentality thereof whose obligations constitute full faith and credit obligations of the United States of America, provided that any such obligations shall mature within one year of the date of issuance thereof;

          (b) investments in commercial paper rated at least P-1 by Moody's Investors Services, Inc. and at least A-1 by Standard & Poor's Corporation maturing within 270 days of the date of issuance thereof;

          (c) investments in certificates of deposit issued by any United States commercial bank having capital and surplus of not less than $100,000,000 which have a maturity of one year or less or in banker's acceptances endorsed by any Bank or other such commercial bank and maturing within six months of the date of acceptance;

          (d) investments in repurchase obligations with a term of not more than seven (7) days for underlying securities of the types described in subsection (a) above entered into with any bank meeting the qualifications specified in subsection (c) above, provided all such agreements require physical delivery of the securities securing such repurchase agreement, except those delivered through the Federal Reserve Book Entry System;

          (e) investments in money market funds that invest solely, and which are restricted by their respective charters to invest solely, in investments of the type described in the immediately preceding subsections
     (a), (b), (c) and (d) above;

          (f) ownership of stock, obligations or securities received in settlement of debts (created in the ordinary course of business) owing to the Borrower or any Subsidiary;

          (g) endorsement of items for deposit or collection of commercial paper received in the ordinary course of business;

          (h) acquisitions of all or substantially all of the assets or business of any other Person engaged in the same or similar business as the Borrower, or of a division of a Person engaged in such a business, or of all or substantially all the Voting Stock of a Person, so long as (i) no Default or Event of Default exists or would exist after giving effect to such acquisition, (ii) the Board of Directors or other governing body of such

     Person whose Property or Voting Stock is being so acquired has approved the terms of such acquisition, (iii) the Borrower can demonstrate that on a PRO FORMA basis after giving effect to such acquisition it will continue to comply through the term of this Agreement with all the terms and conditions of the Loan Documents and (iv) the Borrower has provided to the Banks such financial and other information regarding the Person whose Property or Voting Stock is being so acquired, including historical financial statements, and a description of such Person, as the Administrative Agent or the Required Banks have reasonably requested;

          (i) Investments in Subsidiaries, and Investments by the Subsidiaries in the Borrower, provided in each case that Investments in Foreign Subsidiaries at no time aggregate more than $25,000,000;

          (j) loans and advances to customers of the Borrower and its Subsidiaries for use by such customers in the ordinary course of their respective businesses provided that (i) except for such loans and advances are outstanding to Super Food and its subsidiaries on the first date they become Subsidiaries hereunder, all such loans and advances have been made in accordance with the Borrower's loan policy as in effect as of the date hereof and (ii) the aggregate principal amount outstanding on such loans does not exceed the Maximum Permitted Amount (the "MAXIMUM PERMITTED AMOUNT" to mean $125,000,000 through January 3, 1998 and shall increase by $10,000,000 as of January 4, 1998 and by an additional $10,000,000 as of the first day of each fiscal year of the Borrower thereafter);

          (k)  the Letters of Credit;

          (l)  the Subsidiary Guarantee Agreements; and

          (m) investments, loans, advances and Guarantees not otherwise permitted by this Section aggregating not more than $100,000,000 at any one time outstanding.

In determining the amount of investments, acquisitions, loans, advances and Guarantees permitted under this Section, investments and acquisitions shall always be taken at the original cost thereof (regardless of any subsequent appreciation or depreciation therein), loans and advances shall be taken at the principal amount thereof then remaining unpaid, and Guarantees shall be taken at the amount of obligations guaranteed thereby.

     Notwithstanding anything herein to the contrary, unless and until a Subsidiary Guarantee Agreement from a given Subsidiary and the related documentation (including opinion of counsel) to be required by Section 9.1 hereof is furnished to the Agent, no Investments shall be made in such Subsidiary after the date hereof by the Borrower or any other Subsidiary except in the ordinary course of business to provide such Subsidiary ordinary and necessary working capital.

     SECTION 9.15. MERGERS, CONSOLIDATIONS AND SALES. The Borrower shall not, nor shall it permit any Subsidiary to, be a party to any merger or consolidation, or sell, transfer, lease or otherwise dispose of all or any substantial part of its Property, including any disposition of Property as part of a sale and leaseback transaction, or in any event sell or discount (with or without recourse) any of its notes or accounts receivable; PROVIDED, HOWEVER, that this Section shall not apply to nor prohibit:

          (a)  the Merger;

          (b) any merger or consolidation so long as the Borrower is the surviving corporation and, at the time of such merger or consolidation and immediately after giving effect thereto, no Default or Event of Default shall occur or be continuing;

          (c) any merger or consolidation of a Subsidiary with or into the Borrower (so long as the Borrower is the surviving entity) or any other Subsidiary (so long as a Wholly-owned Subsidiary is the surviving entity) so long as, at the time of such merger or consolidation or immediately after giving effect thereto, no Default or Event of Default shall occur or be continuing;

          (d) the sale, lease, transfer or other disposition by any Subsidiary of all or any portion of its assets to the Borrower or any other Subsidiary;

          (e) the sale of accounts receivable by the Borrower and its Subsidiaries in the ordinary course of business to Persons other than Affiliates provided that such sale is part of a securitization or similar financing transaction and the aggregate face amount of such accounts receivables sold and outstanding at any one time does not exceed $75,000,000;

          (f) the sale by the Borrower or any Subsidiary of (i) assets no longer used or useful in the conduct of their respective businesses or (ii) inventory in the ordinary course of their respective businesses; and

          (g) sales, transfers, leases or other dispositions of Property not otherwise permitted by this Section provided the aggregate amount thereof during any calendar year does not exceed 15% of Total Assets as of the first day of such year and further provided that if the same aggregate more than 5% of Total Assets as of such day, an amount of the proceeds thereof in excess of such 5% level are used to purchase assets used or to be used in the ordinary course of the business of the Borrower and its Subsidiaries.

     SECTION 9.16. MAINTENANCE OF SUBSIDIARIES. The Borrower shall not assign, sell or transfer, or permit any Subsidiary to issue, assign, sell or transfer, any shares of capital stock of a Subsidiary; PROVIDED that the foregoing shall not operate to prevent:

          (a) the transfer of shares of capital stock of any Subsidiary as consideration to the transferor in any acquisition permitted by Section 9.14(h) hereof; and

          (b) the issuance, sale and transfer to any Person of any shares of capital stock of a Subsidiary solely for the purpose of qualifying, and to the extent legally necessary to qualify, such Person as a director of such Subsidiary.

     SECTION 9.17. ERISA. The Borrower shall, and shall cause each Subsidiary to, promptly pay and discharge all obligations and liabilities arising under ERISA of a character which if unpaid or unperformed would reasonably be expected to result in the imposition of a Lien against any of its Properties. The Borrower shall, and shall cause each Subsidiary to, promptly notify the Administrative Agent and each Bank of (i) the occurrence of any reportable event (as defined in ERISA) with respect to a Plan (other than such a reportable event described in ERISA Section 4043(c) for which the 30-day notice requirement is waived provided that the loss of qualification of a Plan and the failure to meet the minimum funding standards of Section 412 of the Code or Section 302 of ERISA shall require notification regardless of whether notice of such event is waived), (ii) receipt of any notice from the PBGC of its intention to seek termination of any Plan or appointment of a trustee therefor, (iii) its intention to terminate or withdraw from any Plan, and (iv) the occurrence of any event with respect to any Plan which would reasonably be expected to result in the incurrence by the Borrower or any Subsidiary of any material liability, fine or penalty, or any material increase in the contingent liability of the Borrower or any Subsidiary with respect to any post-retirement Welfare Plan benefit (other than such a benefit provided pursuant to a multiemployer plan).

     SECTION 9.18. COMPLIANCE WITH LAWS. The Borrower shall, and shall cause each Subsidiary to, comply in all respects with the requirements of all federal, state and local laws, rules, regulations, ordinances and orders applicable to or pertaining to their Properties or business operations, non-compliance with which could have a material adverse effect on the financial condition, Properties, business or operations of the Borrower or any Subsidiary or could result in a Lien upon any of their Property.

     SECTION 9.19. CHANGE IN THE NATURE OF BUSINESS. The Borrower shall not, and shall not permit any Subsidiary to, engage in any business or activity if as a result the general nature of the business of the Borrower or any Subsidiary would be changed in any material respect from the general nature of the business engaged in by the Borrower or such Subsidiary on the date of this Agreement.

     SECTION 9.20. USE OF LOAN PROCEEDS. The Borrower will use all credit under this Agreement solely for purposes permitted by Section 3.9 hereof.

SECTION 10.    EVENTS OF DEFAULT AND REMEDIES.

     SECTION 10.1. EVENTS OF DEFAULT. Any one or more of the following shall constitute an Event of Default:

          (a) (i) default in the payment when due of any principal on any Note or any Loan evidenced thereby or any Reimbursement Obligation, whether at the stated maturity thereof or at any other time provided in any Loan Document; or (ii) default for a period of three (3) days in the payment when due of interest on any Note or any Loan evidenced thereby or any Reimbursement Obligation or in the payment when due of any fee or other Obligation;

          (b) default by the Borrower in the observance or performance of any covenant set forth in Section 9 hereof;

          (c) default by the Borrower in the observance or performance of any other provision hereof or of any other Loan Document not mentioned in (a) or (b) above, which is not remedied within thirty (30) days after notice thereof to the Borrower by the Administrative Agent;

          (d) any representation or warranty made herein by the Borrower, or in any statement or certificate furnished pursuant hereto or pursuant to any other Loan Document by the Borrower or any Subsidiary, or in connection with any Loan made or Letter of Credit issued hereunder, proves untrue in any material respect as of the date of the issuance or making thereof;

          (e) the Borrower or any Subsidiary shall fail within thirty (30) days to pay, bond or otherwise discharge any judgment or order for the payment of money in excess of $15,000,000 (other than any judgment for which a financially sound and reputable insurer has admitted liability), which is not stayed on appeal or otherwise being appropriately contested in good faith in a manner that stays execution thereon;

          (f) the Borrower or any other member of its Controlled Group shall fail to pay when due an amount or amounts aggregating in excess of $1,000,000 which it shall be liable to pay to the PBGC or to a Plan under Title IV of ERISA in each case except and to the extent such liability is being contested in good faith and by appropriate proceedings which prevent enforcement of the matter under contest; or notice of intent to terminate a Plan or Plans (other than a multiemployer plan as defined in Section 3(37) of ERISA) having aggregate Unfunded Vested Liabilities in excess of $5,000,000 (collectively, a "MATERIAL PLAN") shall be filed under Title IV of ERISA by the Borrower or any other member of its Controlled Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any Material Plan; or a proceeding shall be instituted by a fiduciary of any Plan against the Borrower or any member of its Controlled Group to enforce Section 515 or 4219(c)(5) of ERISA and such proceeding shall not have been dismissed within thirty (30) days thereafter and such proceeding would reasonably be expected to result in liabilities in excess of $1,000,000; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated;

          (g) (A) default shall occur in the payment when due (subject to any applicable grace period) of any indebtedness for borrowed money aggregating in excess of $10,000,000 which was incurred, assumed or guaranteed by the Borrower or any Subsidiary, or (B) default or the happening of any event shall occur under any indenture, agreement or other instrument under which any indebtedness for borrowed money aggregating in excess of $10,000,000 was incurred, assumed or guaranteed by the Borrower or any Subsidiary if the effect of such default is to accelerate, or permit the acceleration of, the maturity of such indebtedness or any mandatory unscheduled prepayment, purchase or funding thereof;

          (h) any Subsidiary obligated on any guarantee of any Obligations shall purport to disavow, revoke, repudiate or terminate such guarantee;

          (i) the Merger shall not be consummated by April 8, 1997 or shall be rescinded subsequent to the consummation thereof or the Merger Agreement shall be terminated (provided this clause (i) shall have no effect unless any Acquisition Credit shall have been extended);

          (j) the Borrower or any Subsidiary shall (i) have entered involuntarily against it an order for relief under the United States Bankruptcy Code, as amended, (ii) not pay, or admit in writing its inability to pay, its debts generally as they become due, (iii) make an assignment for the benefit of creditors, (iv) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any substantial part of its property, (v) institute any proceeding seeking to have entered against it an order for relief under the United States Bankruptcy Code, as amended, to adjudicate it insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (vi) take any corporate action in furtherance of any matter described in parts (i)-(v) above, or (vii) fail to contest in good faith any appointment or proceeding described in Section 10.1(k) hereof; or

          (k) a custodian, receiver, trustee, examiner, liquidator or similar official shall be appointed for the Borrower or any Subsidiary or any substantial part of any of their Property, or a proceeding described in
     Section 10.1(j)(v) shall be instituted against the Borrower or any Subsidiary, and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of sixty (60) days.

     SECTION 10.2. NON-BANKRUPTCY DEFAULTS. When any Event of Default other than those described in Sections 10.1(j) or (k) has occurred and is continuing, the Administrative Agent shall, by notice to the Borrower, (a) if so directed by the Required Banks, terminate the remaining Commitments and Swing Line Commitment of the Banks hereunder on the date stated in such notice (which may be the date thereof); and (b) if so directed by the Banks holding Notes evidencing more than 51% of the aggregate principal amount of all Loans and credit risk with respect to Letters of Credit then outstanding, (1) declare the principal of and the accrued interest on all outstanding Notes to be forthwith due and payable and thereupon all of said Notes, including both principal and interest, and all fees, charges, commissions and other Obligations payable hereunder, shall be and become immediately due and payable without further demand, presentment, protest or notice of any kind, (2) demand that the Borrower immediately pay to the Administrative Agent, subject to
Section 10.4 below, the full amount then available for drawing under each or any Letter of Credit, and the Borrower agrees to immediately make such payment and acknowledges and agrees that the Banks would not have an adequate remedy at law for failure by the Borrower to honor any such demand and that the Administrative Agent, for the benefit of the Banks, shall have the right to require the Borrower to specifically perform such undertaking whether or not any drawings or other demands for payment have been made under any Letter of Credit, and (3) enforce any and all rights and remedies available to it under the Loan Documents or applicable law. The Administrative Agent, after giving notice to the Borrower pursuant to Section 10.1(c) or this Section 10.2, shall also promptly send a copy of such notice to the other Banks, but the failure to do so shall not impair or annul the effect of such notice.

     SECTION 10.3. BANKRUPTCY DEFAULTS. When any Event of Default described in subsections (j) or (k) of Section 10.1 hereof has occurred and is continuing, then all outstanding Notes, including both principal and interest, and all fees, charges, commissions and other Obligations payable hereunder, shall immediately become due and payable without presentment, demand, protest or notice of any kind, and the obligation of the Banks to extend further credit pursuant to any of the terms hereof shall immediately terminate and the Borrower shall immediately pay to the Administrative Agent, subject to Section 10.4 below, the full amount then available for drawing under all outstanding Letters of Credit, the Borrower acknowledging that the Banks would not have an adequate remedy at law for failure by the Borrower to honor any such demand and that the Banks, and the Administrative Agent on their behalf, shall have the right to require the Borrower to specifically perform such undertaking whether or not any draws or other demands for payment have been made under any of the Letters of Credit.

     SECTION 10.4. COLLATERAL FOR UNDRAWN LETTERS OF CREDIT. (a) If the prepayment of the amount available for drawing under any or all outstanding Letters of Credit is required under Section 3.7 or under Section 10.2 or 10.3 above, the Borrower shall forthwith pay the amount required to be so prepaid, to be held by the Administrative Agent as provided in subsection (b) below.

     (b) All amounts prepaid pursuant to subsection (a) above shall be held by the Administrative Agent in a separate collateral account (such account, and the credit balances, properties and any investments from time to time held therein, and any substitutions for such account, any certificate of deposit or other instrument evidencing any of the foregoing and all proceeds of and earnings on any of the foregoing being collectively called the "ACCOUNT") as security for, and for application by the Administrative Agent (to the extent available) to, the reimbursement of any payment under any Letter of Credit then or thereafter made by the Administrative Agent, and to the payment of the unpaid balance of any Loans and all other Obligations. The Account shall be held in the name of and subject to the exclusive dominion and control of the Administrative Agent for the benefit of the Administrative Agent and the Banks. If and when requested by the Borrower, the Administrative Agent shall invest funds held in the Account from time to time in direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America with a remaining maturity of one year or less, PROVIDED that the

Administrative Agent is irrevocably authorized to sell investments held in the Account when and as required to make payments out of the Account for application to amounts due and owing from the Borrower to the Administrative Agent or Banks; PROVIDED, HOWEVER, that if (i) the Borrower shall have made payment of all such obligations referred to in subsection (a) above, (ii) all relevant preference or other disgorgement periods relating to the receipt of such payments have passed, and (iii) no Letters of Credit, Commitments, Swing Line Commitment, Loans or other Obligations remain outstanding hereunder, then the Administrative Agent shall repay to the Borrower any remaining amounts held in the Account.

     SECTION 10.5. EXPENSES. The Borrower agrees to pay to the Administrative Agent and each Bank, or any other holder of any Note outstanding hereunder, all costs and expenses incurred or paid by the Administrative Agent and such Bank or any such holder, including reasonable attorneys' fees (which may include allocated costs of in-house counsel) and court costs, in connection with any Default or Event of Default by the Borrower hereunder or in connection with the enforcement of any of the terms hereof or of any of the Loan Documents.

     SECTION 10.6. NOTICE OF DEFAULT. The Administrative Agent shall give notice to the Borrower under Section 10.1(c) hereof promptly upon being requested to do so by any Bank.

SECTION 11.    CHANGE IN CIRCUMSTANCES.

     SECTION 11.1. CHANGE OF LAW. Notwithstanding any other provisions of this Agreement or any Note, if at any time after the date hereof any change in applicable law or regulation or in the interpretation or administration thereof makes it unlawful for any Bank to make or continue to maintain Eurodollar Loans or Eurodollar Bid Loans or to give effect to its obligations as contemplated hereby, such Bank shall promptly give notice thereof to the Borrower, with a copy to the Administrative Agent, and such Bank's obligations to make or maintain Eurodollar Loans or Eurodollar Bid Loans under this Agreement shall terminate until it is no longer unlawful for such Bank to make or maintain such Eurodollar Loans or Eurodollar Bid Loans. The Borrower shall prepay on demand the outstanding principal amount of any such affected Eurodollar Loans or Eurodollar Bid Loans, together with all interest accrued thereon and all other amounts then due and payable to such Bank under this Agreement; PROVIDED, HOWEVER, subject to all of the terms and conditions of this Agreement, the Borrower may then elect to borrow the principal amount of the affected Eurodollar Loan or Eurodollar Bid Loan from such Bank by means of a Base Rate Loan from such Bank that shall not be made ratably by the Banks but only from such affected Bank and payments whereon shall be made contemporaneously with payments on the relevant Borrowing of Eurodollar Loans or Eurodollar Bid Loans.

     SECTION 11.2. UNAVAILABILITY OF DEPOSITS OR INABILITY TO ASCERTAIN, OR INADEQUACY OF, LIBOR. If on or prior to the first day of any Interest Period for any Borrowing of Eurodollar Loans or Eurodollar Bid Loans:

          (a) the Administrative Agent determines that deposits in United States Dollars in the applicable amounts are not being offered to it in the off-shore U.S. Dollar market for such Interest Period, or that by reason of circumstances affecting the off-shore U.S. Dollar market adequate and reasonable means do not exist for ascertaining the applicable LIBOR, or

          (b) any Bank shall advise the Administrative Agent that LIBOR as determined by the Administrative Agent will not adequately and fairly reflect the cost to such Bank of funding its Eurodollar Loans or Loan or Eurodollar Bid Loans or Loan, as applicable, for such Interest Period, then the Administrative Agent shall forthwith give notice thereof to the Borrower and the Banks, whereupon, until the Administrative Agent notifies the Borrower that the circumstances giving rise to such suspension no longer exist, the obligations of the Banks or of the relevant Bank to make such Eurodollar Loans or Eurodollar Bid Loans shall be suspended.

     SECTION 11.3. INCREASED COST AND REDUCED RETURN. (a) If on or after (x) the date hereof, in the case of any obligation to make Committed Loans, or (y) the date of the related Bid, in the case of any Bid Loan, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency:

          (i) shall subject any Bank (or its Lending Office) to any tax, duty or other charge with respect to its Fixed Rate Loans, its Notes or its obligation to make Fixed Rate Loans, or shall change the basis of taxation of payments to any Bank (or its Lending Office) of the principal of or interest on its Fixed Rate Loans or any other amounts due under this Agreement in respect of its Fixed Rate Loans or its obligation to make Fixed Rate Loans (except for changes in the rate of tax on the overall net income of such Bank or its Lending Office imposed by the jurisdiction in which such Bank's principal executive office or Lending Office is located); or

          (ii) shall impose, modify or deem applicable any reserve, special deposit or similar requirements (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, such as, for example, a change in official reserve requirements, but excluding with respect to any Eurodollar Loan or Eurodollar Bid Loan, any such requirement to the extent included in the Eurodollar Reserve Percentage used in computing the Adjusted LIBOR for such Loan) against assets of, deposits with or for the account of, or credit extended by, any Bank (or its Lending Office) or shall impose on any Bank (or its Lending Office) or on the interbank market any other condition affecting its Fixed Rate Loans, its Notes or its obligation to make Fixed Rate Loans;

and the result of any of the foregoing is to increase the cost to such Bank (or its Lending Office) of making or maintaining any Fixed Rate Loan, or to reduce the amount of any sum received or receivable by such Bank (or its Lending Office) under this Agreement or under its Notes with respect thereto, by an amount deemed by such Bank to be material, then after demand by such Bank (with a copy to the Administrative Agent), the Borrower shall promptly pay to such Bank such additional amount or amounts as will compensate such Bank for such increased cost or reduction.

     (b) If any Bank shall determine that the adoption after the date hereof of any applicable law, rule or regulation regarding capital adequacy, or any change in any existing law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by such Bank (or any of its branches) with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the capital of such Bank or any Person controlling such Bank as a consequence of such Bank's obligations hereunder or for the credit which is the subject matter hereof to a level below that which such Bank could have achieved but for such adoption, change or compliance (taking into consideration the policies of such Bank or any Person controlling such Bank with respect to liquidity and capital adequacy) by an amount deemed by such Bank to be material, then from time to time, within fifteen (15) days after demand by such Bank, the Borrower shall pay to the Administrative Agent for the account of such Bank such additional amount or amounts reasonably determined by such Bank as will compensate such Bank for such reduction.

     (c) Each Bank that determines to seek compensation under this Section 11.3 shall notify the Borrower and the Agent of the circumstances that entitle the Bank to such compensation pursuant to this Section 11.3 and will designate a different Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. A certificate of any Bank claiming compensation under this Section 11.3 and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, such Bank may use reasonable averaging and attribution methods.

     SECTION 11.4. LENDING OFFICES. Each Bank may, at its option, elect to make its Loans hereunder at the branch, office or affiliate specified on the appropriate signature page hereof (each a "LENDING OFFICE") for each type of Loan available hereunder or at such other of its branches, offices or affiliates as it may from time to time elect and designate in a notice to the Borrower and the Administrative Agent.

     SECTION 11.5. DISCRETION OF BANK AS TO MANNER OF FUNDING. Notwithstanding any other provision of this Agreement, each Bank shall be entitled to fund and maintain its funding of all or any part of its Loans in any manner it sees fit, it being understood, however, that for the purposes of this Agreement all determinations hereunder shall be made as if each Bank had actually funded and maintained each Eurodollar Loan or Eurodollar Bid

Loan through the purchase of deposits in the relevant market having a maturity corresponding to such Loan's Interest Period and bearing an interest rate equal to LIBOR for such Interest Period.

SECTION 12.    THE AGENTS

     SECTION 12.1. APPOINTMENT AND AUTHORIZATION. (a) Each Bank hereby irrevocably appoints Harris Trust and Savings Bank as Administrative Agent for the Banks under the Loan Documents and hereby authorizes the Administrative Agent to take such action as Administrative Agent on its behalf and to exercise such powers under the Loan Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto.

     (b) The Administrative Agent hereby irrevocably appoints Bank of Montreal and PNC Bank each as a Syndication Agent for the Banks under the Loan Documents and hereby authorizes each such Syndication Agent to take such action as a Syndication Agent on its behalf and to exercise such powers under the Loan Documents as are delegated to such Syndication Agent by the terms thereof, together with such powers as are reasonably incidental thereto.

     SECTION 12.2. AGENT AND AFFILIATES. Each Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any other Bank and may exercise or refrain from exercising the same as though it were not an Agent, and each Agent and its affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower or any Subsidiary or affiliate of the Borrower as if it were not an Agent under the Loan Documents. The terms Bank and Banks as used in the Loan Documents, unless the context otherwise clearly requires, include each Agent in its individual capacity as a Bank.

     SECTION 12.3. ACTION BY AGENT. Except for action expressly required of any Agent hereunder, each Agent shall in all cases be fully justified in failing or refusing to act hereunder unless such Agent shall be indemnified to its reasonable satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. In all cases in which this Agreement does not require an Agent to take certain actions, such Agent shall be fully justified in using its discretion in failing to take or in taking any action hereunder. Without limiting the generality of the foregoing, no Agent shall be required to take any action with respect to any Event of Default, except as expressly provided in Section 10.2. Each Agent shall be acting as an independent contractor hereunder and nothing herein shall be deemed to impose on any Agent any fiduciary obligations to the Banks or the Borrower.

     SECTION 12.4. CONSULTATION WITH EXPERTS. Each Agent may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

     SECTION 12.5. LIABILITY OF AGENT. Neither any Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or not taken by it in connection herewith (i) with the consent or at the request of the Required Banks or (ii) in the absence of its own gross negligence or willful misconduct. Neither any Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with this Agreement, any other Loan Document or any Credit Event or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of the Borrower; (iii) the satisfaction of any condition specified in
Section 8, except receipt of items required to be delivered to such Agent; or
(iv) the validity, effectiveness, genuineness, enforceability or collectability hereof or of any other Loan Document or any other instrument or writing furnished in connection therewith; and no Agent makes any representation of any kind or character with respect to any such matter mentioned in this sentence. Each Agent may execute any of its duties under any of the Loan Documents by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Banks, the Borrower or any other Person for the default or misconduct of any such agents or attorneys-in-fact selected with reasonable care. No Agent shall incur any liability by acting in reliance upon any notice, consent, certificate, request or statement (whether written or oral) or other document believed by it to be genuine or to be signed or sent by the proper party or parties. Each Agent may treat the Banks that are named herein as the holders of the Notes and the indebtedness contemplated herein unless and until such Agent receives notice of the assignment of the Note and the indebtedness held by a Bank hereunder pursuant to an assignment contemplated by Section 14.12 hereof.

     SECTION 12.6. INDEMNIFICATION. Each Bank shall, ratably in accordance with its Percentage, indemnify each Agent (to the extent not reimbursed by the Borrower) against any cost, expenses (including reasonable counsels' fees and disbursements), claims, demands, actions, losses, obligations, damages, penalties, judgments, suits or liability (except such as result from such Agent's gross negligence or willful misconduct) that such Agent may suffer or incur in connection with this Agreement or any action taken or omitted by such Agent hereunder.

     SECTION 12.7. CREDIT DECISION. Each Bank acknowledges that it has, independently and without reliance upon any Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon any Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under this Agreement.

     SECTION 12.8. RESIGNATION OF AGENT AND SUCCESSOR AGENT. Each Agent may resign at any time by giving written notice thereof to the Banks and the Borrower. Upon any such resignation of any Agent, the Required Banks shall have the right to appoint, with the consent of the Borrower and each other Agent, a successor Agent to serve in the same capacity as such resigning Agent. If no successor Agent shall have been so appointed by the Required Banks, and shall have accepted such appointment, within thirty (30) days after the retiring Agent's giving of notice of resignation then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be a commercial bank organized under the laws of the United States of America or of any state thereof that has a combined capital and surplus of at least $200,000,000. Upon the acceptance of its appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Agent under the Loan Documents, and the retiring Agent shall be discharged from its duties and obligations thereunder. After any retiring Agent's resignation hereunder as Agent, the provisions of this Section 12 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent.

     SECTION 12.9. PAYMENTS. Unless the Administrative Agent shall have been notified by a Bank prior to the date on which such Bank is scheduled to make payment to the Administrative Agent of the proceeds of a Loan (which notice shall be effective upon receipt) that such Bank does not intend to make such payment, the Administrative Agent may assume that such Bank has made such payment when due and the Administrative Agent may in reliance upon such assumption (but shall not be required to) make available to the Borrower the proceeds of the Loan to be made by such Bank and, if any Bank has not in fact made such payment to the Administrative Agent, such Bank shall, on demand, pay to the Administrative Agent the amount made available to the Borrower attributable to such Bank together with interest thereon in respect of each day during the period commencing on the date such amount was made available to the Borrower and ending on (but excluding) the date such Bank pays such amount to the Administrative Agent at a rate per annum equal to the Federal Funds Rate. If such amount is not received from such Bank by the Administrative Agent immediately upon demand, the Borrower will, on demand, repay to the Administrative Agent the proceeds of the Loan attributable to such Bank with interest thereon at a rate per annum equal to the interest rate applicable to the relevant Loan, but without such payment being considered a payment or prepayment of a Loan, so that the Borrower will have no liability under Section
3.8 hereof with respect to such payment.

     SECTION 12.10. SYNDICATION AGENTS. Nothing in this Agreement shall impose any obligation on either of Bank of Montreal or PNC Bank in their capacity as Syndication Agents.

SECTION 13     THE GUARANTEES.

     SECTION 13.1. THE GUARANTEES. To induce the Banks to provide the credits described herein and in consideration of benefits expected to accrue to each Guarantor by reason of the Commitments and for other good and valuable consideration, receipt of which is hereby acknowledged, each Guarantor hereby unconditionally and irrevocably guarantees jointly and severally to the Agents and the Banks, and each other holder of the indebtedness guaranteed hereby, the due and punctual payment of all present and future indebtedness of the Borrower evidenced by or arising out of the Loan Documents, including, but not limited to, the due and punctual payment of principal of and interest on the Notes and on the Reimbursement Obligations and the due and punctual payment of all other obligations now or hereafter owed by the Borrower under the Loan Documents as and when the same shall become due and payable, whether at stated maturity, by acceleration or otherwise, according to the terms hereof and thereof. In case of failure by the Borrower punctually to pay any indebtedness or other obligations guaranteed hereby, each Guarantor hereby unconditionally agrees jointly and severally to make such payment or to cause such payment to be made punctually as and when the same shall become due and payable, whether at stated maturity, by acceleration or otherwise, and as if such payment were made by the Borrower.

     SECTION 13.2. GUARANTEE UNCONDITIONAL. The obligations of each Guarantor as a guarantor under this Section 13 shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

          (a) any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of the Borrower or of any other Guarantor under this Agreement or any other Loan Document or by operation of law or otherwise;

          (b) any modification or amendment of or supplement to this Agreement or any other Loan Document;

          (c) any change in the corporate existence, structure or ownership of, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting, the Borrower, any other Guarantor, or any of their respective assets, or any resulting release or discharge of any obligation of the Borrower or of any other Guarantor contained in any Loan Document;

          (d) the existence of any claim, set-off or other rights which the Guarantor may have at any time against any Agent, any Bank or any other Person, whether or not arising in connection herewith;

          (e) any failure to assert, or any assertion of, any claim or demand or any exercise of, or failure to exercise, any rights or remedies against the Borrower, any other Guarantor or any other Person or Property;

          (f) any application of any sums by whomsoever paid or howsoever realized to any obligation of the Borrower, regardless of what obligations of the Borrower remain unpaid;

          (g) any invalidity or unenforceability relating to or against the Borrower or any other Guarantor for any reason of this Agreement or of any other Loan Document or any provision of applicable law or regulation purporting to prohibit the payment by the Borrower or any other Guarantor of the principal of or interest on any Note or any other amount payable by it under the Loan Documents; or

          (h) any other act or omission to act or delay of any kind by the Administrative Agent, any Bank or any other Person or any other circumstance whatsoever that might, but for the provisions of this paragraph, constitute a legal or equitable discharge of the obligations of the Guarantor under this Section 13.

     SECTION 13.3. DISCHARDGE ONLY UPON PAYMENT IN FULL; REINSTATEMENT IN CERTAIN CIRCUMSTANCES. Each Guarantor's obligations under this Section 13 shall remain in full force and effect until the Commitments are terminated and the principal of and interest on the Notes and all other amounts payable by the Borrower under this Agreement and all other Loan Documents shall have been paid in full. If at any time any payment of the principal of or interest on any Note or any other amount payable by the Borrower under the Loan Documents is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Borrower or of a Guarantor, or otherwise, each Guarantor's obligations under this Section 13 with respect to such payment shall be reinstated at such time as though such payment had become due but had not been made at such time.

     SECTION 13.4. WAIVERS. (a) GENERAL. Each Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any Agent, any Bank or any other Person against the Borrower, another Guarantor or any other Person.

     (b) SUBROGATION AND CONTRIBUTION. Unless and until the Obligations have been fully paid and satisfied and the Commitments have terminated, each Guarantor hereby agrees not to exercise or otherwise assert any claim or other right it may now or hereafter acquire against the Borrower or any other Guarantor that arises from the existence, payment, performance or enforcement of such Guarantor's obligations under this Section 13 or any other Loan Document, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution, indemnification, or any right to participate in any claim or remedy of any Agent, any Bank or any other holder of the indebtedness guaranteed hereby against the Borrower or any other Guarantor whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from the Borrower or any other Guarantor directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other right.

     SECTION 13.5. LIMIT ON RECOVERY. Notwithstanding any other provision hereof, the right to recovery of the holders of the indebtedness guaranteed hereby against each Guarantor under this Section 13 shall not exceed $1.00 less than the amount which would render such Guarantor's obligations under this
Section 13 void or voidable under applicable law, including without limitation fraudulent conveyance law.

     SECTION 13.6. STAY OF ACCELERATION. If acceleration of the time for payment of any amount payable by the Borrower under this Agreement or any other Loan Document is stayed upon the insolvency, bankruptcy or reorganization of the Borrower, all such amounts otherwise subject to acceleration under the terms of this Agreement or the other Loan Documents shall nonetheless be payable jointly and severally by the Guarantors hereunder forthwith on demand by the Administrative Agent made at the request of the Required Banks.

SECTION 14.    MISCELLANEOUS.

     SECTION 14.1.  WITHHOLDING TAXES.  (a) PAYMENTS FREE OF WITHHOLDING.
Except as otherwise required by law and subject to Section 14.1(b) hereof, each payment by the Borrower under this Agreement or the other Loan Documents or in respect of the Letters of Credit shall be made without withholding for or on account of any present or future taxes (other than overall net income taxes on the recipient) imposed by or within the jurisdiction in which the Borrower is domiciled, any jurisdiction from which the Borrower makes any payment, or (in each case) any political subdivision or taxing authority thereof or therein. If any such withholding is so required, the Borrower shall make the withholding, pay the amount withheld to the appropriate governmental authority before penalties attach thereto or interest accrues thereon and forthwith pay such additional amount as may be necessary to ensure that the net amount actually received by each Bank and the Administrative Agent free and clear of such taxes (including such taxes on such additional amount) is equal to the amount which that Bank or the Administrative Agent (as the case may be) would have received had such withholding not been made. If the Administrative Agent or any Bank pays any amount in respect of any such taxes, penalties or interest the Borrower shall reimburse the Administrative Agent or that Bank for that payment on demand in the currency in which such payment was made. If the Borrower pays any such taxes, penalties or interest, it shall deliver official tax receipts evidencing that payment or certified copies thereof to the Bank or Administrative Agent on whose account such withholding was made (with a copy to the Administrative Agent if not the recipient of the original) on or before the thirtieth day after payment. If any Bank or the Administrative Agent determines it has received or been granted a credit against or relief or remission for, or repayment of, any taxes paid or payable by it because of any taxes, penalties or interest paid by the Borrower and evidenced by such a tax receipt, such Bank or Administrative Agent shall, to the extent it can do so without prejudice to the retention of the amount of such credit, relief, remission or repayment, pay to the Borrower such amount as such Bank or Administrative Agent determines is attributable to such deduction or withholding and which will leave such Bank or Administrative Agent (after such payment) in no better or worse position than it would have been in if the Borrower had not been required to make such deduction or withholding. Nothing in this Agreement shall interfere with the right of each Bank and the Administrative Agent to arrange its tax affairs in whatever manner it thinks fit nor oblige any Bank or the Administrative Agent to disclose any information relating to its tax affairs or any computations in connection with such taxes.

     (b) U.S. WITHHOLDING TAX EXEMPTIONS. Each Bank that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) shall submit to the Borrower and the Administrative Agent on or before the earlier of the date the initial Borrowing is made hereunder and thirty (30) days after the date hereof, two duly completed and signed copies of either Form 1001 (relating to such Bank and entitling it to a complete exemption from withholding under the Code on all amounts to be received by such Bank, including fees, pursuant to the Loan Documents and the Loans) or Form 4224 (relating to all amounts to be received by such Bank, including fees, pursuant to the Loan Documents and the Loans) of the United States Internal Revenue Service. Thereafter and from time to time, each Bank shall submit to the Borrower and the Administrative Agent such additional duly completed and signed copies of one or the other of such Forms (or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities) as may be (i) requested by the Borrower in a written notice, directly or through the Administrative Agent, to such Bank and (ii) required under then-current United States law or regulations to avoid or reduce United States withholding taxes on payments in respect of all amounts to be received by such Bank, including fees, pursuant to the Loan Documents or the Loans or the Letters of Credit.

     (c) INABILITY OF BANK TO SUBMIT FORMS. If any Bank determines, as a result of any change in applicable law, regulation or treaty, or in any official application or interpretation thereof, that it is unable to submit to the Borrower or Administrative Agent any form or certificate that such Bank is obligated to submit pursuant to subsection (b) of this Section 14.1, or that such Bank is required to withdraw or cancel any such form or certificate previously submitted or any such form or certificate otherwise becomes ineffective or inaccurate, such Bank shall promptly notify the Borrower and Administrative Agent of such fact and the Bank shall to that extent not be obligated to provide any such form or certificate and will be entitled to withdraw or cancel any affected form or certificate, as applicable.

     SECTION 14.2. NO WAIVER OF RIGHTS. No delay or failure on the part of the Administrative Agent or any Bank or on the part of the holder or holders of any
Note in the exercise of any power or right under any Loan Document shall operate as a waiver thereof or as an acquiescence in any default, nor shall any single or partial exercise thereof preclude any other or further exercise of any other power or right. The rights and remedies hereunder of the Administrative Agent, the Banks and the holder or holders of any Notes are cumulative to, and not exclusive of, any rights or remedies which any of them would otherwise have.

     SECTION 14.3. NON-BUSINESS DAY. If any payment of principal or interest on any Note or any fees shall fall due on a day which is not a Business Day, (i) interest at the rate such Note bears for the period prior to maturity shall continue to accrue on such principal from the stated due date thereof to and including the next succeeding Business Day and (ii) such principal, interest and fees shall be payable on such next succeeding Business Day

     SECTION 14.4. DOCUMENTARY TAXES. The Borrower agrees that it will pay any documentary, stamp or similar taxes payable in respect to any Loan Document, including interest and penalties, in the event any such taxes are assessed, irrespective of when such assessment is made and whether or not any credit is then in use or available hereunder.

     SECTION 14.5. SURVIVAL OF REPRESENTATIONS. All representations and warranties made herein or in certificates given pursuant hereto shall survive the execution and delivery of this Agreement and the other Loan Documents, and shall continue in full force and effect with respect to the date as of which they were made as long as any credit is in use or available hereunder.

     SECTION 14.6. SURVIVAL OF INDEMNITIES. All indemnities and all other provisions relative to reimbursement to the Banks of amounts sufficient to protect the yield of the Banks with respect to the Loans, including, but not limited to, Section 3.8, Section 11.3 and Section 14.15 hereof, shall survive the termination of this Agreement and the other Loan Documents and the payment of the Loans and all other Obligations hereunder.

     SECTION 14.7. SHARING OF SET-OFF. Each Bank agrees with each other Bank a party hereto that if such Bank shall receive and retain any payment, whether by set-off or application of deposit balances or otherwise ("SET-OFF"), on any of the Loans or Reimbursement Obligations in excess of its ratable share of payments on all such obligations then outstanding to the Banks, then such Bank shall purchase for cash at face value, but without recourse, ratably from each of the other Banks such amount of the Loans or Reimbursement Obligations, or participations therein, held by each such other Banks (or interest therein) as shall be necessary to cause such Bank to share such excess payment ratably with all the other Banks; PROVIDED, HOWEVER, that if any such purchase is made by any Bank, and if such excess payment or part thereof is thereafter recovered from such purchasing Bank, the related purchases from the other Banks shall be rescinded ratably and the purchase price restored as to the portion of such excess payment so recovered, but without interest. For purposes of this
Section 14.7, amounts owed to or recovered by, the Administrative Agent in connection with Reimbursement Obligations in which Banks have been required to fund their participation shall be treated as amounts owed to or recovered by the Administrative Agent as a Bank hereunder.

     SECTION 14.8. NOTICES. Except as otherwise specified herein, all notices under the Loan Documents shall be in writing (including cable, telecopy, or other electronic communication) and shall be given to a party hereunder at its address or telecopier number set forth below or such other address or telecopier number as such party may hereafter specify by notice to the Administrative Agent and the Borrower, given by courier, by United States certified or registered mail, or by other telecommunication device capable of creating a written record of such notice and its receipt. Notices under the Loan Documents to the Banks and the Administrative Agent shall be addressed to their respective addresses, telecopier, or telephone numbers set forth on the signature pages hereof, and to the Borrower and the Guarantors to:

                    Nash-Finch Company
                    7600 France Avenue South
                    Minneapolis, Minnesota  55440-0355
                    Attention:  Chief Financial Officer
                    Telecopy:  (612) 844-1060
                    Telephone:  (612) 844-1236

     Each such notice, request or other communication shall be effective (i) if given by telecopier, when such telecopy is transmitted to the telecopier number specified in this Section 14.8 or on the signature pages hereof and a confirmation of receipt of such telecopy has been received by the sender,
(ii) if given by courier, when delivered, (iii) if given by mail, three Business Days after such communication is deposited in the mail, registered with return receipt requested, addressed as aforesaid or (iv) if given by any other means, when delivered at the addresses specified in this Section 14.8 or on the signature pages hereof; PROVIDED THAT any notice given pursuant to Section 1 or 2 hereof shall be effective only upon receipt and notices described in clauses
(i), (ii) and (iv) above that are received after normal business hours will be deemed received at the opening of business on the next Business Day.

     SECTION 14.9. COUNTERPARTS. This Agreement may be executed in any number of counterpart signature pages, and by the different parties on different counterparts, each of which when executed shall be deemed an original but all such counterparts taken together shall constitute one and the same instrument.

     SECTION 14.10. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon the Borrower and its successors and assigns, and shall inure to the benefit of each of the Banks and the benefit of their respective successors and assigns, including any subsequent holder of any Note. The Borrower may not assign any of its rights or obligations under any Loan Document without the written consent of all of the Banks.

     SECTION 14.11. PARTICIPANTS. Each Bank shall have the right at its own cost to grant participations (to be evidenced by one or more agreements or certificates of participation) in the Loans made and Reimbursement Obligations and/or Commitments held by such Bank at any time and from time to time to one or more other Persons; PROVIDED THAT (i) no such participation shall relieve any Bank of any of its obligations under this Agreement and (ii) no such participant shall have any direct rights under this Agreement except as provided in this
Section 14.11, and no Agent shall have any obligation or responsibility to such participant. Any agreement pursuant to which such participation is granted shall provide that the granting Bank shall retain the sole right and responsibility to enforce the obligations of the Borrower and Guarantors under this Agreement and the other Loan Documents including, without limitation, the right to approve any amendment, modification or waiver of any provision of the Loan Documents, except that such agreement may provide that such Bank will not agree to any modification, amendment or waiver of the Loan Documents that would reduce the amount of or postpone any fixed date for payment of any Obligation in which such participant has an interest. Any party to which such a participation has been granted shall have the benefits of Section 3.8 and Section 11.3 hereof. The Borrower and each Guarantor authorizes each Bank to disclose to any participant or prospective participant under this Section 14.11 any financial or other information pertaining to the Borrower or any Guarantor.

     SECTION 14.12. ASSIGNMENT AGREEMENTS. Each Bank may, at its own expense, from time to time upon at least five Business Days' notice to the Agents, assign to other commercial lenders part of its rights and obligations under this Agreement (including without limitation the indebtedness evidenced by the Notes then owned by such assigning Bank, together with an equivalent proportion of its obligation to make loans and advances and participate in Letters of Credit hereunder) pursuant to written agreements executed by such assigning Bank, such assignee lender or lenders, the Borrower and the Administrative Agent, which agreements shall specify in each instance the portion of the indebtedness evidenced by the Notes which is to be assigned to each such assignee lender and the portion of the Commitment of the assigning Bank to be assumed by it (the "ASSIGNMENT AGREEMENTS"); provided, however, that (i) except with respect to the Swing Loans (which must be assigned in whole), each such assignment shall be of a constant, and not a varying, percentage of the assigning Bank's rights and obligations under this Agreement and the assignment shall cover the same percentage of such Bank's Commitment, Loans, Notes and interests in Letters of Credit; (ii) unless the Administrative Agent and the Borrower otherwise consent, the aggregate amount of the Commitment, Loans, Notes and interests in the Letters of Credit of the assigning Bank being assigned to such assignee lender pursuant to each such assignment (determined as of the effective date of the relevant Assignment Agreement) shall in no event be less than $10,000,000 and shall be an integral multiple of $5,000,000 (other than assignments between existing Banks which may be in the amount of $1,000,000 or in such greater amount which is an integral multiple of $1,000,000); (iii) each Bank shall maintain for its own account at least $10,000,000 of its Commitment or assign all of its Commitment; (iv) the Administrative Agent and (except for an assignment made during the continuance of any Event of Default) the Borrower must each consent, which consent shall not be unreasonably withheld, to each such assignment to (provided no such consent is required for any assignment to (i) any Bank party hereto, whether an original signatory of this Agreement or a party hereto by reason of an Assignment Agreement and (ii) any Affiliate of any such Bank), and (v) the assignee lender must pay to the Administrative Agent a processing and recordation fee of $3,000 and any out-of-pocket attorney's fees incurred by the Administrative Agent in connection with such Assignment Agreement. Upon the execution of each Assignment Agreement by the assigning Bank thereunder, the assignee lender thereunder, the Borrower and the Administrative Agent and payment to such assigning Bank by such assignee lender of the purchase price for the portion of the indebtedness of the Borrower being acquired by it, (i) such assignee lender shall thereupon become a "BANK" for all purposes of this Agreement with a Commitment (and, if relevant, shall be deemed to be Harris Bank for purposes of the Swing Loans) in the amount set forth in such Assignment Agreement and with all the rights, powers and obligations afforded a Bank hereunder, (ii) such assigning Bank shall have no further liability for funding the portion of its Commitment (and, if relevant, Swing Line Commitment) assumed by such other Bank and (iii) the address for notices to such assignee Bank shall be as specified in the Assignment Agreement executed by it. Concurrently with the execution and delivery of such Assignment Agreement, the Borrower shall execute and deliver new Notes to the assignee Bank in the amount of its Commitment (and, if relevant, Swing Line Commitment) and Bid Loans and new Notes to the assigning Bank in the amounts of its Commitment and Bid Loans after giving effect to the reduction occasioned by such assignment, such new Notes to constitute "NOTES" for all purposes of this Agreement.

     SECTION 14.13. AMENDMENTS. Any provision of the Loan Documents may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by (a) the Borrower, (b) the Required Banks, and (c) if the rights or duties of any Agent are affected thereby, such Agent; provided that:

          (i)  no amendment or waiver pursuant to this Section 14.13 shall
     (A) increase the Commitment (or, if relevant Swing Line Commitment) of any Bank without the consent of such Bank or (B) reduce the amount of or postpone any fixed date for payment of any principal of or interest on any Loan or Reimbursement Obligation or of any fee payable hereunder without the consent of each Bank or (C) extend the Termination Date without the consent of each Bank; and

          (ii) no amendment or waiver pursuant to this Section 14.13 shall, unless signed by each Bank, change any provision of Section 8, Section 10, this Section 14.13, or the definition of Required Banks, or affect the number of Banks required to take any action under the Loan Documents.

     SECTION 14.14. HEADINGS. Section headings used in this Agreement are for reference only and shall not affect the construction of this Agreement.

     SECTION 14.15. LEGAL FEES, OTHER COSTS AND INDEMNIFICATION. The Borrower agrees to pay all reasonable costs and expenses of the Agents in connection with the preparation, negotiation, associated due diligence review, administration, and syndication of the Loan Documents, including without limitation, the reasonable fees and disbursements of Chapman and Cutler, counsel to the Administrative Agent, and Messrs. Buchanan Ingersoll, Professional Corporation, counsel to PNC Bank, in connection with the preparation and execution of the Loan Documents, and any amendment, waiver or consent related hereto, whether or not the transactions contemplated herein are consummated. The Borrower further agrees to indemnify each Bank, each Agent, and their respective directors, officers and employees, against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all expenses of litigation or preparation therefor, whether or not the indemnified Person is a party thereto) which any of them may incur or reasonably pay arising out of or relating to any Loan Document or any of the transactions contemplated thereby (including without limitation the Acquisition) or the direct or indirect application or proposed application of the proceeds of any Loan or Letter of Credit, other than those which arise from the gross negligence or willful misconduct of the party claiming indemnification or otherwise expressly provided herein to be paid for by such Bank. The Borrower, upon demand by an Agent or a Bank at any time, shall reimburse such Agent or Bank for any legal or other expenses incurred in connection with investigating or defending against any of the foregoing, except if the same is directly due to the gross negligence or willful misconduct of the party to be indemnified.

     SECTION 14.16. SET-OFF. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence of any Event of Default, each Bank and each subsequent holder of any
Note is hereby authorized by the Borrower and each Guarantor at any time or from time to time, without notice to the Borrower, to the Guarantors or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts, and in whatever currency denominated) and any other indebtedness at any time held or owing by that Bank or that subsequent holder to or for the credit or the account of the Borrower or any Guarantor, whether or not matured, against and on account of the obligations and liabilities of the Borrower or any Guarantor to that Bank or that subsequent holder under the Loan

Documents, including, but not limited to, all claims of any nature or description arising out of or connected with the Loan Documents, irrespective of whether or not (a) that Bank or that subsequent holder shall have made any demand hereunder or (b) the principal of or the interest on the Loans or Notes and other amounts due hereunder shall have become due and payable pursuant to
Section 10 and although said obligations and liabilities, or any of them, may be contingent or unmatured.

     SECTION 14.17. ENTIRE AGREEMENT. The Loan Documents constitute the entire understanding of the parties thereto with respect to the subject matter thereof and any prior or contemporaneous agreements, whether written or oral, with respect thereto are superseded thereby, except for the letter agreement dated as of October 4, 1996 referred to in Sections 4.3 and 4.4 hereof.

     SECTION 14.18. GOVERNING LAW. This Agreement and the other Loan Documents, and the rights and duties of the parties hereto, shall be construed and determined in accordance with the internal laws of the State of Illinois.

     SECTION 14.19. SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL. The Borrower hereby submits to the nonexclusive jurisdiction of the United States District Court for the Northern District of Illinois and of any Illinois State court sitting in the City of Chicago for purposes of all legal proceedings arising out of or relating to this Agreement, the other Loan Documents or the transactions contemplated hereby or thereby. The Borrower irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. THE BORROWER, THE AGENTS, AND EACH BANK HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY.

                           [SIGNATURE PAGES TO FOLLOW]

     Upon your acceptance hereof in the manner hereinafter set forth, this Agreement shall be a contract between us for the purposes hereinabove set forth.

     Dated as of this 8th day of October, 1996.

                                        NASH-FINCH COMPANY

                                        By
                                          --------------------------------
                                          Name:
                                               ---------------------------
                                          Title:
                                                --------------------------

     Accepted and Agreed to as of the day and year last above written.

111 West Monroe Street                  HARRIS TRUST AND SAVINGS BANK,
Chicago, Illinois  60690                 in its individual capacity as a Bank
Attention:  Agribusiness Group           and as Administrative Agent
Telecopy:  (312) 765-8095
Telephone:  (312) 461-3796

Commitment:  $30,000,000                By
                                          --------------------------------
                                          Name:
                                               ---------------------------
                                          Title: Vice President

Swing Line Commitment: $25,000,000

Lending Offices:

  Base Rate Loans:                      111 West Monroe Street
                                        Chicago, Illinois  60603

  Eurodollar Loans:                     111 West Monroe Street
                                        Chicago, Illinois  60603

  Bid Loans:                            111 West Monroe Street
                                        Chicago, Illinois  60603

115 South LaSalle Street                BANK OF MONTREAL,
Chicago, Illinois  60603                 in its individual capacity as a Bank
Telecopy:  312-750-4314                  and as Syndication Agent
Telephone:  312-750-4369

Commitment:  $220,000,000               By
                                          --------------------------------
                                          Name:
                                               ---------------------------
                                          Title:
                                                --------------------------


Lending Offices:

  Base Rate Loans:                      115 South LaSalle Street
                                        Chicago, Illinois  60603

  Eurodollar Loans:                     115 South LaSalle Street
                                        Chicago, Illinois  60603

  Bid Loans:                            115 South LaSalle Street
                                        Chicago, Illinois  60603

500 West Madison Street                 PNC BANK, NATIONAL ASSOCIATION,
Suite 3140                              in its individual capacity as a Bank
Chicago, Illinois  60661                and as Syndication Agent
Attention:  Gregory T. Gaschler
Telecopy:  312-906-3420
Telephone:  312-906-3472

Commitment:  $250,000,000               By
                                          --------------------------------
                                          Name:
                                               ---------------------------
                                          Title:
                                                --------------------------

Lending Offices:

  Base Rate Loans:                      Fifth Avenue and Wood Street
                                        Pittsburgh, Pennsylvania  15222
                                        Attention:  Loan Operations

  Eurodollar Loans:                     Fifth Avenue and Wood Street
                                        Pittsburgh, Pennsylvania  15222
                                        Attention:  Loan Operations

  Bid Loans:                            Fifth Avenue and Wood Street
                                        Pittsburgh, Pennsylvania  15222
                                        Attention:  Loan Operations

                                   EXHIBIT A-1

                               COMMITTED LOAN NOTE

$______________                                              _____________, 1996

     FOR VALUE RECEIVED, the undersigned, Nash-Finch Company, a Delaware corporation (the "BORROWER"), promises to pay to the order of ________________ (the "BANK") on the Termination Date of the hereinafter defined Credit Agreement, at the principal office of Harris Trust and Savings Bank in Chicago, Illinois, in immediately available funds, the principal sum of _________ Dollars ($________) or, if less, the aggregate unpaid principal amount of all Committed Loans made by the Bank to the Borrower under its Commitment pursuant to the Credit Agreement and with each Committed Loan to mature and become payable on the last day of the Interest Period applicable thereto, but in no event later than the Termination Date, together with interest on the principal amount of each Committed Loan from time to time outstanding hereunder at the rates, and payable in the manner and on the dates, specified in the Credit Agreement.

     The Bank shall record on its books and records or on the schedule attached to this Note, which is a part hereof, each Committed Loan made by it pursuant to its Commitment, together with all payments of principal and interest and the principal balances from time to time outstanding hereon, whether the Committed Loan is a Base Rate Loan or an Eurodollar Loan and the interest rate and Interest Period applicable thereto, provided that prior to the transfer of this Note all such amounts shall be recorded on the schedule attached to this Note. The record thereof, whether shown on such books and records or on the schedule to this Note, shall be PRIMA FACIE evidence of the same, provided, however, that the failure of the Bank to record any of the foregoing or any error in any such record shall not limit or otherwise affect the obligation of the Borrower to repay all Committed Loans made to it pursuant to the Credit Agreement together with accrued interest thereon.

     This Committed Loan Note is one of the Notes referred to in the Credit Agreement dated as of October 8, 1996, among the Borrower, Harris Trust and Savings Bank, as Administrative Agent, and the Banks signatory thereto (the "CREDIT AGREEMENT"), and this Note and the holder hereof are entitled to all the benefits provided for thereby or referred to therein, to which Credit Agreement reference is hereby made for a statement thereof. All defined terms used in this Note, except terms otherwise defined herein, shall have the same meaning as in the Credit Agreement. This Note shall be governed by and construed in accordance with the internal laws of the State of Illinois without regard to choice of law doctrine.

     Prepayments may be made hereon and this Note may be declared due prior to the expressed maturity hereof, all in the events, on the terms and in the manner as provided for in the Credit Agreement.

     The Borrower hereby waives demand, presentment, protest or notice of any kind hereunder.

                                        NASH-FINCH COMPANY


                                        By
                                          --------------------------------
                                          Name:
                                               ---------------------------
                                          Title:
                                                --------------------------


                                      A1-2

                                   EXHIBIT A-2

                                 SWING LINE NOTE

$25,000,000.00                                               __________, 199____

     On the Termination Date, for value received, the undersigned, Nash-Finch Company, a Delaware corporation (the "BORROWER"), promises to pay to the order of Harris Trust and Savings Bank (the "BANK"), at the principal office of Harris Trust and Savings Bank in Chicago, Illinois, the principal sum of (i) Twenty-Five Million and 00/100 Dollars ($25,000,000.00), or (ii) such lesser amount as may at the time of the maturity hereof, whether by acceleration or otherwise, be the aggregate unpaid principal amount of all Swing Loans owing from the Borrower to the Bank under the Swing Line Commitment provided for in the Credit Agreement hereinafter mentioned.

     This Note evidences Swing Loans made and to be made to the Borrower by the Bank under the Swing Line Commitment provided for under that certain Credit Agreement dated as of October 8, 1996 by and between the Borrower, Harris Trust and Savings Bank individually and as Administrative Agent and certain lenders which are or may from time to time become parties thereto (the "CREDIT AGREEMENT"), and the Borrower hereby promises to pay interest at the office specified above on each Swing Loan evidenced hereby at the rates and times specified therefor in the Credit Agreement.

     Each Swing Loan made under the Swing Line Commitment provided for in the Credit Agreement by the Bank to the Borrower against this Note, any repayment of principal hereon and the interest rates applicable thereto shall be endorsed by the holder hereof on the reverse side of this Note or recorded on the books and records of the holder hereof (provided that such entries shall be endorsed on the reverse side hereof prior to any negotiation hereof) and the Borrower agrees that in any action or proceeding instituted to collect or enforce collection of this Note, the entries so endorsed on the reverse side hereof or recorded on the books and records of the Bank shall be PRIMA FACIE evidence of the unpaid balance of this Note and the interest rates applicable thereto.

     This Note is issued by the Borrower under the terms and provisions of the Credit Agreement, and this Note and the holder hereof are entitled to all of the benefits and security provided for thereby or referred to therein, to which reference is hereby made for a statement thereof. This Note may be declared to be, or be and become, due prior to its expressed maturity as specified in the Credit Agreement, and certain prepayments are required to be made hereon, all in the events, on the terms and with the effects provided in the Credit Agreement. All capitalized terms used herein without definition shall have the same meaning herein as such terms have in the Credit Agreement.

     This Note shall be construed in accordance with, and governed by, the internal laws of the State of Illinois without regard to principles of conflict of law.

     The Borrower hereby promises to pay all reasonable costs and expenses (including attorneys' fees) suffered or incurred by the holder hereof in collecting this Note or enforcing any rights in any collateral therefor. The Borrower hereby waives demand, presentment, protest or notice of any kind hereunder.

                                        NASH-FINCH COMPANY


                                        By
                                          --------------------------------
                                          Name:
                                               ---------------------------
                                          Title:
                                                --------------------------


                                      A2-2

                                    EXHIBIT B

                                    BID NOTE

                                                                   _______, 1996

     FOR VALUE RECEIVED, the undersigned, Nash-Finch Company, a Delaware corporation (the "BORROWER"), promises to pay to the order of ________________ (the "BANK") on the Termination Date of the hereinafter defined Credit Agreement, at the principal office of Harris Trust and Savings Bank in Chicago, Illinois, in immediately available funds, the aggregate unpaid principal amount of all Bid Loans made by the Bank to the Borrower pursuant to the Credit Agreement and with each Bid Loan to mature and become payable on the last day of the Interest Period applicable thereto, but in no event later than the Termination Date, together with interest on the principal amount of each Bid Loan from time to time outstanding hereunder at the rates, and payable in the manner and on the dates, specified in the Credit Agreement.

     The Bank shall record on its books and records or on the schedule attached to this Note, which is a part hereof, each Bid Loan made by it pursuant to the Credit Agreement, together with all payments of principal and interest and the principal balances thereof from time to time outstanding hereon and the interest rate and Interest Period applicable thereto, provided that prior to the transfer of this Note all such amounts shall be recorded on the schedule attached to this Note. The record thereof, whether shown on such books and records or on the schedule to this Note, shall be PRIMA FACIE evidence of the same, provided, however, that the failure of the Bank to record any of the foregoing or any error in any such record shall not limit or otherwise affect the obligation of the Borrower to repay all Bid Loans made to it pursuant to the Credit Agreement together with accrued interest thereon.

     This Bid Note is one of the Notes referred to in the Credit Agreement dated as of October 8, 1996, among the Borrower, Harris Trust and Savings Bank as Administrative Agent and the Banks signatory thereto (the "CREDIT AGREEMENT"), and this Note and the holder hereof are entitled to all the benefits provided for thereby or referred to therein, to which Credit Agreement reference is hereby made for a statement thereof. All defined terms used in this Note, except terms otherwise defined herein, shall have the same meaning as in the Credit Agreement. This Note shall be governed by and construed in accordance with the internal laws of the State of Illinois without regard to choice of law doctrine.

     At any time and from time to time, the Bank may assign or otherwise transfer (in whole or in part) to any Person this Note or any Loan hereunder.

     This Note may be declared due prior to the expressed maturity hereof on the terms and in the manner provided for in the Credit Agreement.

     The Borrower hereby waives demand, presentment, protest or notice of any kind hereunder.

                                        NASH-FINCH COMPANY

                                        By
                                          --------------------------------
                                          Name:
                                               ---------------------------
                                          Title:
                                                --------------------------

                                    EXHIBIT C

                          BID LOAN REQUEST CONFIRMATION



                                                                          [Date]

Harris Trust and Savings Bank, as Administrative Agent
111 West Monroe Street
Chicago, Illinois 60690

Attention:
           -----------------

Dear                 :
     ----------------

The undersigned, Nash-Finch Company (the "BORROWER") refers to the Credit Agreement dated as of October 8, 1996 (the "CREDIT AGREEMENT"), among the Borrower, the Banks from time to time party thereto, and Harris Trust and Savings Bank, as Administrative Agent for the Banks. Capitalized terms used and not defined herein have the meanings assigned to them in the Credit Agreement. The Borrower hereby confirms that it has, on the date hereof, given you notice pursuant to Section 2.2 of the Credit Agreement that it requests a Bid Loan Borrowing under the Credit Agreement, and in that connection sets forth below the terms on which such Bid Loan Borrowing is requested to be made:


     (A) Type of Bid Loan
         Borrowing(1)
                                                       ----------------

     (B) Date of Bid Loan
         Borrowing(2)
                                                       ----------------

     (C) Aggregate Principal       STATED RATE         EURODOLLAR
         Amount of Bid
         Loan Borrowing(3)

                                   ---------------     ----------------

-----------------------------
(1) Stated Rate or Eurocurrency.

(2) The Bid Loan Request Confirmation must be received on a Business Day by the Agent not later than 11:30 A.M. (Chicago time) one (1) Business Day before the proposed Borrowing Date in the case of Stated Rate Bid Loans and five
     (5) Business Days before the proposed Borrowing Date in the case of Eurodollar Bid Loans.

(3)  Not less than $5,000,000 and in integral multiples of $1,000,000.

     (D) Maturities(4)
                                   ---------------     ----------------
                                   ---------------     ----------------
                                   ---------------     ----------------

     (E) If, applicable            ---------------     ----------------
         maximum amount            ---------------     ----------------
         requested for each        ---------------     ----------------
         maturity




     Upon acceptance of any or all of the Bids offered by Banks in response to this request, the Borrower shall be deemed to affirm as of such date the representations and warranties made in the Credit Agreement.

                                        NASH-FINCH COMPANY


                                        By
                                          ---------------------------------
                                          Its
                                              -----------------------------


----------------------------
(4) List up to 3 maturities of 1 to 180 days in the case of Stated Rate Bid Loans and 1, 2, 3, 4, 5 or 6 months in the case of Eurodollar Bid Loans, but never beyond the Termination Date.

                                    EXHIBIT D

                                INVITATION TO BID
                                                                          [Date]

[Name of Bank]
[Address of Bank]

Attention:

Reference is made to the Credit Agreement dated as of October 8, 1996 (the "CREDIT AGREEMENT") among Nash-Finch Company (the "BORROWER"), the Banks from time to time party thereto, and Harris Trust and Savings Bank, as Administrative Agent for the Banks. Capitalized terms used and not defined herein have the meanings assigned to them in the Credit Agreement. The
Borrower made a Bid Loan Request on __________, ________ pursuant to
Section 2.2 of the Credit Agreement, and in that connection you are invited to submit a Bid by [DATE](1). Your Bid must comply with Section 2.2 of the Credit Agreement and the terms set forth below on which the Bid Loan Request was made.

     (A) Type (Stated Rate or Eurodollar)
                                                       ----------------

     (B) Date of Proposed Bid Loan Borrowing
                                                       ----------------

                                   STATED RATE         EURODOLLAR

     (C) Aggregate Principal Amount
         of Bid Loan
                                   ---------------     ----------------

     (D) Maturities and maximum
         amount, if different from
         (C), for any maturity
                                   ---------------     ----------------

                                        Very truly yours,

                                        HARRIS TRUST AND SAVINGS BANK, as
                                          Administrative Agent

                                        By
                                          ---------------------------------
                                          Its
                                              -----------------------------


------------------------------
(1) The Bid must be received by the Agent not later than 9:00 a.m. Chicago time, on the proposed Borrowing Date for Stated Rate Bid Loans and 11:00 a.m. four Business Days prior to the proposed Borrowing Date for Eurodollar Bid Loans.

                                    EXHIBIT E

                               CONFIRMATION OF BID
                                                                          [Date]

Harris Trust and Savings Bank, as Administrative Agent
111 West Monroe Street
Chicago, Illinois 60690

Attention:
          ------------------------

     The undersigned [Name of Bank], refers to the Credit Agreement dated as of October 8, 1996 (the "CREDIT AGREEMENT") among Nash-Finch Company (the "BORROWER"), the Banks from time to time party thereto, and Harris Trust and Savings Bank, as Administrative Agent for the Banks. Capitalized terms used and not defined herein have the meanings assigned to them in the Credit Agreement. The undersigned hereby confirms that on the date hereof it has made a Bid pursuant to Section 2.2 of the Credit Agreement, in response to the Bid Loan Request made by the Borrower on __________, _______, and in that connection sets forth below the terms on which such Bid is made:

     Type (Stated Rate or Eurocurrency):
                                                  ----------------

     Date of proposed Bid Loan Borrowing:                         (1)
                                                  ----------------

                                                  Interest Rate or spread above
     Principal Amount(1)      Maturity(2)         or below Adjusted LIBOR(3)


                                   Very truly yours,

                                   [Name of Bank]

                                   By
                                     ---------------------------------
                                     Its
                                        -----------------------------


---------------------------
(1)  As specified in the related Invitation to Bid.

(1) Principal amount of bid for each maturity may not exceed the principal amount requested by the Borrower or the maximum amount requested for that maturity, if less. Bids must be made in an amount of $5,000,000 and in integral multiples of $1,000,000.

(2) List each maturity of 1 to 180 days in the case of Stated Rate Bid Loans and 1, 2, 3, 4, 5 or 6 months in the case of Eurodollar Bid Loans.

(3) Specify rate of interest per annum computed on the basis of a year of 360 days and actual days elapsed for Stated Rate Bid Loans and percentage to be added to or subtracted from Adjusted LIBOR for Eurodollar Bid Rate Loans.

                                    EXHIBIT F

                           NOTICE OF ACCEPTANCE OF BID

                                                                          [Date]

[Name of Bank]
[Address of Bank]

Attention:
          ----------------

     Reference is made to the Credit Agreement dated as of October 8, 1996 (the "CREDIT AGREEMENT") among Nash-Finch Company (the "BORROWER"), the Banks from time to time party thereto, and Harris Trust and Savings Bank, as Administrative Agent for the Banks. Capitalized terms used and not defined herein have the meanings assigned to them in the Credit Agreement. The
Borrower made a Bid Loan Request on __________, ______ pursuant to Section 2.2 of the Credit Agreement, and in that connection you have submitted a Bid. Your Bid has been accepted as set forth below.

     (A) Type of Bid Loan
                                                       ----------------

     (B) Date of Bid Loan Borrowing
                                                       ----------------

                                                            Interest Rate or
          (C) Aggregate                                     Spread above or
          principal amount         Principal                below Adjusted
          of each Bid maturity     Amount       Maturity    LIBOR
          and interest rate        ---------    --------    -----

                                   -----------  ----------  ----------

                                   -----------  ----------  ----------

                                   -----------  ----------  ----------

                                   -----------  ----------  ----------

                                        Very truly yours,

                                        HARRIS TRUST AND SAVINGS BANK,
                                          as Administrative Agent


                                   By
                                     ---------------------------------
                                     Its
                                        -----------------------------

                                    EXHIBIT G

                            NOTICE OF PAYMENT REQUEST


                                     [Date]




[Name of Bank]
[Address]

Attention:

     Reference is made to the Credit Agreement, dated as of October 8, 1996, among Nash-Finch Company, the Banks named therein, and Harris Trust and Savings Bank, as Administrative Agent (the "CREDIT AGREEMENT"). Capitalized terms used herein and not defined herein have the meanings assigned to them in the Credit Agreement. [The Borrower has failed to pay its Reimbursement Obligation in the amount of $__________. Your Bank's Percentage of the unpaid Reimbursement Obligation is $____________] or [Harris Trust and Savings Bank has been required to return a payment by the Borrower of a Reimbursement Obligation in the amount of $____________. Your Bank's Percentage of the returned Reimbursement Obligations is $____________.]

                                        Very truly yours,

                                        HARRIS TRUST AND SAVINGS BANK


                                        By
                                          ---------------------------------
                                          Its
                                             -----------------------------

                                    EXHIBIT H


                             COMPLIANCE CERTIFICATE


To:  The Banks parties to the
     Credit Agreement Described Below

     This Compliance Certificate is furnished pursuant to that certain Credit Agreement dated as of October 8, 1996, among Nash-Finch Company (the "BORROWER"), the banks party thereto and Harris Trust and Savings Bank as Administrative Agent for the Banks (the "AGREEMENT"). Unless otherwise defined herein, the terms used in this Compliance Certificate have the meanings ascribed thereto in the Agreement.

     THE UNDERSIGNED HEREBY CERTIFIES THAT:

     1.   I am the duly elected _______________________________ of the
Borrower;

     2. I have reviewed the terms of the Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of the Borrower and its Subsidiaries during the accounting period covered by the attached financial statements;

     3. The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes a Default or an Event of Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate, except as set forth below; and

     4. Schedule I attached hereto sets forth financial data and computations evidencing the Borrower's compliance with certain covenants of the Agreement, all of which data and computations are true, complete and correct.

     Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the Borrower has taken, is taking, or proposes to take with respect to each such condition or event:


     ------------------------------------------------------------------------
     ------------------------------------------------------------------------
     ------------------------------------------------------------------------
     ------------------------------------------------------------------------
     ------------------------------------------------------------------------

     The foregoing certifications, together with the computations set forth in
Schedule I hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this ______ day of ______________, 19___.


                                        ---------------------------------
                                        Name:
                                             ----------------------------
                                        Title:
                                              ---------------------------

                      SCHEDULE I TO COMPLIANCE CERTIFICATE
                               NASH-FINCH COMPANY

                  Compliance Calculations for Credit Agreement
                           Dated as of October 9, 1996

                    Calculations as of ________________, 19__




A. CURRENT RATIO (SECTION 9.7 OF THE AGREEMENT)

         1. Current Assets                                     $_______________
                                                                      A1

         2. Current Liabilities (excluding Loans)              $_______________
                                                                      A2

         3. Ratio of Line A1 to Line A2                         _____ : 1.0
                                                                      A3

         4. Line A3 Ratio must be greater than:                 1.25:1.0


         5. Is Company in Compliance? (Circle Yes or No)        Yes / No


B.              TANGIBLE NET WORTH (SECTION 9.8 OF THE AGREEMENT)




         1. Total Shareholder's Equity         $__________      $_______________
                                                                       B1



         2. Sum of:

           (i) Intangibles                     $_________

           (ii) Write-up of Assets             $_________       $_______________
                                                                       B2


         3. Line B1 minus Line B2
            (Tangible Net Worth)                                $_______________
                                                                       B3

         4. Line B3 must be greater than or equal to
            (the Minimum Required Amount):                      $_______________

         5. Is Company in Compliance? (Circle Yes or No)        Yes / No


C.              LEVERAGE RATIO (SECTION 9.19 OF THE AGREEMENT)


         1. Total Funded Debt                                   $_______________
                                                                       C1

         2. Consolidated Net Income for the specified fiscal    $_______________
            quarter or quarters of the Company most recently           C2
            completed (as adjusted per definition of Leverage Ratio)

         3. Interest Expense for the same period                $_______________
                                                                       C3

         4. Federal, state and local income taxes for the       $_______________
            same period                                                C4

         5. Deprecation of fixed assets for the same period     $_______________
                                                                       C5

         6. Amortization for the same period                    $_______________
                                                                       C6

         7. Add Lines C2-C6 (EBITDA)                            $_______________
                                                                       C7

         8. Ratio of Line C1 to C7                              _____ : 1.0

         9. Line C8 Ratio must be less than or equal to:        _____ : 1.0

         10. Is Company in Compliance? (Circle Yes or No)       Yes / No


D.              INTEREST COVERAGE RATIO (SECTION 9.10 OF THE AGREEMENT)


         1. Interest Expense for the specified fiscal quarter   $_______________
            or quarters of the Company most recently completed         D1
            (as adjusted per definition of Interest
            Coverage Ratio)

         2. Consolidated Net Income for the same period         $_______________
                                                                       D2

         3. Interest Expense for the same period                $_______________
                                                                       D3

         4. Federal, state and local income taxes for           $_______________
            the same period                                            D4

         5. Add Lines D2-D4 (EBIT) (as adjusted per definition  $_______________
            of Interest Coverage Ratio)                                D5

         6. Ratio of Line D1 to Line D5                          _____ : 1.0

         7. Line D6 ratio must not be less than:                 _____ : 1.0

         8. Is Company in Compliance? (Circle Yes or No)         Yes / No


E.              LONG-TERM DEBT (SECTION 9.11 OF THE AGREEMENT)




         1. NF Term Refinancing Credit extended                 $_______________
                                                                       E1

         2. Amount of Commitments                               $_______________
                                                                       E2

         3. Weighted Average Life to Maturity of Long-Term      $_______________
            Debt issued during such period                             E3

         4. Line E3 life must not be less than:                  7 years
                                                                       E4

         5. Is line E3 greater than or equal to 7 years          Yes/No

         6. Is Company in Compliance? (Circle Yes or No)         Yes/No


F.              INDEBTEDNESS OF BORROWER (SECTION 9.12(a) OF THE AGREEMENT)




         1. Total Funded Debt of the Borrower                   $_______________
                                                                       F1

         2. Line F1 must be less than or equal to:              $   475,000,000
                                                                       F2

         3. Is Company in Compliance? (Circle Yes or No)         Yes/No


G.              INDEBTEDNESS OF SUBSIDIARIES (SECTION 9.12(b) OF THE AGREEMENT)


         1. Aggregate amount of Indebtedness of Subsidiaries    $_______________
                                                                       G1

         2. Total Assets as defined                             $_______________
                                                                       G2

         3. Ratio of Line G1 to Line G2                         $_______________
                                                                       G3

         4. Line G3 Ratio must be less than or equal to:        ________________
                                                                       G4

         5. Is Company in Compliance? (Circle Yes or No)        Yes / No

                                    EXHIBIT I

                         SUBSIDIARY GUARANTEE AGREEMENT

                                                          _______________, 19___


  HARRIS TRUST AND SAVINGS BANK, as Administrative Agent for the Banks party to the Credit Agreement dated as of October 8, 1996, among Nash-Finch Company, such Banks and such Administrative Agent (the "CREDIT AGREEMENT")

Dear Sirs:

     Reference is made to the Credit Agreement described above. Terms not defined herein which are defined in the Credit Agreement shall have for the purposes hereof the meaning provided therein.

     The undersigned, [NAME OF SUBSIDIARY GUARANTOR], a [JURISDICTION OF INCORPORATION] corporation, hereby elects to be a "GUARANTOR" for all purposes of the Credit Agreement, effective from the date hereof. The undersigned confirms that the representations and warranties set forth in Section 7 of the Credit Agreement are true and correct as to the undersigned as of the date hereof.

     Without limiting the generality of the foregoing, the undersigned hereby agrees to perform all the obligations of a Guarantor under, and to be bound in all respects by the terms of, the Credit Agreement, including, without limitations, Section 13 thereof, to the same extent and with the same force and effect as if the undersigned were a direct signatory thereto.

     This Agreement shall be construed in accordance with and governed by the internal laws of the State of Illinois.


                                                  Very truly yours,

                                                  [NAME OF SUBSIDIARY GUARANTOR]
                                                  By____________________________
                                                    Name:_______________________
                                                    Title:______________________

                                    EXHIBIT J

                             EMPLOYEE BENEFIT PLANS



     Neither the Borrower, Super Food nor any of their respective ERISA Affiliates maintains or contributes to any Welfare Plan (other than a multiemployer plan as defined in Section 3(37) of ERISA) which provides benefits to employees after termination of employment (other than as required under Section 601 of ERISA or any comparable applicable state law) which could result in a material obligation to pay money, except for such plans listed below.



THE BORROWER AND ITS ERISA AFFILIATES:


1.   Nash-Finch Company Welfare Benefit Plan.

2. Nash-Finch Company and its ERISA Affiliates from time to time on an ad hoc basis pay severance benefits.



SUPER FOOD AND ITS ERISA AFFILIATES:


1.   The Super Food Services, Inc. Employee Health Care Plan.


2.   The Super Foods/Lexington Division Employee Health Care Plan.

3. Super Food and its ERISA Affiliates from time to time on an ad hoc basis pay severance benefits.


4. The Super Food Services, Inc. Section 125 Cafeteria Plan for Non-Union Employees.

5. The Super Food Services, Inc. Short-Term Disability Plan -- Cincinnati Division Union Employees.

6. The Super Food Services, Inc. Health and Welfare Plan -- Cincinnati Division Union Employees.


7. The Super Food Services, Inc. Medical/Surgical/Disability Plan for Employees not Covered by Union Plan.

8.   Kentucky Food Stores, Inc. Group Disability Plan.


9.   Kentucky Food Stores, Inc. Health Care Plan.

10. The Super Food Services, Inc. Medical/Surgical/Disability Plan for Union Employees -- Bellefontaine Division.

11. The Super Food Services, Inc. Medical/Surgical/Disability Plan for Union Employees -- Orlando, Florida.


12. The Super Food Services, Inc. Medical/Surgical/Disability Plan for Union Employees -- Bridgeport, Michigan.

                                    EXHIBIT K

                           FORM OF OPINION OF COUNSEL



                                 October 8, 1996


Harris Trust and Savings Bank
(Individually and as Administrative Agent)
111 West Monroe Street
Chicago, Illinois  60603
and the other Banks now and from time to time hereafter party to the Credit Agreement
(as defined below)



     Re: Credit Agreement, dated as of October 8, 1996 (the "CREDIT AGREEMENT"), among Nash-Finch Company, a Delaware corporation (the "COMPANY"), the Banks (defined therein), Harris Trust and Savings Bank, as Administrative Agent, and Bank of Montreal and PNC Bank, National Association, as Syndication Agent

Gentlemen:


     This opinion is being delivered to you pursuant to Section 8.1(a) of the Credit Agreement. Capitalized terms used but not otherwise defined herein are used herein as defined in the Credit Agreement.

     We have acted as counsel for the Company and NF Acquisition Corporation, a Delaware corporation ("NF Acquisition") in connection with the negotiation, execution and delivery of the Credit Agreement by the Company and a Subsidiary Guaranty Agreement by NF Acquisition.

     In connection with this opinion, we have reviewed an original or a copy of each of the following items:


          (A)  the Credit Agreement;

          (B)  the Notes; and

          (C)  the Subsidiary Guaranty Agreement executed by NF Acquisition.


     We have also examined the originals, or copies certified, or otherwise identified, to our satisfaction, of such other corporate records of the Company and its Subsidiaries, and such other agreements, instruments and documents as we have deemed necessary as a basis

Harris Trust and Savings Bank
October 8, 1996
Page 2


for the opinions hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies.

     The opinions expressed herein are qualified in their entirely as follows:


     (a) No opinion is expressed with respect to laws other than those of the States of Minnesota, the corporate law of the State of Delaware and the laws of the United States of America. To the extent the Credit Agreement and Notes and Subsidiary Guaranty Agreement are governed by Illinois law, we have assumed that Illinois law is identical to Minnesota law in all relevant respects.


     (b) To the extent that the opinions given below relate to the enforceability of the Notes and the Credit Agreement or Subsidiary Guaranty Agreement, the opinions are subject to the effect of:


          (i) applicable bankruptcy, fraudulent transfer or conveyance, insolvency, reorganization, moratorium and other similar laws limiting the enforceability of creditors' rights generally, as from time to time in effect, and


          (ii) equitable limitations upon the enforcement, whether by an action for specific performance, injunctive relief or otherwise, of remedies or obligations enforceable in a court of equity and the discretion of courts in granting or withholding equitable relief with respect to such enforcement.


     (c) Certain rights and remedies of the Administrative Agent, the Syndication Agents and the other Banks provided for in the Notes and Credit Agreement and Subsidiary Guaranty Agreement may not be available or enforceable, and certain waivers of rights by the Company may not be effective, but, in our opinion, the unavailability or enforceability thereof will not make the rights and remedies provided for in the Notes and Credit Agreement and Subsidiary Guaranty Agreement, when taken as a whole, inadequate for the practical realization by the Administrative Agent, the Syndication Agents and the other Banks of the benefits sought to be realized thereby.


     (d) Provisions of the Notes and Credit Agreement and Subsidiary Guaranty Agreement which permit the Administrative Agent, the Syndication Agent or any other Bank to take action or make determinations may be subject to a requirement that such actions be taken or such determinations be made on a reasonable basis and in good faith.

Harris Trust and Savings Bank
October 8, 1996
Page 3



     (e) Insofar as the opinion expressed in paragraph 3 of Articles I and II below relates to material agreements known to us, our investigation and review has been limited to agreements identified and made available to us by the Company.


     (f) The term "to the best of our knowledge" as used in the opinion expressed in paragraph 5 of Article I below, means only the personal knowledge of the individual attorney preparing this opinion, based solely on discussions with the chief legal officer of the Company.

     As to all questions of fact (but not law), material to such opinions, we have relied upon certificates of the Company and its officers and of public officials and have examined the representations and warranties made by the Company contained in the Credit Agreement and have relied upon the relevant facts stated therein. Based on the foregoing, we are of the opinion that:

                                  I.THE COMPANY


     1. The Company is a corporation duly existing and in good standing under the laws of the State of Delaware, and is duly qualified in each jurisdiction in which the failure to so qualify would materially and adversely affect the Company.

     2. The Company has full power to execute, deliver and perform its obligations under the Credit Agreement and the Notes, to borrow money and to request the issuance of Letters of Credit.

     3. The execution and delivery of the Credit Agreement and the Notes, the borrowings and incurrence of obligations in respect of Letters of Credit issued thereunder, and the performance by the Company of its obligations under the Credit Agreement and Notes have been duly authorized by all necessary corporate action, have received all necessary governmental approval, and do not and will not contravene or conflict with any provision of law or of the charter or by-laws of the Company or, to our knowledge, of any material agreement binding upon the Company.


     4. The Credit Agreement and the Notes have been duly executed and delivered by the Company and are the legal, valid and binding obligations of the Company, enforceable in accordance with their respective terms.

     5. To the best of our knowledge, there are no actions, suits or proceedings pending threatened against or affecting the Borrower or any Subsidiary or the Properties of the Borrower or any Subsidiary before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which would read reasonably be expected to effect a material adverse change in the business, operations, Properties or financial or other condition of the Borrower and the Subsidiaries, taken as a whole.

Harris Trust and Savings Bank
October 8, 1996
Page 2


                      II.THE SUBSIDIARY GUARANTY AGREEMENT

     1. NF Acquisition is a corporation duly existing and in good standing under the laws of the State of Delaware, and is duly qualified in each jurisdiction in which the failure to so qualify would have a material adverse effect on NF Acquisition.


     2. NF Acquisition has full power to execute, deliver and perform its obligations under the Subsidiary Guaranty Agreement.

     3. The execution and delivery of the Subsidiary Guaranty Agreement and the performance by NF Acquisition of its obligations thereunder have been duly authorized by all necessary corporate action, have received all necessary governmental approval, and do not and will not contravene or conflict with any provision of law or of the charter or by-laws of NF Acquisition or, to our knowledge, of any material agreement binding upon NF Acquisition.

     4. The Subsidiary Guaranty Agreement has been duly executed and delivered by NF Acquisition and is the legal, valid and binding obligation of NF Acquisition, enforceable in accordance with its terms.


     We wish to note that Richard G. Lareau, a director of the Company, is a partner in our firm.

     This opinion is furnished to the Administrative Agent for it and on behalf of the other Banks for their sole benefit in connection with the above-referenced transaction. This opinion is not to be relied upon by any other Person or to be used, circulated, quoted or otherwise referenced for any other purpose, except that (i) Assignees may rely hereon and (ii) copies of this opinion may be shown by the Banks to their accountants, regulators and counsel as well as to participants.

                                    EXHIBIT L

                            EXISTING NF REVOLVER DEBT



     1. Credit Agreement, dated December 27, 1995, between the Company and First Bank National Association, Norwest Bank Minnesota, National Association, PNC Bank, National Association, Mitsubishi Bank, Limited Chicago Branch, and Wachovia Bank of Georgia, N.A.

                                   EXHIBIT M

                              EXISTING NF TERM DEBT

     Note Agreements dated March 22, 1991 between the Company and The Minnesota Mutual Life Insurance Company, and between the Company and The Minnesota Mutual Life Insurance Company - Separate Account F.

     Note Agreements dated as of February 15, 1993 between the Company and Principal Mutual Life Insurance Company, and between the Company and Aid Association for Lutherans.

     Note Agreement dated March 22, 1996 between the Company and The Variable Annuity Life Insurance Company, Independent Life and Accident Insurance Company, Northern Life Insurance Company and Northwestern National Life Insurance Company.

     Note Agreement dated August 1, 1986 between the Company and Nationwide Life Insurance Company.

     Note Agreements dated September 15, 1987 between the Company and IDS Life Insurance Company and between the Company and IDS Life Insurance Company of New York.

     Note Agreements dated September 29, 1989 between the Company and Nationwide Life Insurance Company, and between the Company and West Coast Life Insurance Company.

                                    EXHIBIT N

                            EXISTING SUPER FOOD DEBT

     1. $10,000,000 Revolving Credit Loan Agreement dated April 9, 1991 between Super Food and Society Bank, N.A.

     2. $25,000,000 Note Agreement dated as of November 1, 1989 between Super Food and Nationwide Life Insurance Company.

     3. $10,000,000 Loan Agreement dated September 17, 1987 between Super Food and PNC Bank, Ohio (then known as The Central Trust Company, N.A.) as amended by Amendment to Loan Agreement dated April 11, 1991.

     4. $10,000,000 Credit Agreement dated August 30, 1991 between Super Food and The First National Bank of Chicago.

                                  SCHEDULE 7.2

                       SUBSIDIARIES OF NASH-FINCH COMPANY


A. Direct Subsidiaries of Nash-Finch Company (the voting stock of which is owned, with respect to each subsidiary, 100 percent by Nash-Finch Company):

                Subsidiary Corporation               State of Incorporation
                ----------------------               ----------------------

                  Nash-DeCamp Company                      California

          Piggly Wiggly Northland Corporation               Minnesota

                 GTL Truck Lines, Inc.                      Nebraska

                  T.J. Morris Company                        Georgia

              NFC Acquisition Corporation                   Delaware


B. Direct Subsidiaries of Nash-Finch Company (the voting stock of which is owned, with respect to each subsidiary, 66.6 percent by Nash-Finch Company):

                Subsidiary Corporation               State of Incorporation
                ----------------------               ----------------------

        Gillette Dairy of the Black Hills, Inc.           South Dakota

                Nebraska Dairies, Inc.                      Nebraska



C. Subsidiaries of Nash-DeCamp Company (the voting stock of which is owned, with respect to each subsidiary other than Agricola Nadco Limitada, 100 percent by Nash-DeCamp Company):


                Subsidiary Corporation           State/Country of Incorporation
                ----------------------           ------------------------------

         Forrest Transportation Service, Inc.              California

               Agricola Nadco Limitada*                       Chile

      *Ninety-nine percent (99%) of Agricola Nadco Limitada is owned by Nash-DeCamp Company

                                    Exhibit J


Neither the Borrower, Super Food nor any of their respective ERISA Affiliates maintains or contributes to any Welfare Plan (other than a multiemployer plan as defined in Section 3(37) of ERISA) which provides benefits to employees after termination of employment (other than as required under Section 601 of ERISA or any comparable applicable state law) which could result in a material obligation to pay money, except for such plans listed below.

THE BORROWER AND ITS ERISA AFFILIATES:

1.   Nash-Finch Company Welfare Benefit Plan.


2. Nash-Finch Company and its ERISA Affiliates from time to time on an ad hoc basis pay severance benefits.

SUPER FOOD AND ITS ERISA AFFILIATES:

1.   The Super Food Services, Inc. Employee Health Care Plan.

2.   The Super Foods/Lexington Division Employee Health Care Plan.

3. Super Food and its ERISA Affiliates from time to time on an ad hoc basis pay severance benefits.

4. The Super Food Services, Inc. Section 125 Cafeteria Plan for Non-Union Employees.

5. The Super Food Services, Inc. Short-Term Disability Plan -- Cincinnati Division Union Employees.

6. The Super Food Services, Inc. Health and Welfare Plan -- Cincinnati Division Union Employees.

7. The Super Food Services, Inc. Medical/Surgical/Disability Plan for Employees not Covered by Union Plan.

8.   Kentucky Food Stores, Inc. Group Disability Plan.

9.   Kentucky Food Stores, Inc. Health Care Plan.

10. The Super Food Services, Inc. Medical/Surgical/Disability Plan for Union Employees -- Bellefontaine Division.

11. The Super Food Services, Inc. Medical/Surgical/Disability Plan for Union Employees -- Orlando, Florida.

12. The Super Food Services, Inc. Medical/Surgical/Disability Plan for Union Employees -- Bridgeport, Michigan.